AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

A Prudential Financial Company

One Corporate Drive, Shelton, Connecticut 06484

AMERICAN SKANDIA ADVISOR PLANSM III (“ASAP III”)

AMERICAN SKANDIA APEXSM II (“APEX II”)

AMERICAN SKANDIA XTRA CREDITSM SIX (“XT6”)

AMERICAN SKANDIA LIFEVEST® II (“ASL II”)

Flexible Premium Deferred Annuity

PROSPECTUS: MARCH 20, 2 0 0 6

This prospectus describes four different flexible premium deferred annuities (the “Annuities” or the “Annuity”) offered by American Skandia Life Assurance Corporation (“American Skandia”, “we”, “our”, or “us”). Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. This Prospectus describes the important features of the Annuities and what you should consider before purchasing one of the Annuities. The Prospectus also describes differences among the Annuities which include differences in the fees and charges you pay and variations in some product features such as the availability of certain bonus amounts and basic death benefit protection. These differences among the products are discussed more fully in the Prospectus and summarized in Appendix F entitled “Selecting the Variable Annuity That’s Right for You”. There may also be differences in the compensation paid to your Financial Professional for each Annuity. In addition, selling broker-dealer firms through which each Annuity is sold may decline to make available to their customers certain of the optional features offered generally under the Annuity. Alternatively, such firms may restrict the availability of the optional benefits that they do make available to their customers (e.g., by imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the Annuity. Please speak to your registered representative for further details. Each Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. For more information about variations applicable to your state, please refer to your Annuity contract or consult your Financial Professional. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

The Sub-accounts

Each Sub-account of American Skandia Life Assurance Corporation Variable Account B invests in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: American Skandia Trust, Gartmore Variable Investment Trust, Wells Fargo Variable Trust, A I M Advisors, Inc., Evergreen Variable Annuity Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund. See the section of the Prospectus entitled “Investment Options” for the complete list of Sub-accounts.

Please Read This Prospectus

Please read this Prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing one of the Annuities as a replacement for an existing variable annuity or variable life coverage or a fixed insurance policy, you should consider any surrender or penalty charges you may incur when replacing your existing coverage and that this Annuity may be subject to a contingent deferred sales charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity’s Account Value and whether the Annuity’s liquidity features will satisfy that need.

Available Information

We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 107. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at the prescribed rates from the SEC’s Public Reference Section, 100 F Street N.E., Washington, D.C., 20549. (See SEC file number 333-96577 for ASAP III, 333-71654 for APEX II, 333-71834 for XT6 and 333-71672 for ASL II). These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

For Further Information call:

è    1-800-752-6342

These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

American Skandia Advisor Plan IIISM, American Skandia APEX IISM, American Skandia XTra Credit SIXSM, American Skandia LifeVest II®, are service marks or registered trademarks of The Prudential Insurance Company of America.

Prospectus Dated: March 20, 2006 COREPROS306	Statement of Additional Information Dated: March 20, 2006 ASAP3SAI, APEX2SAI, XT6SAI, ASL2SAI

PLEASE SEE OUR PRIVACY POLICY AND IRA DISCLOSURE STATEMENT ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

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(ii)

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Introduction

Why Would I Choose to Purchase One of the Annuities?

The Annuities are frequently used for retirement planning because they allow you to accumulate retirement savings and also offer annuity payment options when you are ready to begin receiving income. Each Annuity also offers a choice of different optional benefits, for an additional charge, that can provide principal protection or guaranteed minimum income protection for Owners while they are alive and one or more Death Benefits that can protect your retirement savings if you die during a period of declining markets. Each Annuity may be used as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Roth IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k), profit sharing and money purchase plans) or Tax Sheltered Annuity (or 403(b)). Each Annuity may also be used as an investment vehicle for “non-qualified” investments. Each Annuity allows you to invest your money in a number of Sub-accounts as well as in one or more Fixed Allocations. This Prospectus describes four different Annuities including features that these Annuities have in common as well as differences. For a summary of each Annuity’s features, please refer to Appendix F entitled, “Selecting the Variable Annuity That’s Right for You.”

When an Annuity is purchased as a “non-qualified” investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as “tax-deferral”, can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 70 1/2.

When an Annuity is purchased as a “qualified” investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. In other words, you need not invest in an Annuity to gain the preferential tax treatment provided by your retirement plan. An Annuity, however, may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including Death Benefit protection for your beneficiaries and lifetime income options. You should consult with your Financial Professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

What Are Some of the Key Features of the Annuities?

•	Each Annuity is a “flexible premium deferred annuity.” It is called “flexible premium” because you have considerable flexibility in the timing and amount of Purchase Payments. Generally, investors “defer” receiving annuity payments until after an accumulation period.

•	Each Annuity offers both Sub-accounts and Fixed Allocations. If you allocate your Account Value to Sub-accounts, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed Allocations of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

•	Each Annuity features two distinct periods — the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options.

•	During the payout period, commonly called “annuitization,” you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis. Variable payment options are made available through a different contract and prospectus.

•	Each Annuity offers optional income benefits, for an additional charge, that can provide principal protection or guaranteed minimum income protection for Owners while they are alive.

•	Each Annuity offers a basic Death Benefit. It also offers optional Death Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.

•	You are allowed to withdraw a limited amount of money from each Annuity on an annual basis without any charges, although any optional guaranteed benefit you elect may be reduced. Other product features allow you to access your Account Value as necessary, although a charge may apply.

•	Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Introduction continued

With respect to XT6 only:

•	if you purchase this Annuity, we apply an additional amount (an XTra CreditSM) to your Account Value with each Purchase Payment you make, including your initial Purchase Payment and any additional Purchase Payments during the first six Annuity Years.

•	Please note that during the first 10 years, the total asset-based charges on the XT6 Annuity are higher than many of our other annuities. In addition, the CDSC on the XT6 Annuity is higher and is deducted for a longer period of time as compared to our other annuities. The XTra CreditSM amount is included in your Account Value. However, American Skandia may take back the original XTra CreditSM amount applied to your purchase payment if you “free-look” your Annuity or within twelve (12) months of having received an XTra Credit amount, you die or elect to withdraw your Account Value under the medically-related surrender provision. If you qualify for the 6.5% Xtra Credit in the first year (for annuities issued on or after February 13, 2006, subject to state availability), only 6% of that amount will be taken back if within 12 months of receiving the 6.5% credit you die or elect to withdraw your Account Value under the medically-related surrender provision. However, we will take back the entire 6.5% if you “free-look” your Annuity. In these situations, your Account Value could be substantially reduced. However, any investment gain on the XTra CreditSM amount will not be recovered. Additional conditions and restrictions apply. We do not deduct a CDSC in any situation where we recover the XTra CreditSM amount.

•	If replacing an annuity, please consider all charges associated with that annuity. Purchase Credits applicable to bonus products should not be viewed as an offset of any surrender charge that applies to any annuity contract you currently own.

With respect to APEX II only:

•	For annuities issued on or after June 20, 2005 (subject to state availability) this Annuity offers a Loyalty Credit which we add to your Account Value with respect to Purchase Payments that have been made during the first four Annuity Years less withdrawals through the fifth Annuity Anniversary, subject to our rules and State availability.

With respect to ASAP III only:

•	For annuities issued on or after February 13, 2006 (subject to state availability) this Annuity offers a Loyalty Credit which we add to your Account Value with respect to Purchase Payments that have been made during the first four Annuity Years less withdrawals through the fifth Annuity Anniversary, subject to our rules and State availability.

How Do I Purchase One of the Annuities?

We sell each Annuity through licensed, registered Financial Professionals. Unless we agree otherwise and subject to our rules, each Annuity has minimum initial Purchase Payments as follows: $1,000 for ASAP III, $10,000 for XT6 and APEX II, and $15,000 for ASL II. We may allow you to make a lower initial Purchase Payment provided you establish an electronic funds transfer under which Purchase Payments received in the first Annuity Year total at least the minimum initial Purchase Payment for the Annuity purchased. Unless we agree otherwise and subject to our rules, if the Annuity is owned by an individual or individuals, the oldest of those Owners must not be older than a maximum issue age as of the Issue Date of the Annuity as follows: age 80 for ASAP III, age 75 for XT6 and age 85 for APEX II. For ASL II, there is no maximum issue age, however the basic death benefit provides greater protection for Owners under age 85. If the Annuity is owned by an entity, the annuitant must not be older than the maximum issue age, as of the Issue Date of the Annuity. The availability and level of protection of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity, on the date the benefit is elected or the date of the Owner’s death.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Glossary of Terms

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

ACCOUNT VALUE

The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Contingent Deferred Sales Charge (“CDSC” or “surrender charge”) and/or, other than on a contract anniversary, any fee that is deducted from the contract annually in arrears. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment. With respect to XT6, the Account Value includes any Credits we applied to your Purchase Payments that we are entitled to recover under certain circumstances. With respect to ASAP III and APEX II, the Account Value includes any Loyalty Credit we apply.

ANNUITIZATION

The application of Account Value (or Protected Income Value for the Guaranteed Minimum Income Benefit, if applicable) to one of the available annuity options for the Annuitant to begin receiving periodic payments for life (or joint lives), for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

ANNUITY DATE

The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

ANNUITY YEAR

A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

CODE

The Internal Revenue Code of 1986, as amended from time to time.

FIXED ALLOCATION

An investment option that offers a fixed rate of interest for a specified Guarantee Period during the accumulation period.

GUARANTEE PERIOD

A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

INTERIM VALUE

The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

ISSUE DATE

The effective date of your Annuity.

MVA

A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day more than 30 days prior to the Maturity Date of such Fixed Allocation.

OWNER

With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity who has the rights and benefits designated as to the “Participant” in the certificate.

SURRENDER VALUE

The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable CDSC, Annual Maintenance Fee, Tax Charge and the charge for any optional benefits and any additional amounts we applied to your Purchase Payments that we may be entitled to recover under certain circumstances. The surrender value may be calculated using a MVA with respect to amounts in any Fixed Allocation. No CDSC applies to the ASL II Annuity.

UNIT

A measure used to calculate your Account Value in a Sub-account during the accumulation period.

VALUATION DAY

Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Summary of Contract Fees and Charges

Below is a summary of the fees and charges for the Annuities. Some fees and charges are assessed against each Annuity while others are assessed against assets allocated to the Sub-accounts. The fees and charges that are assessed against an Annuity include any applicable Contingent Deferred Sales Charge, Transfer Fee, Tax Charge and Annual Maintenance Fee. The charges that are assessed against the Sub-accounts are the Mortality and Expense risk charge, the charge for Administration of the Annuity, any applicable Distribution Charge and the charge for certain optional benefits you elect, other than the Guaranteed Minimum Income Benefit, which is assessed against the Protected Income Value. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds.

The following table provides a summary of the fees and charges you will pay if you surrender your Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

YOUR TRANSACTION FEES AND CHARGES
(ASSESSED AGAINST EACH ANNUITY)

FEE/CHARGE	ASAP III	APEX II	ASL II	XT6

Contingent Deferred Sales Charge*	Up to 7.5%**	Up to 8.5%**	There is no Deferred Sales Charge deducted upon surrender or partial withdrawal.	Up to 9.0%**

Transfer Fee	$10.00 (currently, $15.00 maximum)***	$10.00 (currently, $15.00 maximum)***	$10.00 (currently, $15.00 maximum)***	$10.00 (currently, $15.00 maximum)***

Tax Charge	Up to 3.5% of the value that is annuitized, depending on the requirements of the applicable jurisdiction.*†	Up to 3.5% of the value that is annuitized, depending on the requirements of the applicable jurisdiction.*†	Up to 3.5% of the value that is annuitized, depending on the requirements of the applicable jurisdiction.*†	Up to 3.5% of the value that is annuitized, depending on the requirements of the applicable jurisdiction.*†

* The tables on the following page contain the Contingent Deferred Sales Charges (as a percentage of each applicable Purchase Payment) upon surrender or withdrawal. For purposes of calculating this charge we consider the year following the Issue Date of your Annuity as Year 1.

** The charge is a percentage of each applicable Purchase Payment deducted upon surrender or withdrawal. The period during which a particular percentage applies is measured from the Issue Date of the Annuity.

*** Currently, we deduct the fee after the 20th transfer each Annuity Year. We guarantee that the number of charge free transfers per Annuity Year will never be less than 8.

*† This charge is deducted generally at the time you annuitize your contract.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III
Yr. 1	Yr. 2	Yr. 3	Yr. 4	Yr. 5	Yr. 6	Yr. 7	Yr. 8	Yr. 9+
7.5%	7.0%	6.5%	6.0%	5.0%	4.0%	3.0%	2.0%	0.0%

APEX II
Yr. 1	Yr. 2	Yr. 3	Yr. 4	Yr. 5+
8.5%	8.0%	7.0%	6.0%	0.0%

XT6
Yr. 1	Yr. 2	Yr. 3	Yr. 4	Yr. 5	Yr. 6	Yr. 7	Yr. 8	Yr. 9	Yr. 10	Yr. 11+
9.0%	9.0%	8.5%	8.0%	7.0%	6.0%	5.0%	4.0%	3.0%	2.0%	0.0%

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Summary of Contract Fees and Charges continued

The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

YOUR PERIODIC FEES AND CHARGES
(ASSESSED AGAINST EACH ANNUITY)

FEE/CHARGE	ASAP III	APEX II	ASL II	XT6

Annual Maintenance Fee*	Smaller of $35 or 2% of Account Value**	Smaller of $35 or 2% of Account Value**	Smaller of $35 or 2% of Account Value**	Smaller of $35 or 2% of Account Value

ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS[1]
(ASSESSED AS A PERCENTAGE OF THE DAILY NET ASSETS OF THE SUB-ACCOUNTS)
FEE/CHARGE

Mortality & Expense Risk Charge[2]	0.50%	1.50%	1.50%	0.50%
Administration Charge[2]	0.15%	0.15%	0.15%	0.15%
Distribution Charge[3]	0.60% in Annuity Years 1-8	N/A	N/A	1.00% in Annuity Years 1–10
Settlement Service Charge[4]	1.40% per year of the value of each Sub-account if the Owner’s beneficiary elects the Qualified Beneficiary Continuation Option[5] (“Qualified BCO”)	1.40% per year of the value of each Sub-account if the Owner’s beneficiary elects the Qualified Beneficiary Continuation Option[5] (“Qualified BCO”)	1.40% per year of the value of each Sub-account if the Owner’s beneficiary elects the Qualified Beneficiary Continuation Option[5] (“Qualified BCO”)	1.40% per year of the value of each Sub-account if the Owner’s beneficiary elects the Qualified Beneficiary Continuation Option[5] (“Qualified BCO”)
Total Annual Charges of the Sub-accounts	1.25% per year of the value of each Sub-account in Annuity Years 1-8; 0.65% in Annuity Years 9 and later (1.40% per year if you are a beneficiary electing the Qualified BCO)	1.65% per year of the value of each Sub-account (1.40% per year if you are a beneficiary electing the Qualified BCO)	1.65% per year of the value of each Sub-account (1.40% per year if you are a beneficiary electing the Qualified BCO)	1.65% per year of the value of each Sub-account in Annuity Years 1-10; 0.65% in Annuity Years 11 and later (1.40% per year if you are a beneficiary electing the Qualified BCO)

* Assessed annually on the Annuity’s anniversary date or upon surrender.

** Only applicable if Account Value is less than $100,000 (Assessed annually on the Annuity’s anniversary date or upon surrender).

1:  These charges are deducted daily and apply to the Sub-accounts only.

2:  The combination of the Mortality and Expense Risk Charge and Administration Charge is referred to as the “Insurance Charge” elsewhere in this Prospectus.

3:  The Distribution Charge is 0.00% in Annuity Years 9+ for ASAP III and in Annuity Years 11+ for XT6.

4:  The Mortality & Expense Risk Charge, the Administration Charge and the Distribution Charge (if applicable) do not apply if you are a beneficiary under the Qualified Beneficiary Continuation Option. The Settlement Service Charge applies only if your beneficiary elects the Qualified Beneficiary Continuation Option.

5:  When an Annuity is used as an IRA, 403(b) or other “qualified investment”, upon the Owner’s death a beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. If a beneficiary elects this option, the beneficiary will incur the Settlement Service Charge. Please refer to the section of this Prospectus that describes the Qualified Beneficiary Continuation Option for more detailed information about this option, including certain restrictions and limitations that may apply.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

The following table provides a summary of the fees and charges you will pay if you elect any of the following optional benefits. Not all optional benefits may be purchased in combination with one another. You may only elect one optional living benefit. The optional living benefits are the Guaranteed Return Option Plus program (and where not available, Guaranteed Return Option), the Guaranteed Minimum Withdrawal Benefit, the Guaranteed Minimum Income Benefit, the Lifetime FiveSM Income Benefit and the Spousal Lifetime FiveSM Income Benefit. For the optional Death Benefits, you may elect the Highest Anniversary Value Death Benefit or the Highest Daily Value Death Benefit together with the Enhanced Beneficiary Protection Death Benefit, or any of these three benefits individually, but the Combination 5% Roll-up and HAV Death Benefit may only be purchased individually. However, if you elect the Spousal Lifetime FiveSM Income Benefit, you are not permitted to also elect an optional Death Benefit. The fees and charges of each of the optional benefits are described in more detail within this Prospectus.

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT
	OPTIONAL BENEFIT FEE/ CHARGE	TOTAL ANNUAL CHARGE* for ASAP III	TOTAL ANNUAL CHARGE* for APEX II	TOTAL ANNUAL CHARGE* for ASL II	TOTAL ANNUAL CHARGE* for XT6

GUARANTEED RETURN OPTION PlusSM (GRO PlusSM )/GUARANTEED RETURN OPTION
We offer a program that guarantees a “return of premium” at a future date, while allowing you to allocate all or a portion of your Account Value to certain Sub-accounts.	0.25% of average daily net assets of the Sub-accounts	1.50% in Annuity Years 1–8; 0.90% in Annuity Years 9 and later; 1.65% for Qualified BCO	1.90%; 1.65% for Qualified BCO	1.90%; 1.65% for Qualified BCO	1.90% in Annuity Years 1–10; 0.90% in Annuity Years 11 and later; 1.65% for Qualified BCO

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)**
We offer a program that guarantees your ability to withdraw amounts over time equal to an initial principal value, regardless of the impact of market performance on your Account Value.	0.35% of average daily net assets of the Sub-accounts	1.60% in Annuity Years 1–8; 1.00% in Annuity Years 9 and later; 1.75% for Qualified BCO	2.00%; 1.75% for Qualified BCO	2.00%; 1.75% for Qualified BCO	2.00% in Annuity Years 1–10; 1.00% in Annuity Years 11 and later; 1.75% for Qualified BCO

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Summary of Contract Fees and Charges continued

OPTIONAL BENEFIT
	OPTIONAL BENEFIT FEE/ CHARGE	TOTAL ANNUAL CHARGE* for ASAP III	TOTAL ANNUAL CHARGE* for APEX II	TOTAL ANNUAL CHARGE* for ASL II	TOTAL ANNUAL CHARGE* for XT6

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)**
We offer a program that, after a seven-year waiting period, guarantees your ability to begin receiving income from your Annuity in the form of annuity payments based on your total Purchase Payments and an annual increase of 5% on such Purchase Payments adjusted for withdrawals (called the “Protected Income Value”), regardless of the impact of market performance on your Account Value.	0.50% per year of the average Protected Income Value during each year; deducted annually in arrears each Annuity Year	1.25% in Annuity Years 1–8; 0.65% in Annuity Years 9 and later PLUS 0.50% per year of average Protected Income Value	1.65% PLUS 0.50% per year of average Protected Income Value	1.65% PLUS 0.50% per year of average Protected Income Value	1.65% in Annuity Years 1–10; 0.65% in Annuity Years 11 and later PLUS 0.50% per year of average Protected Income Value

LIFETIME FIVE INCOME BENEFIT**
We offer a program that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value, regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals.	0.60% of average daily net assets of the Sub-accounts	1.85% in Annuity Years 1–8; 1.25% in Annuity Years 9 and later	2.25%	2.25%	2.25% in Annuity Years 1–10; 1.25% in Annuity Years 9 and later

AMERICAN SKANDIA ANNUITIES PROSPECTUS

OPTIONAL BENEFIT
	OPTIONAL BENEFIT FEE/ CHARGE	TOTAL ANNUAL CHARGE* for ASAP III	TOTAL ANNUAL CHARGE* for APEX II	TOTAL ANNUAL CHARGE* for ASL II	TOTAL ANNUAL CHARGE* for XT6

SPOUSAL LIFETIME FIVE INCOME BENEFIT**
We offer a program that guarantees until the later death of two Designated Lives (as defined in this Prospectus) the ability to withdraw an annual amount equal to 5% of an initial principal value regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals.	0.75% of average daily net assets of the Subaccounts	2.00% in Annuity Years 1–8; 1.40% in Annuity Years 9 and later	2.40%	2.40%	2.40% in Annuity Years 1–10; 1.40% in Annuity Years 11 and later

ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT**
We offer an Optional Death Benefit that provides an enhanced level of protection for your beneficiary(ies) by providing amounts in addition to the basic Death Benefit that can be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death.	0.25% of average daily net assets of the Subaccounts	1.50% in Annuity Years 1–8; 0.90% in Annuity Years 9 and later	1.90%	1.90%	1.90% in Annuity Years 1–10; 0.90% in Annuity Years 11 and later

HIGHEST ANNIVERSARY VALUE DEATH BENEFIT (“HAV”)**
We offer an Optional Death Benefit that provides an enhanced level of protection for your beneficiary(ies) by providing a death benefit equal to the greater of the basic Death Benefit and the Highest Anniversary Value, less proportional withdrawals.	0.25% of average daily net assets of the Subaccounts	1.50% in Annuity Years 1–8; 0.90% in Annuity Years 9 and later	1.90%	1.90%	1.90% in Annuity Years 1–10; 0.90% in Annuity Years 11 and later

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Summary of Contract Fees and Charges continued

OPTIONAL BENEFIT
	OPTIONAL BENEFIT FEE/CHARGE	TOTAL ANNUAL CHARGE* for ASAP III	TOTAL ANNUAL CHARGE* for APEX II	TOTAL ANNUAL CHARGE* for ASL II	TOTAL ANNUAL CHARGE* for XT6

COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT**
We offer an Optional Death Benefit that provides an enhanced level of protection for your beneficiary(ies) by providing the greater of the Highest Anniversary Value Death Benefit and a 5% annual increase on Purchase Payments adjusted for withdrawals.	0.50% of average daily net assets of the Sub-accounts	1.75% in Annuity Years 1–8; 1.15% in Annuity Years 9 and later	2.15%	2.15%	2.15% in Annuity Years 1–10; 1.15% in Annuity Years 11 and later

HIGHEST DAILY VALUE DEATH BENEFIT (“HDV”)**
We offer an Optional Death Benefit that provides an enhanced level of protection for your beneficiary(ies) by providing a death benefit equal to the greater of the basic Death Benefit and the Highest Daily Value, less proportional withdrawals.	0.50% of average daily net assets of the Sub-accounts	1.75% in Annuity Years 1–8; 1.15% in Annuity Years 9 and later	2.15%	2.15%	2.15% in Annuity Years 1–10; 1.15% in Annuity Years 11 and later
Please refer to the section of this Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.

* The Total Annual Charge includes the Insurance Charge and Distribution Charge (if applicable) assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.

** These optional benefits are not available under the Qualified BCO.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds (“Portfolios”) as of December 31, 2004. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
	MINIMUM	MAXIMUM
Total Portfolio Operating Expense	0.63%	3.06%

The following are the total annual expenses for each underlying mutual fund (“Portfolio”) as of December 31, 2004, except as noted. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses and any 12b-1 fees. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the underlying Portfolios, a portion of the management fee has been waived and/or other expenses have been partially reimbursed. Any such fee waivers and/or reimbursements have been reflected in the footnotes. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
(AS A PERCENTAGE OF THE AVERAGE NET ASSETS OF THE UNDERLYING PORTFOLIOS)
Underlying Portfolio	Management Fees	Other Expenses[1]	12b-1 Fees	Total Annual Portfolio Operating Expenses

American Skandia Trust:[2,3]
AST JPMorgan International Equity	1.00%	0.13%	None	1.13%
AST William Blair International Growth	1.00%	0.22%	None	1.22%
AST LSV International Value[4]	1.00%	0.37%	None	1.37%
AST MFS Global Equity	1.00%	0.35%	None	1.35%
AST Small-Cap Growth[5]	0.90%	0.24%	None	1.14%
AST DeAM Small-Cap Growth	0.95%	0.22%	None	1.17%
AST Federated Aggressive Growth	0.95%	0.24%	None	1.19%
AST Goldman Sachs Small-Cap Value	0.95%	0.24%	None	1.19%
AST Small-Cap Value[6]	0.90%	0.18%	None	1.08%
AST DeAM Small-Cap Value	0.95%	0.33%	None	1.28%
AST Goldman Sachs Mid-Cap Growth	1.00%	0.25%	None	1.25%
AST Neuberger Berman Mid-Cap Growth[7]	0.90%	0.18%	None	1.08%
AST Neuberger Berman Mid-Cap Value	0.90%	0.15%	None	1.05%
AST Mid-Cap Value[8]	0.95%	0.26%	None	1.21%
AST T. Rowe Price Natural Resources	0.90%	0.26%	None	1.16%
AST T. Rowe Price Large-Cap Growth[9]	0.90%	0.23%	None	1.13%
AST MFS Growth	0.90%	0.20%	None	1.10%
AST Marsico Capital Growth	0.90%	0.14%	None	1.04%
AST Goldman Sachs Concentrated Growth	0.90%	0.17%	None	1.07%
AST DeAM Large-Cap Value	0.85%	0.26%	None	1.11%
AST AllianceBernstein Core Value[10]	0.75%	0.24%	None	0.99%
AST Cohen & Steers Realty	1.00%	0.22%	None	1.22%
AST AllianceBernstein Managed Index 500[11]	0.60%	0.16%	None	0.76%

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Summary of Contract Fees and Charges continued

Underlying Portfolio	Management Fees	Other Expenses[1]	12b-1 Fees	Total Annual Portfolio Operating Expenses

American Skandia Trust:[2,3] continued
AST American Century Income & Growth	0.75%	0.24%	None	0.99%
AST AllianceBernstein Growth & Income[12]	0.75%	0.15%	None	0.90%
AST Large-Cap Value[13]	0.75%	0.19%	None	0.94%
AST Global Allocation[14]	0.89%	0.26%	None	1.15%
AST American Century Strategic Balanced	0.85%	0.27%	None	1.12%
AST T. Rowe Price Asset Allocation	0.85%	0.27%	None	1.12%
AST First Trust Balanced Target	0.85%	0.19%	None	1.04%
AST First Trust Capital Appreciation Target	0.85%	0.19%	None	1.04%
AST Advanced Strategies	0.85%	0.18%	None	1.03%
AST Aggressive Asset Allocation[15]	1.04%	0.26%	None	1.30%
AST Capital Growth Asset Allocation[15]	0.99%	0.25%	None	1.24%
AST Balanced Asset Allocation[15]	0.95%	0.24%	None	1.19%
AST Conservative Asset Allocation[15]	0.93%	0.23%	None	1.16%
AST Preservation Asset Allocation[15]	0.88%	0.22%	None	1.10%
AST T. Rowe Price Global Bond	0.80%	0.27%	None	1.07%
AST High Yield[16]	0.75%	0.18%	None	0.93%
AST Lord Abbett Bond-Debenture	0.80%	0.22%	None	1.02%
AST PIMCO Total Return Bond	0.65%	0.16%	None	0.81%
AST PIMCO Limited Maturity Bond	0.65%	0.17%	None	0.82%
AST Money Market[17]	0.50%	0.13%	None	0.63%

Gartmore Variable Investment Trust:
GVIT Developing Markets	1.15%	0.38%	0.25%	1.78%

Wells Fargo Variable Trust Advantage:[18]
Advantage Equity Income	0.55%	0.23%	0.25%	1.03%

AIM Variable Insurance Funds:[19]
AIM V.I. Dynamics Fund — Series I shares	0.75%	0.39%	None	1.14%
AIM V.I. Technology Fund — Series I shares	0.75%	0.40%	None	1.15%
AIM V.I. Global Health Care Fund — Series I shares[20]	0.75%	0.36%	None	1.11%
AIM V.I. Financial Services Fund — Series I shares	0.75%	0.37%	None	1.12%

Evergreen Variable Annuity Trust:
International Equity[21]	0.42%	0.30%	None	0.72%
Growth[22]	0.70%	0.26%	None	0.96%
Omega	0.52%	0.16%	None	0.68%

ProFund VP:[2][3]
Access VP High Yield	0.75%	1.02%	0.25%	2.02%
Bull	0.75%	0.78%	0.25%	1.78%
OTC	0.75%	0.87%	0.25%	1.87%
Large-Cap Value	0.75%	1.04%	0.25%	2.04%
Large-Cap Growth	0.75%	2.06%	0.25%	3.06%
Mid-Cap Value	0.75%	0.92%	0.25%	1.92%
Mid-Cap Growth	0.75%	0.94%	0.25%	1.94%
Small-Cap Value	0.75%	0.95%	0.25%	1.95%
Small-Cap Growth	0.75%	0.90%	0.25%	1.90%
Asia 30	0.75%	0.86%	0.25%	1.86%

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Underlying Portfolio	Management Fees	Other Expenses[1]	12b-1 Fees	Total Annual Portfolio Operating Expenses

ProFund VP:[23] continued
Europe 30	0.75%	0.78%	0.25%	1.78%
Japan	0.75%	0.85%	0.25%	1.85%
UltraBull	0.75%	0.89%	0.25%	1.89%
UltraMid-Cap	0.75%	0.94%	0.25%	1.94%
UltraSmall-Cap	0.75%	0.94%	0.25%	1.94%
UltraOTC	0.75%	0.88%	0.25%	1.88%
Bear	0.75%	0.90%	0.25%	1.90%
Short Mid-Cap	0.75%	0.80%	0.25%	1.80%
Short Small-Cap	0.75%	1.28%	0.25%	2.28%
Short OTC	0.75%	0.86%	0.25%	1.86%
Banks	0.75%	0.98%	0.25%	1.98%
Basic Materials	0.75%	0.96%	0.25%	1.96%
Biotechnology	0.75%	0.98%	0.25%	1.98%
Consumer Goods	0.75%	0.99%	0.25%	1.99%
Consumer Services	0.75%	1.20%	0.25%	2.20%
Financials	0.75%	0.92%	0.25%	1.92%
Health Care	0.75%	0.91%	0.25%	1.91%
Industrials	0.75%	0.99%	0.25%	1.99%
Internet	0.75%	0.94%	0.25%	1.94%
Oil & Gas	0.75%	0.92%	0.25%	1.92%
Pharmaceuticals	0.75%	0.97%	0.25%	1.97%
Precious Metals	0.75%	0.87%	0.25%	1.87%
Real Estate	0.75%	0.93%	0.25%	1.93%
Semiconductor	0.75%	0.99%	0.25%	1.99%
Technology	0.75%	0.87%	0.25%	1.87%
Telecommunications	0.75%	0.95%	0.25%	1.95%
Utilities	0.75%	0.95%	0.25%	1.95%
U.S. Government Plus	0.50%	0.86%	0.25%	1.61%
Rising Rates Opportunity	0.75%	0.75%	0.25%	1.75%

First Defined Portfolio Fund, LLC:[24,25]
First Trust® 10 Uncommon Values	0.60%	0.76%	0.25%	1.61%
Target Managed VIP	0.60%	1.25%	0.25%	2.10%
The DowSM DART 10	0.60%	1.53%	0.25%	2.38%
Global Dividend Target 15	0.60%	1.85%	0.25%	2.70%
S&P® Target 24	0.60%	1.58%	0.25%	2.43%
NASDAQ® Target 15	0.60%	1.75%	0.25%	2.60%
Value Line® Target 25	0.60%	1.48%	0.25%	2.33%
The Dow Target Dividend[26]	0.60%	0.62%	0.25%	1.47%

The Prudential Series Fund:
SP William Blair International Growth	0.85%	0.45%	0.25%	1.55%

1:  As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under “Other Expenses.” For more information see the prospectus for each underlying portfolio and, “Service Fees payable to American Skandia,” later in this prospectus.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Summary of Contract Fees and Charges continued

2:  The Portfolios’ total actual annual operating expenses for the year ended December 31, 2004 were less than the amount shown in the table due to fee waivers, reimbursement of expenses and expense offset arrangements. These waivers, reimbursements, and offset arrangements are voluntary and may be terminated by American Skandia Investment Services, Inc. and Prudential Investments LLC at any time. After accounting for the waivers, reimbursements and offset arrangements, the Portfolios’ actual annual operating expenses were:

PORTFOLIO NAME	TOTAL ACTUAL ANNUAL PORTFOLIO OPERATING EXPENSES AFTER EXPENSE REIMBURSEMENT
AST William Blair International Growth	1.11%
AST LSV International Value	1.22%
AST DeAM Small-Cap Growth	1.02%
AST DeAM Small-Cap Value	1.13%
AST Goldman Sachs Mid-Cap Growth	1.13%
AST Neuberger Berman Mid-Cap Growth	1.11%
AST Neuberger Berman Mid-Cap Value	1.04%
AST T. Rowe Price Large-Cap Growth	1.10%
AST MFS Growth	1.07%
AST Marisco Capital Growth	1.02%
AST Goldman Sachs Concentrated Growth	1.00%
AST DeAM Large-Cap Value	0.99%
AST Cohen & Steers Realty	1.11%
AST AllianceBernstein Growth & Income	0.87%
AST Large-Cap Value	0.90%
AST American Century Strategic Balanced	1.09%
AST T. Rowe Price Asset Allocation	1.07%
AST Lord Abbett Bond-Debenture Portfolio	0.97%
AST PIMCO Total Return Bond	0.78%
AST PIMCO Limited Maturity Bond	0.79%
AST Money Market	0.59%

3:  Until November 18, 2004, the Trust had a Distribution Plan under Rule 12b-1 to permit an affiliate of the Trust’s Investment Managers to receive brokerage commissions in connection with purchases and sales of securities held by the Portfolios, and to use these commissions to promote the sale of shares of the Portfolio. The Distribution Plan was terminated effective November 18, 2004. The total annual portfolio operating expenses do not reflect any brokerage commissions paid pursuant to the Distribution Plan prior to the Plan’s termination.

4:  Effective November 18, 2004, LSV Asset Management became the Sub-advisor of the Portfolio. Prior to November 18, 2004, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named “AST DeAM International Equity Portfolio.”

5:  Effective May 1, 2005, Eagle Asset Management and Neuberger Berman Management, Inc. became Co-Sub-advisors of the Portfolio. Prior to May 1, 2005, State Street Research and Management Company served as Sub-advisor of the Portfolio, then named “AST State Street Research Small-Cap Growth Portfolio.”

6:  Effective March 20, 2006, Dreman Value Management LLC became a Sub-advisor along with Salomon Brothers Asset Management, Inc., J.P. Morgan Investment Management, Inc., and Lee Munder Capital Group. Prior to March 20, 2006, Salomon Brothers Asset Management, Inc., Integrity Asset Management, J.P. Morgan Investment Management, Inc., and Lee Munder Capital Group served as Co-Sub-advisors of the Portfolio.

7:  Effective December 5, 2005, the AST Alger All-Cap Growth Portfolio merged into the AST Neuberger Berman Mid-Cap Growth Portfolio. The annual expenses for the successor portfolio is an estimate of what the expenses of the portfolio will be as a result of the merger. The annual expenses of the AST Neuberger Berman Mid-Cap Growth Portfolio prior to the Merger were as follows: Management Fee: 0.90%; Other Expenses: 0.22%; 12b-1 Fee: None; Total Annual Portfolio Operating Expenses: 1.12%.

8:  Effective December 5, 2005, EARNEST Partners LLC and WEDGE Capital Management, LLP became Co-Sub-advisors of the Portfolio. Prior to December 5, 2005, GAMCO Investors, Inc. served as Sub-advisor of the Portfolio, then named the “AST Gabelli All-Cap Value Portfolio.”

9:  Effective December 5, 2005, T. Rowe Price became the the Sub-advisor of the Portfolio. Prior to December 5, 2005, Alliance Capital Management, L.P. served as Sub-advisor of the Portfolio, then named the “AST AllianceBernstein Large-Cap Growth Portfolio.”

10:  Effective May 1, 2005, the name of the Portfolio was changed from “AST Sanford Bernstein Core Value Portfolio” to “AST AllianceBernstein Core Value Portfolio.”

11:  Effective December 5, 2005, the AST AllianceBernstein Growth + Value Portfolio merged into the AST AllianceBernstein Managed Index 500 Portfolio. The annual expenses for the successor portfolio is an estimate of what the expenses of the portfolio will be as a result of the merger. The annual expenses of the AST AllianceBernstein Managed Index 500 Portfolio prior to the Merger were as follows: Management Fee: 0.60%; Other Expenses: 0.17%; 12b-1 Fee: None; Total Annual Portfolio Operating Expenses: 0.77%. Effective May 1, 2005, the name of the Portfolio was changed from “AST Sanford Bernstein Managed Index 500 Portfolio” to “AST AllianceBernstein Managed Index 500 Portfolio.”

12:  Effective May 1, 2005, the name of the Portfolio was changed from “AST Alliance Growth and Income Portfolio” to “AST AllianceBernstein Growth & Income Portfolio.”

13:  Effective March 20, 2006, Dreman Value Management LLC became a Sub-advisor along with J.P. Morgan Investment Management, Inc. and Hotchkis & Wiley Capital Management, LLC. Between December 5, 2005 and March 20, 2006, J.P. Morgan Investment Management, Inc. and Hotchkis & Wiley Capital Management, LLC served as Co-Sub-advisors of the Portfolio. Prior to December 5, 2005, Hotchkis & Wiley Capital Management, LLC served as Sub-advisor of the Portfolio, then named the “AST Hotchkis & Wiley Large-Cap Value Portfolio.”

14:  The AST Global Allocation Portfolio invests primarily in shares of other AST Portfolios (the “Underlying Portfolios”).

a:  The only management fee directly paid by the Portfolio is a 0.10% fee paid to American Skandia Investment Services, Inc. and Prudential Investments LLC. The management fee shown in the chart for the Portfolio is (i) that 0.10% management fee paid by the Portfolio plus (ii) an estimate of the management fees paid by the Underlying Portfolios, which are borne indirectly by investors in the Portfolio. The estimate was calculated based on the percentage of the Portfolio invested in each Underlying Portfolio as of December 31, 2004 using the management fee rates shown in the chart above.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

b:  The expense information shown in the chart for the Portfolio reflects (i) the expenses of the Portfolio itself plus (ii) an estimate of the expenses paid by the Underlying Portfolios, which are borne indirectly by investors in the Portfolio. The estimate was calculated based on the percentage of the Portfolio invested in each Underlying Portfolio as of December 31, 2004 using the expense rates for the Underlying Portfolios shown in the above chart.

c:  Effective May 1, 2005, Prudential Investment LLC provides day-to-day management of the Portfolio. Prior to May 1, 2005, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named “AST DeAM Global Allocation Portfolio.”

15:  Each Asset Allocation Portfolio invests primarily in shares of one or more Underlying Portfolios.

a:  The only management fee directly paid by an Asset Allocation Portfolio is a 0.15% fee paid to the Investment Managers. The management fee shown in the chart for each Asset Allocation Portfolio is (i) the 0.15% management fee to be paid by the Asset Allocation Portfolios to the Investment Managers plus (ii) a weighted average estimate of the management fees to be paid by the Underlying Portfolios to the Investment Managers, which are borne indirectly by investors in the Asset Allocation Portfolio. Each weighted average estimate of the management fees to be paid by the Underlying Portfolios is based on the expected initial division of assets among the equity and debt/money market asset classes for the applicable Asset Allocation Portfolio and the annual operating expense ratios for the Underlying Portfolios as set forth in the Underlying Portfolio Prospectus. The management fees paid by an Asset Allocation Portfolio may be greater or less than those indicated above.

b:  The other expenses shown in the chart for each Asset Allocation Portfolio include: (i) the other expenses expected to be paid by the Asset Allocation Portfolio to the Investment Managers and other service providers plus (ii) a weighted average estimate of the other expenses to be paid by the Underlying Portfolios to the Investment Managers and other service providers, which are borne indirectly by investors in the Asset Allocation Portfolio. Each weighted average estimate of the other expenses to be paid by the Underlying Portfolios is based on the expected initial division of assets among the equity and debt/money market asset classes for the applicable Asset Allocation Portfolio and the annual operating expense ratios for the Underlying Portfolios as set forth in the Underlying Portfolio Prospectus. The other expenses paid by an Asset Allocation Portfolio may be greater or less than those indicated above. A description of the types of costs that are included as other expenses for the Underlying Portfolios is set forth under the caption “Management of the Trust — Other Expenses” in the Underlying Portfolio Prospectus.

16:  Effective March 20, 2006, Pacific Investment Management Company LLC and Goldman Sachs Asset Management L.P. became co-sub-advisors of the Portfolio. Prior to March 20, 2006, Goldman Sachs Asset Management L.P. served as Sub-advisor of the Portfolio, then named “AST Goldman Sachs High Yield Portfolio.”

17:  Effective December 5, 2005, Prudential Investment Management, Inc. became the Sub-advisor of the Portfolio. Prior to December 5, 2005, Wells Capital Management, Inc. served as Sub-advisor of the Portfolio. The name of the Portfolio remains unchanged.

18: a:  The Adviser of Wells Fargo Variable Trust has committed through April 30, 2006 to waive fees and/or reimburse expenses to the extent necessary to maintain the Fund’s net operating expenses as shown.

Portfolio Name	Total Actual Annual Portfolio Operating Expenses After Expense Reimbursement
Advantage Equity Income	1.00%

b:  In addition, the following name changes were made effective May 1, 2005:

Old Portfolio Name	New Portfolio Name
Equity Income	Advantage Equity Income

19:  The Fund’s adviser is entitled to receive reimbursement from the Fund for fees and expenses paid for by the Fund’s adviser pursuant to expense limitation commitments between the Fund’s adviser and the Fund if such reimbursement does not cause the Fund to exceed its then-current expense limitations and the reimbursement is made within three years after the Fund’s adviser incurred the expense.

20:  Effective July 1, 2005, the name of the Portfolio was changed from “AIM V.I. Health Sciences Fund” to “AIM V.I. Global Health Care Fund.”

21:  Effective April 15, 2005, the name of the Portfolio was changed from “Evergreen VA International Growth” to “Evergreen VA International Equity.”

22:  Effective April 15, 2005, the name of the Portfolio was changed from “Evergreen VA Special Equity” to “Evergreen VA Growth.”

23:  ProFund Advisors LLC has contractually agreed to waive Investment Advisory and Management Services Fees and to reimburse other expenses to the extent Total Annual Portfolio Operating Expenses, as a percentage of average daily net assets, exceed 1.98% (1.73% for ProFund VP U.S. Government Plus and 1.78% for ProFund VP Rising Rates Opportunity) through December 31, 2005. After such date, any of the expense limitations may be terminated or revised. Amounts waived or reimbursed in a particular fiscal year may be repaid to ProFund Advisors LLC within three years of the waiver or reimbursement to the extent that recoupment will not cause the Portfolio’s expenses to exceed any expense limitation in place at that time. A waiver or reimbursement lowers the expense ratio and increases overall returns to investors.

24:  The Funds’ Board of Trustees reserve the right to suspend payments under the 12b-1 Plan at any time. On May 1, 2003, 12b-1 payments were suspended for all Funds except the First Trust 10 Uncommon Values Portfolio. Payments under the 12b-1 Plan resumed effective May 1, 2004 for the Target Managed VIP Portfolio, the Dow Dart 10 Portfolio, the Global Dividend Target 15 Portfolio, the S&P Target 24 Portfolio, the Nasdaq Target 15 Portfolio and the Value Line Target 25 Portfolio.

25:  For the period September 30, 2004 through December 31, 2007, First Trust has contractually agreed to waive fees and reimburse expenses of the Portfolios to limit the total annual fund operating expenses (excluding brokerage expense and extraordinary expense) to 1.37% for the First Trust 10 Uncommon Values Portfolio and 1.47% for each of the other Portfolios’ average daily net assets. First Trust has entered into an agreement with First Defined Portfolio Fund, LLC that will allow First Trust to recover from the Portfolios any fees waived or reimbursed during the three year period of January 1, 2005 through December 31, 2007. However, First Trust’s ability to recover such amounts is limited to the extent that it would not exceed the amount reimbursed or waived during such period.

Portfolio Name	Total Actual Annual Portfolio Operating Expenses After Expense Reimbursement
First Trust® 10 Uncommon Values	1.37%
Target Managed VIP	1.47%
S&P Target 24	1.47%
The DowSM DART 10	1.47%
Value Line® Target 25	1.47%
Global Dividend Target 15	1.47%
Nasdaq Target 15	1.47%
Dow Target Dividend	1.47%

26:  The DowSM Target Dividend Portfolio is newly organized. Accordingly, Other Expenses and Total Annual Portfolio Operating Expenses are based on estimated expenses for the current fiscal year.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Expense Examples

These examples are intended to help you compare the cost of investing in one American Skandia Annuity with the cost of investing in other American Skandia Annuities and/or other variable annuities.

Below are examples for each Annuity showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year.

The examples reflect the following fees and charges for each Annuity as described in “Summary of Contract Fees and Charges”:

•	Insurance Charge
•	Distribution Charge (if applicable)
•	Contingent Deferred Sales Charge (when and if applicable)
•	Annual Maintenance Fee
•	The maximum combination of optional benefit charges

The examples also assume the following for the period shown:

•	You allocate all of your Account Value to the Sub-account with the maximum total operating expenses, and those expenses remain the same each year
•	You make no withdrawals of Account Value
•	You make no transfers, or other transactions for which we charge a fee
•	No tax charge applies
•	You elect the Lifetime Five Income Benefit, the Highest Daily Value Death Benefit and the Enhanced Beneficiary Protection Death Benefit (which are the maximum combination of optional benefit charges)
•	For the XT6 example, the Credit applicable to the Annuity is 6.5% of the Purchase Payment*
•	For the APEX II example, the Loyalty Credit applies to the Annuity and is equal to 2.75% of total purchase payments made during the first four Annuity years
•	For the ASAP III example, the Loyalty Credit applies to the Annuity and is equal to 0.50% of total purchase payment made during the first four Annuity years.

Amounts shown in the examples are rounded to the nearest dollar.

*	The Credit that is applied to Purchase Payments received after the first Annuity Year is less than 6% (see “How do I Receive Credits?”)

The examples are illustrative only — they should not be considered a representation of past or future expenses of the underlying mutual funds or their portfolios — actual expenses will be less than those shown if you elect a different combination of optional benefits than indicated in the examples or if you allocate Account Value to any other available Sub-accounts.

Expense Examples are provided as follows: 1.) if you surrender the Annuity at the end of the stated time period; 2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity. A table of accumulation values appears in Appendix A to this Prospectus.

	IF YOU SURRENDER YOUR ANNUITY AT THE END OF THE APPLICABLE TIME PERIOD:[1]				IF YOU ANNUITIZE YOUR ANNUITY AT THE END OF THE APPLICABLE TIME PERIOD:[2]				IF YOU DO NOT SURRENDER YOUR ANNUITY:
	1 YR	3 YRS	5 YRS	10 YRS	1 YR	3 YRS	5 YRS	10 YRS	1 YR	3 YRS	5 YRS	10 YRS
ASAP III	$1,453	$2,851	$4,120	$6,753	N/A	$2,266	$3,670	$6,753	$778	$2,266	$3,670	$6,753
APEX II	$1,576	$2,984	$3,799	$7,021	N/A	$2,354	$3,799	$7,021	$811	$2,354	$3,799	$7,021
ASL II	$768	$2,241	$3,632	$6,785	$768	$2,241	$3,632	$6,785	$768	$2,241	$3,632	$6,785
XT6	$1,682	$3,202	$4,540	$7,418	N/A	N/A	$3,868	$7,226	$818	$2,386	$3,868	$7,226

1:  There is no CDSC for ASL II. See “Summary of Contract Fees and Charges” for the CDSC schedule for each Annuity.

2:  If you own XT6, you may not annuitize in the first Three (3) Annuity Years; if you own ASAP III or APEX II, you may not annuitize in the first Annuity Year.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Investment Options

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIO?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see “What are Separate Accounts” for more detailed information). Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio’s investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of American Skandia Trust. The investment managers for AST are American Skandia Investment Services, Incorporated, a Prudential Financial Company, and Prudential Investments LLC, affiliated companies of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day management.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

Effective May 1, 2004, the SP William Blair International Growth Portfolio (formerly the SP Jennison International Growth Portfolio) is no longer offered as a Sub-account under the Annuities, except as follows: if at any time prior to May 1, 2004 you had any portion of your Account Value allocated to the SP William Blair International Growth Sub-account, you may continue to allocate Account Value and make transfers into and/ or out of the SP William Blair International Growth Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the SP William Blair International Growth Sub-account prior to May 1, 2004 or if you purchase your Annuity on or after May 1, 2004, you cannot allocate Account Value to the SP William Blair International Growth Sub-account.

With respect to XT6, APEX II and ASL II: Effective as of the close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value Portfolio is no longer offered as a Sub-account under the Annuities, except as follows: if at any time on or prior to June 28, 2002 you had any portion of your Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Goldman Sachs Small-Cap Value Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or prior to June 28, 2002 or if you purchase your Annuity after June 28, 2002, you cannot allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-Account. The AST Goldman Sachs Small-Cap Value Portfolio is not available nor was it ever available under ASAP III.

Either of these Sub-accounts may be offered to new Owners at some future date; however, at the present time, there is no intention to do so. We also reserve the right to offer or close this Sub-account to all Owners that owned the Annuity prior to the close date.

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STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
International Equity	AST JPMorgan International Equity: seeks long-term capital growth by investing in a diversified portfolio of international equity securities. The Portfolio seeks to meet its objective by investing, under normal market conditions, at least 80% of its assets in a diversified portfolio of equity securities of companies located or operating in developed non-U.S. countries and emerging markets of the world.	J.P. Morgan Fleming Asset Management
International Equity	AST William Blair International Growth: seeks long-term capital appreciation. The Portfolio invests primarily in stocks of large and medium-sized companies located in countries included in the Morgan Stanley Capital International All Country World Ex-U.S. Index.	William Blair & Company, L.L.C.
International Equity	AST LSV International Value (formerly AST DeAM International Equity) seeks capital growth. The Portfolio pursues its objective by primarily investing at least 80% of the value of its assets in the equity securities of companies in developed non-U.S. countries that are represented in the MSCI EAFE Index.	LSV Asset Management
International Equity	AST MFS Global Equity: seeks capital growth. Under normal circumstances the Portfolio invests at least 80% of its assets in equity securities of U.S. and foreign issuers (including issuers in developing countries). The Portfolio generally seeks to purchase securities of companies with relatively large market capitalizations relative to the market in which they are traded.	Massachusetts Financial Services Company
Small Cap Growth	AST Small-Cap Growth (formerly AST State Street Research Small-Cap Growth): seeks long-term capital growth. The Portfolio pursues its objective by primarily investing in the common stocks of small-capitalization companies.	Eagle Asset Management, Neuberger Berman Management, Inc.
Small Cap Growth	AST DeAM Small-Cap Growth: seeks maximum growth of investors’ capital from a portfolio of growth stocks of smaller companies. The Portfolio pursues its objective, under normal circumstances, by primarily investing at least 80% of its total assets in the equity securities of small-sized companies included in the Russell 2000 Growth® Index.	Deutsche Asset Management, Inc.
Small Cap Growth	AST Federated Aggressive Growth: seeks capital growth. The Portfolio pursues its investment objective by investing primarily in the stocks of small companies that are traded on national security exchanges, the NASDAQ stock exchange and the over-the-counter-market.	Federated Equity Management Company of Pennsylvania/ Federated Global Investment Management Corp.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Small Cap Value	AST Small-Cap Value: seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued. The Portfolio will have a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its net assets in small-capitalization stocks. The Portfolio will focus on common stocks that appear to be undervalued.	Lee Munder Investments, Ltd.; J.P. Morgan Investment Management, Inc.; Salomon Brothers Asset Management, Inc.; Dreman Value Management LLC
Small Cap Value	AST Goldman Sachs Small-Cap Value: seeks long-term capital appreciation. The Portfolio will seek its objective through investments primarily in equity securities that are believed to be undervalued in the marketplace. The Portfolio primarily seeks companies that are small-sized, based on the value of their outstanding stock. (See information above regarding limited availability of this option).	Goldman Sachs Asset Management, L.P.
Small Cap Value	AST DeAM Small-Cap Value: seeks maximum growth of investors’ capital. The Portfolio pursues its objective, under normal market conditions, by primarily investing at least 80% of its total assets in the equity securities of small-sized companies included in the Russell 2000® Value Index.	Deutsche Asset Management, Inc.
Mid Cap Growth	AST Goldman Sachs Mid-Cap Growth seeks long-term capital growth. The Portfolio pursues its investment objective, by investing primarily in equity securities selected for their growth potential, and normally invests at least 80% of the value of its assets in medium capitalization companies.	Goldman Sachs Asset Management, L.P.
Mid Cap Growth	AST Neuberger Berman Mid-Cap Growth: (AST Alger All Cap Growth merged into this portfolio): seeks capital growth. Under normal market conditions, the Portfolio primarily invests at least 80% of its net assets in the common stocks of mid-cap companies. The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.	Neuberger Berman Management Inc.
Mid Cap Value	AST Neuberger Berman Mid-Cap Value: seeks capital growth. Under normal market conditions, the Portfolio primarily invests at least 80% of its net assets in the common stocks of mid-cap companies. Under the Portfolio’s value-oriented investment approach, the Sub-advisor looks for well-managed companies whose stock prices are undervalued and that may rise before other investors realize their worth.	Neuberger Berman Management Inc.
Mid Cap Value	AST Mid-Cap Value (formerly AST Gabelli All-Cap Value): seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued. The Portfolio has a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its net assets in mid-capitalization companies.	EARNEST Partners LLC/Wedge Capital Management, LLP

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STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Specialty	AST T. Rowe Price Natural Resources: seeks long-term capital growth primarily through the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities. The Portfolio normally invests primarily (at least 80% of its total assets) in the common stocks of natural resource companies whose earnings and tangible assets could benefit from accelerating inflation.	T. Rowe Price Associates, Inc.
Large Cap Growth	AST T. Rowe Price Large-Cap Growth (formerly AST AllianceBernstein Large-Cap Growth): seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of larger, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth. The Portfolio takes a growth approach to investment selection and normally invests at least 80% of its net assets in the common stocks of large cap companies.	T. Rowe Price Associates, Inc.
Large Cap Growth	AST MFS Growth: seeks long-term capital growth and future income. Under normal market conditions, the Portfolio invests at least 80% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts, of companies that the Sub-advisor believes offer better than average prospects for long-term growth.	Massachusetts Financial Services Company
Large Cap Growth	AST Marsico Capital Growth: seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective. The Portfolio will pursue its objective by investing primarily in common stocks of larger, more established companies.	Marsico Capital Management, LLC
Large Cap Growth	AST Goldman Sachs Concentrated Growth: seeks growth of capital in a manner consistent with the preservation of capital. Realization of income is not a significant investment consideration and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective. The Portfolio will pursue its objective by investing primarily in equity securities of companies that the Sub-advisor believes have potential to achieve capital appreciation over the long-term.	Goldman Sachs Asset Management, L.P.
Large Cap Value	AST DeAM Large-Cap Value: seeks maximum growth of capital by investing primarily in the value stocks of larger companies. The Portfolio pursues its objective, under normal market conditions, by primarily investing at least 80% of the value of its assets in the equity securities of large-sized companies included in the Russell 1000® Value Index.	Deutsche Asset Management, Inc.
Large Cap Value	AST AllianceBernstein Core Value (formerly AST Sanford Bernstein Core Value): seeks long-term capital growth by investing primarily in common stocks. The Sub-advisor expects that the majority of the Portfolio’s assets will be invested in the common stocks of large companies that appear to be undervalued.	Alliance Capital Management, L.P.
Specialty	AST Cohen & Steers Realty: seeks to maximize total return through investment in real estate securities. The Portfolio pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets in securities of real estate issuers.	Cohen & Steers Capital Management, Inc.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Large Cap Blend	AST AllianceBernstein Managed Index 500 (AST AllianceBernstein Growth + Value merged into this portfolio): seeks to outperform the S&P 500 through stock selection resulting in different weightings of common stocks relative to the index. The Portfolio will invest, under normal circumstances, at least 80% of its net assets in securities included in the Standard & Poor’s 500 Composite Stock Price Index.	Alliance Capital Management, L.P.
Large Cap Blend	AST American Century Income & Growth: seeks capital growth with current income as a secondary objective. The Portfolio invests primarily in common stocks that offer potential for capital growth, and may, consistent with its investment objective, invest in stocks that offer potential for current income.	American Century Investment Management, Inc.
Large Cap Value	AST AllianceBernstein Growth & Income: seeks long-term growth of capital and income while attempting to avoid excessive fluctuations in market value. The Portfolio normally will invest in common stocks (and securities convertible into common stocks).	Alliance Capital Management, L.P.
Large Cap Value	AST Large-Cap Value (formerly AST Hotchkis & Wiley Large-Cap Value): seeks current income and long-term growth of income, as well as capital appreciation. The Portfolio invests, under normal circumstances, at least 80% of its net assets in common stocks of large-cap U.S. companies. The Portfolio focuses on common stocks that have a high cash dividend or payout yield relative to the market or that possess relative value within sectors.	Hotchkis & Wiley Capital Management, LLC; J.P. Morgan Investment Management, Inc.; Dreman Value Management LLC
Asset Allocation/ Balanced	AST Global Allocation (formerly AST DeAM Global Allocation): seeks to obtain the highest potential total return consistent with a specified level of risk tolerance. The Portfolio seeks to achieve its investment objective by investing in several other AST Portfolios (“Underlying Portfolios”). The Portfolio intends its strategy of investing in combinations of Underlying Portfolios to result in investment diversification that an investor could otherwise achieve only by holding numerous investments.	Prudential Investments LLC
Asset Allocation/ Balanced	AST American Century Strategic Balanced: seeks capital growth and current income. The Sub-advisor intends to maintain approximately 60% of the Portfolio’s assets in equity securities and the remainder in bonds and other fixed income securities.	American Century Investment Management, Inc.
Asset Allocation/ Balanced	AST T. Rowe Price Asset Allocation: seeks a high level of total return by investing primarily in a diversified portfolio of fixed income and equity securities. The Portfolio normally invests approximately 60% of its total assets in equity securities and 40% in fixed income securities. This mix may vary depending on the Sub-advisor’s outlook for the markets.	T. Rowe Price Associates, Inc.
Asset Allocation/ Balanced	AST First Trust Balanced Target: seeks long-term capital growth balanced by current income. The portfolio normally invests approximately 65% of its total assets in equity securities and 35% in fixed income securities. Depending on market conditions, the equity portion may range between 60–70% and the fixed income portion between 30–40%. The Portfolio allocates its assets across a number of uniquely specialized quantitative investment strategies.	First Trust Advisors L.P.

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STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Asset Allocation/ Balanced	AST First Trust Capital Appreciation Target: seeks long-term growth of capital. The portfolio normally invests approximately 80% of its total assets in equity securities and 20% in fixed income securities. Depending on market conditions, the equity portion may range between 75–85% and the fixed income portion between 15–25%. The Portfolio allocates its assets across a number of uniquely specialized quantitative investment strategies.	First Trust Advisors L.P.
Asset Allocation/ Balanced	AST Advanced Strategies: seeks a high level of absolute return. The Portfolio invests primarily in a diversified portfolio of equity and fixed income securities across different investment categories and investment managers. The Portfolio pursues a combination of traditional and non-traditional investment strategies.	Marsico Capital Management, LLC; T. Rowe Price Associates, Inc.; LSV Asset Management; William Blair & Company, L.L.C.; Pacific Investment Management Company LLC (PIMCO)
Asset Allocation/ Balanced	AST Aggressive Asset Allocation: seeks the highest potential total return consistent with its specified level of risk tolerance. The Portfolio will invest its assets in several other American Skandia Trust Portfolios. Under normal market conditions, the Portfolio will devote between 92.5% to 100% of its net assets to underlying portfolios investing primarily in equity securities, and 0% to 7.5% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments.	American Skandia Investment Services, Inc./ Prudential Investments LLC
Asset Allocation/ Balanced	AST Capital Growth Asset Allocation: seeks the highest potential total return consistent with its specified level of risk tolerance. The Portfolio will invest its assets in several other American Skandia Trust Portfolios. Under normal market conditions, the Portfolio will devote between 77.5% to 92.5% of its net assets to underlying portfolios investing primarily in equity securities, and 7.5% to 22.5% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments.	American Skandia Investment Services, Inc./ Prudential Investments LLC
Asset Allocation/ Balanced	AST Balanced Asset Allocation: seeks the highest potential total return consistent with its specified level of risk tolerance. The Portfolio will invest its assets in several other American Skandia Trust Portfolios. Under normal market conditions, the Portfolio will devote between 57.5% to 72.5% of its net assets to underlying portfolios investing primarily in equity securities, and 27.5% to 42.5% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments.	American Skandia Investment Services, Inc./ Prudential Investments LLC

AMERICAN SKANDIA ANNUITIES PROSPECTUS

STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Asset Allocation/ Balanced	AST Conservative Asset Allocation: seeks the highest potential total return consistent with its specified level of risk tolerance. The Portfolio will invest its assets in several other American Skandia Trust Portfolios. Under normal market conditions, the Portfolio will devote between 47.5% to 62.5% of its net assets to underlying portfolios investing primarily in equity securities, and 37.5% to 52.5% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments.	American Skandia Investment Services, Inc./ Prudential Investments LLC
Asset Allocation/ Balanced	AST Preservation Asset Allocation: seeks the highest potential total return consistent with its specified level of risk tolerance. The Portfolio will invest its assets in several other American Skandia Trust Portfolios. Under normal market conditions, the Portfolio will devote between 27.5% to 42.5% of its net assets to underlying portfolios investing primarily in equity securities, and 57.5% to 72.5% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments.	American Skandia Investment Services, Inc./ Prudential Investments LLC
Fixed Income	AST T. Rowe Price Global Bond: seeks to provide high current income and capital growth by investing in high quality foreign and U.S. dollar-denominated bonds. The Portfolio will invest at least 80% of its total assets in fixed income securities, including high quality bonds issued or guaranteed by U.S. or foreign governments or their agencies and by foreign authorities, provinces and municipalities as well as investment grade corporate bonds and mortgage and asset-backed securities of U.S. and foreign issuers.	T. Rowe Price International, Inc.
Fixed Income	AST High Yield (formerly AST Goldman Sachs High Yield): seeks a high level of current income and may also consider the potential for capital appreciation. The Portfolio invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in high-yield, fixed-income securities that, at the time of purchase, are non-investment grade securities.	Goldman Sachs Asset Management, L.P.; Pacific Investment Management Company LLC (PIMCO)
Fixed Income	AST Lord Abbett Bond-Debenture: seeks high current income and the opportunity for capital appreciation to produce a high total return. To pursue its objective, the Portfolio will invest, under normal circumstances, at least 80% of the value of its assets in fixed income securities and normally invests primarily in high yield and investment grade debt securities, securities convertible into common stock and preferred stocks.	Lord, Abbett & Co. LLC
Fixed Income	AST PIMCO Total Return Bond: seeks to maximize total return consistent with preservation of capital and prudent investment management. The Portfolio will invest in a diversified portfolio of fixed-income securities of varying maturities. The average portfolio duration of the Portfolio generally will vary within a three- to six-year time frame based on the Sub-advisor’s forecast for interest rates.	Pacific Investment Management Company LLC (PIMCO)
Fixed Income	AST PIMCO Limited Maturity Bond: seeks to maximize total return consistent with preservation of capital and prudent investment management. The Portfolio will invest in a diversified portfolio of fixed-income securities of varying maturities. The average portfolio duration of the Portfolio generally will vary within a one- to three-year time frame based on the Sub-advisor’s forecast for interest rates.	Pacific Investment Management Company LLC (PIMCO)

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STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Fixed Income	AST Money Market: seeks high current income while maintaining high levels of liquidity. The Portfolio attempts to accomplish its objective by maintaining a dollar-weighted average maturity of not more than 90 days and by investing in securities which have effective maturities of not more than 397 days.	Prudential Investment Management, Inc.
International Equity	GVIT Developing Markets: seeks long-term capital appreciation, under normal conditions by investing at least 80% of its total assets in stocks of companies of any size based in the world’s developing economies. Under normal market conditions, investments are maintained in at least six countries at all times and no more than 35% of total assets in any single one of them.	Gartmore Global Asset Management Trust/Gartmore Global Partners
Large Cap Value	Advantage Equity Income Fund (formerly Equity Income): Seeks long-term capital appreciation and above-average dividend income. The Portfolio invests in the common stocks of large U.S. companies with strong return potential and above-average dividend income. The Portfolio invests principally in securities of companies with market capitalizations of $3 billion or more.	Wells Fargo Funds Management, LLC
Mid Cap Growth	AIM Variable Insurance Funds — AIM V.I. Dynamics Fund — Series I shares (formerly, an INVESCO fund): seeks long-term capital growth. The Portfolio pursues its objective by normally investing at least 65% of its assets in common stocks of mid-sized companies that are included in the Russell Midcap Growth® Index at the time of purchase.	A I M Advisors, Inc.
Specialty	AIM Variable Insurance Funds — AIM V.I. Technology Fund — Series I shares (formerly, an INVESCO fund): seeks capital growth. The Portfolio normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies engaged in technology-related industries. These include, but are not limited to, various applied technologies, hardware, software, semiconductors, telecommunications equipment and services and service-related companies in information technology.	A I M Advisors, Inc.
Specialty	AIM Variable Insurance Funds — AIM V.I. Health Sciences Fund — Series I shares (formerly, an INVESCO fund) (Effective July 1, 2005, AIM V.I. Health Sciences Fund will be renamed AIM V.I. Global Health Care Fund): seeks capital growth. The Portfolio normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies related to health care.	A I M Advisors, Inc.
Specialty	AIM Variable Insurance Funds — AIM V.I. Financial Services Fund — Series I shares (formerly, an INVESCO fund): seeks capital growth. The Portfolio normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies involved in the financial services sector. These companies include, but are not limited to, banks, insurance companies, investment and miscellaneous industries, and suppliers to financial services companies.	A I M Advisors, Inc.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

STYLE/TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
International Equity	Evergreen VA International Equity (formerly Evergreen VA International Growth): seeks long-term capital growth and secondarily, modest income. The Portfolio normally invests 80% of its assets in equity securities issued by established, quality, non-U.S. companies located in countries with developed markets and may purchase across all market capitalizations. The Portfolio normally invests at least 65% of its assets in securities of companies in at least three different countries (other than the U.S.).	Evergreen Investment Management Company, LLC
Small Cap Growth	Evergreen VA Growth (formerly Evergreen VA Special Equity): seeks long-term capital growth. The Portfolio invests at least 75% of its assets in common stocks of small- and medium-sized companies (i.e., companies whose market capitalizations fall within the range of the Russell 2000® Growth Index, at the time of purchase).	Evergreen Investment Management Company, LLC
Specialty	Evergreen VA Omega: seeks long-term capital growth. The Portfolio invests primarily, and under normal conditions, substantially all of its assets in common stocks and securities convertible into common stocks of U.S. companies across all market capitalizations.	Evergreen Investment Management Company, LLC
International Equity	ProFund VP Europe 30: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the ProFunds Europe 30 Index. The ProFunds Europe 30 Index, created by ProFund Advisors, is composed of 30 companies whose principal offices are located in Europe and whose securities are traded on U.S. exchanges or on the NASDAQ as depositary receipts or ordinary shares.	ProFund Advisors LLC
Specialty	ProFund VP Asia 30: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the ProFunds Asia 30 Index. The ProFunds Asia 30 Index, created by ProFund Advisors, is composed of 30 companies whose principal offices are located in the Asia/Pacific region, excluding Japan, and whose securities are traded on U.S. exchanges or on the NASDAQ as depository receipts or ordinary shares.	ProFund Advisors LLC
Specialty	ProFund VP Japan: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Nikkei 225 Stock Average. Since the Japanese markets are not open when ProFund VP Japan values its shares, ProFund VP Japan determines its success in meeting this investment objective by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States related to the Nikkei 225 Stock Average.	ProFund Advisors LLC
Specialty	ProFund VP Banks: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Banks Index. The Dow Jones U.S. Banks Index measures the performance of the banking industry portion of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Basic Materials: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Basic Materials Sector Index. The Dow Jones U.S. Basic Materials Sector Index measures the performance of the basic materials economic sector of the U.S. equity market.	ProFund Advisors LLC

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STYLE/TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Specialty	ProFund VP Biotechnology: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Biotechnology Index. The Dow Jones U.S. Biotechnology Index measures the performance of the biotechnology industry portion of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Consumer Services (formerly, ProFund VP Consumer Cyclical): seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Consumer Services Index. The Dow Jones U.S. Consumer Services Index measures the performance of consumer spending in the services industry of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Consumer Goods (formerly, ProFund VP Consumer Non-cyclical): seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Consumer Goods Index. The Dow Jones U.S. Consumer Goods Index measures the performance of consumer spending in the goods industry of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Oil & Gas (formerly, ProFund VP Energy): seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Oil & Gas Index. The Dow Jones U.S. Oil & Gas Sector Index measures the performance of the energy sector of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Financials: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Financials Sector Index. The Dow Jones U.S. Financials Sector Index measures the performance of the financial services economic sector of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Health Care: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Health Care Index. The Dow Jones U.S. Health Care Index measures the performance of the healthcare economic sector of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Industrials: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Industrials Index. The Dow Jones U.S. Industrials Index measures the performance of the industrial economic sector of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Internet: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones Composite Internet Index. The Dow Jones Composite Internet Index measures the performance of stocks in the U.S. equity markets that generate the majority of their revenues from the Internet.	ProFund Advisors LLC
Specialty	ProFund VP Pharmaceuticals: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Pharmaceuticals Index. The Dow Jones U.S. Pharmaceuticals Index measures the performance of the pharmaceuticals industry portion of the U.S. equity market.	ProFund Advisors LLC

AMERICAN SKANDIA ANNUITIES PROSPECTUS

STYLE/TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Specialty	ProFund VP Precious Metals: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones Precious Metals Index. The Dow Jones Precious Metals Index measures the performance of the precious metals mining industry.	ProFund Advisors LLC
Specialty	ProFund VP Real Estate: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Real Estate Index. The Dow Jones U.S. Real Estate Index measures the performance of the real estate industry portion of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Semiconductor: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Semiconductor Index. The Dow Jones U.S. Semiconductor Index measures the performance of the semiconductor industry portion of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Technology: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Technology Sector Index. The Dow Jones U.S. Technology Sector Index measures the performance of the technology sector of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Telecommunications: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Telecommunications Sector Index. The Dow Jones U.S. Telecommunications Sector Index measures the performance of the telecommunications economic sector of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Utilities: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the Dow Jones U.S. Utilities Sector Index. The Dow Jones U.S. Utilities Sector Index measures the performance of the utilities economic sector of the U.S. equity market.	ProFund Advisors LLC
Specialty	ProFund VP Bull: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the S&P 500® Index.	ProFund Advisors LLC
Specialty	ProFund VP Bear: seeks daily investment results, before fees and expenses, that correspond to the inverse (opposite) of the daily performance of the S&P 500® Index. If ProFund VP Bear is successful in meeting its objective, its net asset value should gain approximately the same, on a percentage basis, as any decrease in the S&P 500® Index when the Index declines on a given day. Conversely, its net asset value should lose approximately the same, on a percentage basis, as any increase in the Index when the Index rises on a given day.	ProFund Advisors LLC

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Investment Options continued

STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Specialty	ProFund VP UltraBull: seeks daily investment results, before fees and expenses, that correspond to twice (200%) the daily performance of the S&P 500® Index. Prior to May 1, 2003, ProFund VP UltraBull was named “ProFund VP Bull Plus” and sought daily investment results that corresponded to one and one-half times (150%) the daily performance of the S&P 500® Index. If ProFund VP UltraBull is successful in meeting its objective, its net asset value should gain approximately twice as much, on a percentage basis, as the S&P 500® Index when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day.	ProFund Advisors LLC
Specialty	ProFund VP OTC: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the NASDAQ-100 Index®. “OTC” in the name of ProFund VP OTC refers to securities that do not trade on a U.S. securities exchange registered under the Securities Exchange Act of 1934.	ProFund Advisors LLC
Specialty	ProFund VP Short OTC: seeks daily investment results, before fees and expenses, that correspond to the inverse (opposite) of the daily performance of the NASDAQ-100 Index®. If ProFund VP Short OTC is successful in meeting its objective, its net asset value should gain approximately the same, on a percentage basis, as any decrease in the NASDAQ-100 Index® when the Index declines on a given day. Conversely, its net asset value should lose approximately the same, on a percentage basis, as any increase in the Index when the Index rises on a given day. “OTC” in the name of ProFund VP Short OTC refers to securities that do not trade on a U.S. securities exchange registered under the Securities Exchange Act of 1934.	ProFund Advisors LLC
Specialty	ProFund VP UltraOTC: seeks daily investment results, before fees and expenses, that correspond to twice (200%) the daily performance of the NASDAQ-100 Index®. If ProFund VP UltraOTC is successful in meeting its objective, its net asset value should gain approximately twice as much, on a percentage basis, as the NASDAQ-100 Index® when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day. “OTC” in the name of ProFund VP UltraOTC refers to securities that do not trade on a U.S. securities exchange registered under the Securities Exchange Act of 1934.	ProFund Advisors LLC
Mid Cap Value	ProFund VP Mid-Cap Value: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the S&P MidCap 400/Barra Value Index®. The S&P MidCap 400/Barra Value Index® is a float adjusted market capitalization weighted index comprised of the stocks in the S&P MidCap 400 Index that have comparatively low price-to-book ratios as determined before each semiannual rebalance date.	ProFund Advisors LLC
Mid Cap Growth	ProFund VP Mid-Cap Growth: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the S&P MidCap 400/Barra Growth Index®. The S&P MidCap 400/Barra Growth Index® is a float adjusted market capitalization weighted index comprised of the stocks in the S&P MidCap 400 Index® that have comparatively high price-to-book ratios as determined before each semiannual rebalance date.	ProFund Advisors LLC

AMERICAN SKANDIA ANNUITIES PROSPECTUS

STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Specialty	ProFund VP UltraMid-Cap: seeks daily investment results, before fees and expenses, that correspond to twice (200%) the daily performance of the S&P MidCap 400 Index®. If ProFund VP UltraMid-Cap is successful in meeting its objective, its net asset value should gain approximately twice as much, on a percentage basis, as the S&P MidCap 400 Index® when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day.	ProFund Advisors LLC
Small Cap Value	ProFund VP Small-Cap Value: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the S&P SmallCap 600/Barra Value Index®. The S&P SmallCap 600/Barra Value Index® is a float adjusted market capitalization weighted index comprised of the stocks in the S&P SmallCap 600/Barra Value Index® that have comparatively low price-to-book ratios as determined before each semiannual rebalance date.	ProFund Advisors LLC
Small Cap Growth	ProFund VP Small-Cap Growth: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the S&P SmallCap 600/Barra Growth Index®. The S&P SmallCap 600/Barra Growth Index® is a float adjusted market capitalization weighted index comprised of the stocks in the S&P SmallCap 600/Barra Growth Index® that have comparatively high price-to-book ratios as determined before each semiannual rebalance date.	ProFund Advisors LLC
Specialty	ProFund VP UltraSmall-Cap: seeks daily investment results, before fees and expenses, that correspond to twice (200%) the daily performance of the Russell 2000® Index. If ProFund VP UltraSmall-Cap is successful in meeting its objective, its net asset value should gain approximately twice as much, on a percentage basis, as the Russell 2000 Index® when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day.	ProFund Advisors LLC
Specialty	ProFund VP U.S. Government Plus: seeks daily investment results, before fees and expenses, that correspond to one and one-quarter times (125%) the daily price movement of the most recently issued 30-year U.S. Treasury bond (“Long Bond”). In accordance with its stated objective, the net asset value of ProFund VP U.S. Government Plus generally should decrease as interest rates rise. If ProFund VP U.S. Government Plus is successful in meeting its objective, its net asset value should gain approximately one and one-quarter times (125%) as much, on a percentage basis, as any daily increase in the price of the Long Bond on a given day. Conversely, its net asset value should lose approximately one and one-quarter as much, on a percentage basis, as any daily decrease in the price of the Long Bond on a given day.	ProFund Advisors LLC

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Investment Options continued

STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Specialty	ProFund VP Rising Rates Opportunity: seeks daily investment results, before fees and expenses, that correspond to one and one-quarter times (125%) the inverse (opposite) of the daily price movement of the most recently issued 30-year U.S. Treasury bond (“Long Bond”). In accordance with its stated objective, the net asset value of ProFund VP Rising Rates Opportunity generally should decrease as interest rates fall. If ProFund VP Rising Rates Opportunity is successful in meeting its objective, its net asset value should gain approximately one and one-quarter times as much, on a percentage basis, as any daily decrease in the Long Bond on a given day. Conversely, its net asset value should lose approximately one and one-quarter times as much, on a percentage basis, as any daily increase in the Long Bond on a given day.	ProFund Advisors LLC
Large Cap Growth	ProFund VP Large-Cap Growth: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the S&P 500/Barra Growth Index®. The S&P 500/Barra Growth Index is a float adjusted market capitalization weighted index comprised of the stocks in the S&P 500 Index that have comparatively high price-to-book ratios as determined before each semiannual rebalance date.	ProFund Advisors LLC
Large Cap Value	ProFund VP Large-Cap Value: seeks daily investment results, before fees and expenses, that correspond to the daily performance of the S&P 500/Barra Value Index®. The S&P 500/Barra Value Index is a float adjusted market capitalization weighted index comprised of the stocks in the S&P 500 Index that have comparatively low price-to-book ratios as determined before each semiannual rebalance date.	ProFund Advisors LLC
Specialty	ProFund VP Short Small-Cap: seeks daily investment results, before fees and expenses, that correspond to the inverse (opposite) of the daily performance of the Russell 2000® Index. If ProFund VP Short Small-Cap is successful in meeting its objective, its net asset value should gain approximately the same amount, on a percentage basis, as any decrease in the Russell 2000 Index when the Index declines on a given day. Conversely, its net asset value should lose approximately the same amount, on a percentage basis, as any increase in the Index when the Index rises on a given day.	ProFund Advisors LLC
Specialty	ProFund VP Short Mid-Cap: seeks daily investment results, before fees and expenses, that correspond to the inverse (opposite) of the daily performance of the S&P MidCap 400 Index®. If ProFund VP Short Mid-Cap is successful in meeting its objective, its net asset value should gain approximately the same amount, on a percentage basis, as any decrease in the S&P MidCap 400 Index when the Index declines on a given day. Conversely, its net asset value should lose approximately the same amount, on a percentage basis, as any increase in the Index when the Index rises on a given day.	ProFund Advisors LLC

AMERICAN SKANDIA ANNUITIES PROSPECTUS

STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Specialty	Access VP High Yield: seeks to provide investment results that correspond generally to the total return of the high yield market consistent with maintaining reasonable liquidity. The Access VP High Yield, created by ProFund Advisors, will achieve its high yield exposure primarily through CDSs but may invest in high yield debt instruments (“junk bonds”), Interest rate swap agreements and futures contracts, and other debt and money market instruments without limitation, consistent with applicable regulations. Under normal market conditions, the fund will invest at least 80% of its net assets in credit default swaps and other financial instruments that in combination have economic characteristics similar to the high yield debt market and/or in high yield debt securities. The fund seeks to maintain exposure to the high yield bond markets regardless of market conditions and without taking defensive positions.	ProFund Advisors LLC
Specialty	First Trust® 10 Uncommon Values: seeks to provide above-average capital appreciation. The Portfolio seeks to achieve its objective by investing primarily in the ten common stocks selected by the Investment Policy Committee of Lehman Brothers Inc. (“Lehman Brothers”) with the assistance of the Research Department of Lehman Brothers which, in their opinion have the greatest potential for capital appreciation during the next year. The stocks included in the Portfolio are adjusted annually on or about July 1st in accordance with the selections of Lehman Brothers.	First Trust Advisors L.P.
Specialty	Target Managed VIP: seeks to provide above-average total return. The Portfolio seeks to achieve its objective by investing in common stocks of the most attractive companies that are identified by a model based on six uniquely specialized strategies — The Dowsm DART 5, the European Target 20, the Nasdaq® Target 15, the S&P Target 24, the Target Small Cap and the Value Line® Target 25.	First Trust Advisors L.P.
Specialty	The DowSM DART 10: seeks to provide above-average total return. The Portfolio seeks to achieve its objective by investing in common stocks issued by companies that are expected to provide income and to have the potential for capital appreciation. The Portfolio invests primarily in the common stocks of the ten companies in the DJIA that have the highest combined dividend yields and buyback ratios on or about the applicable stock selection date.	First Trust Advisors L.P.
Specialty	Global Dividend Target 15 (formerly, Global Target 15): seeks to provide above-average total return. The Portfolio seeks to achieve its objective by investing in common stocks issued by companies that are expected to provide income and to have the potential for capital appreciation. The Portfolio invests primarily in the common stocks of the companies which are components of the DJIA, the Financial Times Industrial Ordinary Share Index (“FT Index”) and the Hang Seng Index. The Portfolio primarily consists of common stocks of the five companies with the lowest per share stock prices of the ten companies in each of the DJIA, FT Index and Hang Seng Index, respectively, that have the highest dividend yield in the respective index on or about the applicable stock selection date.	First Trust Advisors L.P.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Investment Options continued

STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUB-ADVISOR
Specialty	S&P® Target 24: seeks to provide above-average total return. The Portfolio seeks to achieve its objective by investing in common stocks issued by companies that have the potential for capital appreciation. The Portfolio invests primarily in the common stocks of twenty-four companies selected from a subset of the stocks included in the Standard & Poor’s 500 Composite Stock Price Index®. The subset of stocks will be taken from each of the eight largest economic sectors of the S&P 500 Index® based on the sector’s market capitalization.	First Trust Advisors L.P.
Specialty	The DowSM Target Dividend: seeks to provide above-average total return. The Portfolio seeks to achieve its objective by investing in common stocks issued by companies that are expected to provide income and to have the potential for capital appreciation. The Portfolio invests primarily in the 20 common stocks from the Dow Jones Select Dividend IndexSM with the best overall ranking on both the change in return on assets over the last 12 months and price-to-book ratio as of the close of business on or about the applicable stock selection date.	First Trust Advisors L.P.
Specialty	Value Line® Target 25: seeks to provide above-average capital appreciation. The Portfolio seeks to achieve its objective by investing in 25 of the 100 common stocks that Value Line® gives a #1 ranking for Timeliness™ which have recently exhibited certain positive financial attributes as of the close of business on the applicable stock selection date through a multi-step process.	First Trust Advisors L.P.
Specialty	Nasdaq® Target 15: seeks to provide above-average total return. The Portfolio seeks to achieve its objective by investing in common stocks issued by companies that are expected to have the potential for capital appreciation. The Portfolio invests primarily in the common stocks of fifteen companies selected from a pre-screened subset of the stocks included in the Nasdaq-100 Index™ on or about the applicable stock selection date through a multi-step process.	First Trust Advisors L.P.
International Equity	The Prudential Series Fund — SP William Blair International Growth: Seeks long-term capital appreciation. The Portfolio invests primarily in stocks of large and medium-sized companies located in countries included in the Morgan Stanley Capital International All Country World Ex-U.S. Index. Under normal market conditions, the portfolio invests at least 80% of its net assets in equity securities. The Portfolio’s assets normally will be allocated among not fewer than six different countries and will not concentrate investments in any particular industry. (See information above regarding limited availability of this option).	Prudential Investments LLC/ William Blair & Company, LLC

“Standard & Poor’s®, “S&P®,” “S&P 500®,” “Standard & Poor’s 500,” and “500” are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the Portfolio.

“Dow Jones Industrial AverageSM”, “DJIASM”, “Dow IndustrialsSM”, “Dow Jones Select Dividend IndexSM”, and “The Dow 10SM”, are service marks of Dow Jones & Company, Inc. (“Dow Jones”) and have been licensed for use for certain purposes by First Trust Advisors L.P. (“First Trust”). The portfolios, including, and in particular the Target Managed VIP portfolio The DowSM DART 10 portfolio, and The DowSM Target Dividend Portfolio are not endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.

“Standard & Poor’s,” “S&P,” “S&P 500,” “Standard & Poor’s 500,” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by First Trust on behalf of the S&P Target 24 Portfolio and the Target Managed VIP Portfolio. The Portfolios are not sponsored, endorsed, managed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the Portfolio.

“The Nasdaq 100®”, “Nasdaq-100 Index®”, “Nasdaq Stock Market®”, and “Nasdaq®” are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the “Corporations”) and have been licensed for use by First Trust. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio have not been passed on by the Corporations as to its legality or suitability. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio are not issued, endorsed, sponsored, managed, sold or promoted by the Corporations. The Corporations make no warranties and bear no liability with respect to the Nasdaq Target 15 Portfolio or the Target Managed VIP Portfolio.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

“Value Line®,” “The Value Line Investment Survey,” and “Value Line Timeliness™ Ranking System” are registered trademarks of Value Line Securities, Inc. or Value Line Publishing, Inc. The Target Managed VIP® Portfolio is not sponsored, recommended, sold or promoted by Value Line Publishing, Inc., Value Line, Inc. or Value Line Securities, Inc. (“Value Line”). Value Line makes no representation regarding the advisability of investing in the Portfolio.

The First Trust® 10 Uncommon Values portfolio is not sponsored or created by Lehman Brothers, Inc. (“Lehman Brothers”). Lehman Brothers’ only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman Brothers and of the “10 Uncommon Values” which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First Trust® 10 Uncommon Values portfolio.

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor’s or NASDAQ, and neither Standard & Poor’s nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

WHAT ARE THE FIXED ALLOCATIONS?

We offer Fixed Allocations of different durations during the accumulation period. These “Fixed Allocations” earn a guaranteed fixed rate of interest for a specified period of time, called the “Guarantee Period.” In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a “Market Value Adjustment.” The Market Value Adjustment can either be positive or negative, depending on the movement of applicable interest rates payable on Strips of the appropriate duration. Please refer to the section entitled “How does the Market Value Adjustment Work?” for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-752-6342 to determine availability of Fixed Allocations in your state and for your annuity product.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Fees and Charges

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise we will incur a loss. For example, American Skandia may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations under an Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering an Annuity and, in the case of XT6, to offset a portion of the costs associated with offering Credits which are funded through American Skandia’s general account.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk, nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract. A portion of the proceeds that American Skandia receives from charges that apply to the Sub-accounts may include amounts based on market appreciation of the Sub-account values including, for XT6 and APEX II, appreciation on amounts that represent any Credits.

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent Deferred Sales Charge: We do not deduct a sales charge from Purchase Payments you make to your Annuity. However, we may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials and other promotional expenses. The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable Annuity Year. For purposes of calculating the CDSC, we consider the year following the Issue Date of your Annuity as Year 1. The amount of the CDSC decreases over time, measured from the Issue Date of the Annuity. The CDSC percentages for ASAP III, APEX II and XT6 are shown under “Summary of Contract Fees and Charges”. No CDSC is deducted from ASL II Annuities.

Under certain circumstances you can withdraw a limited amount of Account Value without paying a CDSC that would otherwise apply. This is referred to as a “Free Withdrawal.” Free Withdrawals are not treated as a withdrawal of Purchase Payments for purposes of calculating any applicable CDSC on a subsequent withdrawal or surrender. Withdrawals of amounts greater than the maximum Free Withdrawal amount are treated as a withdrawal of Purchase Payments and will be assessed any applicable CDSC. For purposes of calculating any applicable CDSC on a surrender, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

We may waive any applicable CDSC under certain medically-related circumstances or when taking a Minimum Distribution from an Annuity purchased as a “qualified” investment. Free Withdrawals, Medically-Related Surrenders and Minimum Distributions are each explained more fully in the section entitled “Access to Your Account Value”.

Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or asset allocation program when we count the twenty free transfers. All transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If enrolled in any program that does not permit transfer requests to be transmitted electronically, the Transfer Fee will not be waived.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $35.00 or 2% of your Account Value invested in the Sub-accounts, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. With respect to ASAP III, APEX II and ASL II, currently, the Annual Maintenance Fee is only deducted if your Account Value is less than $100,000 on the anniversary of the Issue Date or at the time of surrender. With respect to XT6, we deduct the Annual Maintenance Fee regardless of Account Value. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

Tax Charge: Several states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2% of your premium and is designed to approximate the taxes that we are required to pay. We generally will deduct the charge at the time the tax is imposed, but may also decide to deduct the charge from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

We will pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract.

Insurance Charge: We deduct an Insurance Charge daily. The charge is assessed against the daily assets allocated to the Sub-accounts and is equal to the amount indicated under “Summary of Contract Fees and Charges”. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under each Annuity, including each Annuity’s basic Death Benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under each Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under each Annuity.

Distribution Charge: For ASAP III and XT6, we deduct a Distribution Charge daily. The charge is assessed against the average assets allocated to the Sub-accounts and is equal to the amount indicated under “Summary of Contract Fees and Charges” on an annual basis. The Distribution Charge is intended to compensate us for a portion of our acquisition expenses under the Annuity, including promotion and distribution of the Annuity and, with respect to XT6, the costs associated with offering Credits which are funded through American Skandia’s general account. The Distribution Charge is deducted against your Annuity’s Account Value and any increases or decreases in your Account Value based on market fluctuations of the Sub-accounts will affect the charge.

Optional Benefits for which we assess a charge: If you elect to purchase certain optional benefits, we will deduct an additional charge on a daily basis solely from your Account Value allocated to the Sub-accounts. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. We

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Fees and Charges continued

may assess charges for other optional benefits on a different basis. Please refer to the sections entitled “Living Benefit Programs” and “Death Benefit” for a description of the charge for each Optional Benefit.

Fees and expenses incurred by the Portfolios: Each Portfolio incurs total annual operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees that may apply. These fees and expenses are reflected daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and expenses can be found in the prospectuses for the Portfolios.

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

No specific fees or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any CDSC or Tax Charge applies to amounts that are taken from the Sub-accounts or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?

If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will be subject to charges that apply under the variable immediate annuity option. Also, a tax charge may apply (see “Tax Charge” above). The variable annuity payment options are described in detail in a separate prospectus, which is available upon request and which will be provided to you if and when you elect one of the variable annuity payment options. The separate prospectus sets forth the fees and charges under the variable payment option, which may be higher than those set forth in this prospectus.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; (d) whether an annuity is reinstated pursuant to our rules; and/or (e) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Purchasing Your Annuity

WHAT ARE OUR REQUIREMENTS FOR PURCHASING ONE OF THE ANNUITIES?

Initial Purchase Payment: Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment as follows: $1,000 for ASAP III, $10,000 for XT6 and APEX II and $15,000 for ASL II. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least the minimum initial Purchase Payment for the Annuity purchased.

Where allowed by law, we must approve any initial and additional Purchase Payments of $1,000,000 or more. We may apply certain limitations and/or restrictions on an Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under an Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under an Annuity or restricting the Sub-accounts or Fixed Allocations that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your Financial Professional’s broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: Unless we agree otherwise and subject to our rules, the Owner must not be older than a maximum issue age as of the Issue Date of the Annuity as follows: age 80 for ASAP III, age 75 for XT6 and age 85 for APEX II. For ASL II, there is no maximum issue age, however the basic death benefit provides greater protection for Owners under age 85. If an Annuity is owned jointly, the oldest of the Owners must not be older than the maximum issue age on the Issue Date. You should consider your need to access your Account Value and whether the Annuity’s liquidity features will satisfy that need. If you take a distribution prior to age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability and level of protection of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity or the date of the Owner’s death.

Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

•	Owner: The Owner(s) holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint owners are required to act jointly; however, if each owner provides us with an instruction that we find acceptable, we will permit each owner to act separately. All information and documents that we are required to send you will be sent to the first named owner. This Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term “Owner.”
•	Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the Prospectus.
•	Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your beneficiary designation should be the exact name of your beneficiary, not only a reference to the beneficiary’s relationship to you. If you use a designation of “surviving spouse,” we will pay the Death Benefit to the individual that is your spouse at the time of your death (as defined under the federal tax laws and regulations). If no beneficiary is named the Death Benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Managing Your Annuity

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?

You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Upon an ownership change, any automated investment or withdrawal programs will be canceled. The new owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

•	a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
•	a new Annuitant subsequent to the Annuity Date;
•	for “non-qualified” investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
•	a change in Beneficiary if the Owner had previously made the designation irrevocable.

There may be restrictions on designation changes when you have elected certain optional benefits.

Spousal Owners/Spousal Beneficiaries

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-owner unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For the Spousal Lifetime Five Income Benefit, the eligible surviving spouse will also be able to assume the benefit with the Annuity. See the description of this benefit in the “Living Benefit Programs” section of this Prospectus. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Contingent Annuitant

If an Annuity is owned by an entity and the entity has named a Contingent Annuitant, no Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant will reflect the amount that would have been payable had a Death Benefit been paid. The Annuity is eligible to have a Contingent Annuitant designation if the entity which owns the annuity is a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) or an entity described in Code section 72(u)(1), or any successor Code sections.

MAY I RETURN MY ANNUITY IF I CHANGE MY MIND?

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a “free-look.” Depending on the state in which you purchased your Annuity and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, or longer, measured from the time that you received your Annuity. If you return your Annuity during the applicable period, we will refund your current Account Value plus any tax charge deducted, and depending on your state’s requirements, any applicable insurance charges deducted. The amount returned to you may be higher or lower than the Purchase Payment(s) applied during the right to cancel period. Where required by law, we will return your Purchase Payment(s), or the greater of your current Account Value and the amount of your Purchase Payment(s) applied during the right to cancel period. With respect to XT6, if you return your Annuity, we will not return any Credits we applied to your Annuity based on your Purchase Payments.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

Unless we agree otherwise and subject to our rules, the minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia’s Systematic Investment Plan or a periodic purchase payment program. Purchase Payments made while you participate in an asset allocation program will be allocated in accordance with such program. Additional Purchase Payments may be paid at any time before the Annuity Date.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. We call our electronic funds transfer program “American Skandia’s Systematic Investment Plan.” Purchase Payments made through electronic funds transfer may only be allocated to the Sub-accounts when applied. We may allow you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments through an electronic funds transfer that will equal at least the minimum Purchase Payment set forth above during the first 12 months of your Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to Sub-accounts and the periodic Purchase Payments received in the first year total at least the minimum Purchase Payment set forth above.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Managing Your Account Value

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See “Valuing Your Investment” for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions for allocating your Account Value. The Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. You can allocate Account Value to one or more Sub-accounts or Fixed Allocations. Investment restrictions will apply if you elect certain optional benefits.

Subsequent Purchase Payments: Unless you participate in an asset allocation program, or unless you have provided us with other specific allocation instructions for one, more than one, or all subsequent Purchase Payments, we will allocate any additional Purchase Payments you make according to your initial Purchase Payment allocation instructions. If you so instruct us, we will allocate subsequent Purchase Payments according to any new allocation instructions. Unless you tell us otherwise, Purchase Payments made while you participate in an asset allocation program will be allocated in accordance with such program.

HOW DO I RECEIVE A LOYALTY CREDIT UNDER THE ASAP III AND APEX II ANNUITIES?

We apply a Loyalty Credit to your Annuity’s Account Value at the end of your fifth Annuity Year (“fifth Annuity Anniversary”). With respect to ASAP III, for annuities issued on or after February 13, 2006 (subject to state availability), the Loyalty Credit is equal to 0.50% of total Purchase Payments made during the first four Annuity Years less the cumulative amount of withdrawals made (including the deduction of any CDSC amounts) through the fifth Annuity Anniversary. With respect to APEX II, for annuities issued on or after June 20, 2005 (subject to state availability), the Loyalty Credit is equal to 2.25% of total Purchase Payments made during the first four Annuity Years less the cumulative amount of withdrawals made (including the deduction of any CDSC amounts) through the fifth Annuity Anniversary. For APEX II Annuities issued on or after February 13, 2006 (subject to state availability), the Loyalty Credit is equal to 2.75% of total Purchase Payments made during the first four Annuity Years less the cumulative amount of withdrawals made (including the deduction of any CDSC amounts) through the fifth Annuity Anniversary.

If the total Purchase Payments made during the first four Annuity Years is less than the cumulative amount of withdrawals made on or before the fifth Annuity Anniversary, no Loyalty Credit will be applied to your Annuity. Also, no Loyalty Credit will be applied to your Annuity if your Account Value is zero on the fifth Annuity Anniversary. This would include any situation where the Annuity is still in force due to the fact that payments are being made under an optional benefit such as Lifetime Five or the Guaranteed Minimum Withdrawal Benefit. In addition, no Loyalty Credit will be applied to your Annuity if before the fifth Annuity Anniversary: (i) you have surrendered your Annuity; (ii) you have annuitized your Annuity; (iii) your beneficiary has elected our Beneficiary Continuation Option; or (iv) we have received due proof of your death (and there has been no spousal continuation election made). If your spouse continues the contract under our spousal continuation option, we will apply the Loyalty Credit to your Annuity only on the fifth Annuity Anniversary measured from the date that we originally issued you the Annuity. Since the Loyalty Credit is applied to the Account Value only, any guarantees that are not based on Account Value will not reflect the Loyalty Credit. Similarly, guarantees that are made against a loss in Account Value will not be triggered in certain very limited circumstances where they otherwise would have been, had no Loyalty Credit been applied to the Account Value.

HOW ARE LOYALTY CREDITS APPLIED TO MY ACCOUNT VALUE UNDER THE ASAP III AND APEX II ANNUITIES?

Any Loyalty Credit that is allocated to your Account Value on the fifth Annuity Anniversary will be allocated to the Fixed Allocations and Sub-accounts in the same percentages as Purchase Payments are then being allocated to your Annuity.

Example of Applying the Loyalty Credit with respect to ASAP III

Assume you make an initial Purchase Payment of $10,000 and your Annuity is issued on or after February 13, 2006. During Annuity Year four (i.e., prior to the fourth Annuity Anniversary) you make an additional $10,000 Purchase Payment. During the early part of Annuity Year five (i.e., prior to the fifth Annuity Anniversary) you make a $10,000 Purchase Payment and later in the year make a withdrawal of $5,000. The Loyalty Credit that we will apply to your Annuity on the fifth Annuity Anniversary is, subject to state availability, equal to 0.50% of $15,000 (this represents the $20,000 of Purchase Payments made during the first four Annuity Years minus the $5,000 withdrawal made in the fifth Annuity Year. The computation disregards the additional $10,000 Purchase Payment made in the fifth Annuity Year.) Therefore, the Loyalty Credit amount would be equal to $75.00.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Example of Applying the Loyalty Credit with respect to APEX II

Assume you make an initial Purchase Payment of $10,000 and your Annuity is issued on or after February 13, 2006. During Annuity Year four (i.e., prior to the fourth Annuity Anniversary) you make an additional $10,000 Purchase Payment. During the early part of Annuity Year five (i.e., prior to the fifth Annuity Anniversary) you make a $10,000 Purchase Payment and later in the year make a withdrawal of $5,000. The Loyalty Credit that we will apply to your Annuity on the fifth Annuity Anniversary is, subject to state availability, equal to 2.75% of $15,000 (this represents the $20,000 of Purchase Payments made during the first four Annuity Years minus the $5,000 withdrawal made in the fifth Annuity Year. The computation disregards the additional $10,000 Purchase Payment made in the fifth Annuity Year.) Therefore, the Loyalty Credit amount would be equal to $412.50.

HOW DO I RECEIVE CREDITS UNDER THE XT6 ANNUITY?

We apply a “Credit” to your Annuity’s Account Value each time you make a Purchase Payment during the first six (6) Annuity Years. The amount of the Credit is payable from our general account. The amount of the Credit depends on the Annuity Year in which the Purchase Payment(s) is made, according to the table below:

For annuities issued prior to February 13, 2006:

ANNUITY YEAR	CREDIT
1	6.00%
2	5.00%
3	4.00%
4	3.00%
5	2.00%
6	1.00%
7+	0.00%

For annuities issued on or after February 13, 2006 (subject to state availability):

ANNUITY YEAR	CREDIT
1	6.50%
2	5.00%
3	4.00%
4	3.00%
5	2.00%
6	1.00%
7+	0.00%

Credits Applied to Purchase Payments for Designated Class of Annuity Owner

Prior to May 1, 2004, where allowed by state law, Annuities could be purchased by a member of the class defined below, with a different table of Credits. The Credit applied to all Purchase Payments on such Annuities is as follows based on the Annuity Year in which the Purchase Payment was made: Year 1 — 9.0%; Year 2 — 9.0%; Year 3 — 8.5%; Year 4 — 8.0%; Year 5 — 7.0%; Year 6 — 6.0%; Year 7 — 5.0%; Year 8 — 4.0%; Year 9 — 3.0%; Year 10 — 2%; Year 11+ — 0.0%.

The designated class of Annuity Owners included: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodian-ship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated, a Prudential Financial Company; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h); and (j) the siblings of any such persons noted in (b) through (h) above.

All other terms and conditions of the Annuity apply to Owners in the designated class.

HOW ARE CREDITS APPLIED TO ACCOUNT VALUE UNDER THE XT6 ANNUITY?

Each Credit is allocated to your Account Value at the time the Purchase Payment is applied to your Account Value. The amount of the Credit is allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Examples of Applying Credits

Initial Purchase Payment

Assume you make an initial Purchase Payment of $10,000 and your Annuity is issued on or after February 13, 2006. We would apply a 6.5% Credit to your Purchase Payment and allocate the amount of the Credit ($650 = $10,000 × .06) to your Account Value in the proportion that your Purchase Payment is allocated.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Managing Your Account Value continued

Additional Purchase Payment in Annuity Year 2

Assume that you make an additional Purchase Payment of $5,000. We would apply a 5.0% Credit to your Purchase Payment and allocate the amount of the Credit ($250 = $5,000 × .05) to your Account Value.

Additional Purchase Payment in Annuity Year 6

Assume that you make an additional Purchase Payment of $15,000. We would apply a 1.0% Credit to your Purchase Payment and allocate the amount of the Credit ($150 = $15,000 × .01) to your Account Value.

The amount of any Credits applied to your XT6 Annuity Account Value can be recovered by American Skandia under certain circumstances:

•	any Credits applied to your Account Value on Purchase Payments made within the 12 months before the date of death will be recovered;
•	the amount available under the medically-related surrender portion of the Annuity will not include the amount of any Credits payable on Purchase Payments made within 12 months of the date the Annuitant first became eligible for the medically-related surrender; and
•	if you elect to “free-look” your Annuity, the amount returned to you will not include the amount of any Credits.

If you qualify for the 6.5% Xtra Credit in the first year (for annuities issued on or after February 13, 2006, subject to state availability), only 6% of that amount will be taken back if within 12 months of receiving the 6.5% credit you die or elect to withdraw your Account Value under the medically-related surrender provision. However, we will take back the entire 6.5% if you “free-look” your Annuity.

The Account Value may be substantially reduced if American Skandia recovers the Credit amount under these circumstances. However, any investment gain on the Credit amount will not be taken back. We do not deduct a CDSC in any situation where we recover the Credit amount. During the first 10 Annuity Years, the total asset-based charges on this Annuity (including the Insurance Charge and the Distribution Charge) are higher than many of our other annuities, including other annuities we offer that apply credits to purchase payments.

General Information about Credits

•	We do not consider Credits to be “investment in the contract” for income tax purposes.

•	You may not withdraw the amount of any Credits under the Free Withdrawal provision. The Free Withdrawal provision only applies to withdrawals of Purchase Payments.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?

During the accumulation period you may transfer Account Value between investment options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro- rata to the other investment options to which you transferred.

We may impose specific restrictions on financial transactions (including transfer requests) for certain Portfolios based on the Portfolio’s investment and/or transfer restrictions. We may do so to conform to any present or future restriction that is imposed by any portfolio available under an Annuity. Currently, any purchase, redemption or transfer involving the ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The “cut-off” time for such financial transactions involving a ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically, including through American Skandia’s Internet website (www.americanskandia.prudential.com).

Currently, we charge $10.00 for each transfer after the twentieth (20th) transfer in each Annuity Year. Transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or asset allocation program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee. We may also increase the Transfer Fee that we charge to $20.00 for each transfer after the number of free transfers has been used up. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If enrolled in any program that does not permit transfer requests to be transmitted electronically, the Transfer Fee will not be waived.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a “writing”, (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or the AST Money Market Portfolio, or any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a Portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. Each Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., one or more of the Sub-accounts corresponding to the ProFund Portfolios and the AST Money Market Portfolio), and we encourage Owners seeking frequent transfers to utilize those Sub-accounts.

In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by the Portfolio’s portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

•	With respect to each Sub-account (other than the AST Money Market Sub-account, or a Sub-account corresponding to a ProFund Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as asset allocation and auto-mated withdrawals; (ii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or the AST Money Market Portfolio; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.
•	We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

Contract owners in New York who purchased their contracts prior to March 15, 2004 are not subject to the specific restrictions outlined in bulleted paragraphs immediately above. In addition, there are contract owners of different variable annuity contracts that are funded through the same Separate Account that are not subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Finally, there are contract owners of other variable annuity contracts or variable life contracts that are issued by American Skandia as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Managing Your Account Value continued

performance or tax issues) may affect all contract owners. Similarly, while contracts managed by an Financial Professional or third party investment advisor are subject to the restrictions on transfers between investment options that are discussed above, if the advisor manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund’s assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by an Financial Professional or third party investment advisor), and will not waive a transfer restriction for any contract owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

DO YOU OFFER DOLLAR COST AVERAGING?

Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount periodically from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts, or a program that transfers amounts monthly from Fixed Allocations. By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluc-tuation on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. There is no minimum Account Value required to enroll in a Dollar Cost Averaging program and we do not deduct a charge for participating in a Dollar Cost Averaging program.

You can Dollar Cost Average from Sub-accounts or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

•	You may only use Fixed Allocations with Guarantee Periods of 2 or 3 years.
•	You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
•	Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

The Dollar Cost Averaging program is not available if you have elected an automatic rebalancing program or an asset allocation program. Dollar Cost Averaging from Fixed Allocations is not available if you elect the Guaranteed Return Option Plus or the Guaranteed Return Option.

American Skandia may offer Fixed Allocations with Guarantee Periods of 6 months or 12 months exclusively for use with a Dollar Cost Averaging program (“DCA Fixed Allocations”). DCA Fixed Allocations are designed to automatically transfer Account Value in either 6 or 12 payments under a Dollar Cost Averaging program. Dollar Cost Averaging transfers will begin on the day following the date the DCA Fixed Allocation is established and each month following until the entire principal amount plus earnings is transferred. DCA Fixed Allocations may only be established with your initial Purchase Payment or additional Purchase Payments. You may not transfer existing Account Value to a DCA Fixed Allocation. We reserve the right to terminate offering these special purpose Fixed Allocations at any time.

Account Value allocated to the DCA Fixed Allocation will be transferred to the Sub-accounts you choose under the Dollar Cost Averaging program. If you terminate the Dollar Cost Averaging program before the entire principal amount plus earnings has been transferred to the Sub-account(s), you must transfer all remaining Account Value to any other investment option. Unless you provide alternate instructions at the time you terminate the Dollar Cost Averaging program, Account Value will be transferred to the AST Money Market Sub-account. Transfers from Fixed Allocations as part of a Dollar Cost Averaging program are not subject to a Market Value Adjustment. However, a Market Value Adjustment will apply if you terminate the Dollar Cost Averaging program before the entire principal amount plus earnings has been transferred to the Sub-account(s).

AMERICAN SKANDIA ANNUITIES PROSPECTUS

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?

Yes. During the accumulation period, we offer Automatic Rebalancing among the Sub-accounts you choose. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you chose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift.

Any transfer to or from any Sub-account that is not part of your Automatic Rebalancing program, will be made; however, that Sub-account will not become part of your rebalancing program unless we receive instructions from you indicating that you would like such option to become part of the program.

There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a Systematic Withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

ARE ANY ASSET ALLOCATION PROGRAMS AVAILABLE?

We currently do not offer any asset allocation programs for use with your Annuity. Prior to December 5, 2005, we made certain asset allocation programs available. If you enrolled in one of the asset allocation programs prior to December 5, 2005, see the Appendix entitled, “Additional Information on the Asset Allocation Programs” for more information on how the programs are administered.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A “RETURN OF PREMIUM” AT A FUTURE DATE?

Yes. We offer two different programs for investors who wish to invest in the Sub-accounts but also wish to protect their principal, as of a specific date in the future. They are the Balanced Investment Program and the Guaranteed Return Option PlusSM. (The Guaranteed Return Option Plus (GRO PlusSM) is not available in all states. In some states where GRO Plus is not available we offer the Guaranteed Return Option (GRO).) Both the Balanced Investment Program and GRO Plus allow you to allocate a portion of your Account Value to the available Sub-accounts while ensuring that your Account Value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. Under GRO Plus, Account Value is allocated to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts or the interest rate environment after the amount is allocated to a Fixed Allocation. Generally, more of your Account Value will be allocated to the Sub-accounts under the GRO Plus program than under the Balanced Investment Program (although in periods of poor market performance, low interest rates and/or as the option progresses to its maturity date, this may not be the case). You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed. In addition, as with most return of premium programs, amounts that are available to allocate to the Sub-accounts may be substantially less than they would be if you did not elect a return of premium program. This means that, if investment experience in the Sub-accounts were positive, your Account Value would grow at a slower rate than if you did not elect a return of premium program and allocated all of your Account Value to the Sub-accounts.

Balanced Investment Program

We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the Sub-accounts that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific “principal amount” (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the “principal amount”. Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will

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terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under your Annuity. Account Value you allocate to the Sub-accounts is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

Example

Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 2.50%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.781198 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $78,120 will be allocated to the Fixed Allocation and the remaining Account Value ($21,880) will be allocated to the Sub-accounts. Assuming that you do not make any withdrawals or transfers from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the Sub-accounts.

The Guaranteed Return Option Plus (GRO Plus) guarantees that, after a seven-year period following commencement of the program (“maturity date”) and on each anniversary of the maturity date thereafter, your Account Value will not be less than the Account Value on the effective date of the program. The program also offers you the option to elect a second, enhanced guarantee amount at a higher Account Value subject to a separate maturity period (and its anniversaries). The GRO Plus program may be appropriate if you wish to protect a principal amount (called the “Protected Principal Value”) against market downturns as of a specific date in the future, but also wish to exercise control of your available Account Value among the Sub-accounts to participate in market experience. Under the GRO Plus program, you give us the right to allocate amounts to Fixed Allocations as needed to support the guarantees provided. The available Account Value is the amount not allocated to the Fixed Allocations to support the guarantees provided. There is a fee associated with this program. See “Living Benefit Programs,” later in this Prospectus, for more information about this program.

MAY I GIVE MY FINANCIAL PROFESSIONAL PERMISSION TO MANAGE MY ACCOUNT VALUE?

Yes. Your Financial Professional may direct the allocation of your Account Value and request financial transactions between investment options while you are living, subject to our rules and unless you tell us otherwise. If your Financial Professional has this authority, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

MAY I AUTHORIZE MY THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT?

Yes. You may engage your own investment advisor to manage your account. These investment advisors may be firms or persons who also are appointed by us, or whose affiliated broker-dealers are appointed by us, as authorized sellers of the Annuities. Even if this is the case, however, please note that the investment advisor you engage to provide advice and/or make transfers for you, is not acting on our behalf, but rather is acting on your behalf. We do not offer advice about how to allocate your Account Value under any circumstance. As such, we are not responsible for any recommendations such investment advisors make, any investment models or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. If you authorize your investment advisor to withdraw amounts from your Annuity (to the extent permitted) to pay for the investment advisor’s fee, as with any other withdrawal from your Annuity, you may incur adverse tax consequences, a CDSC and/or a market value adjustment. Withdrawals to pay your investment advisor generally will also reduce the level of various living and death benefit guarantees provided (e.g. the withdrawals will reduce proportionately your Annuity’s guaranteed minimum death benefit.) We are not a party to the agreement you have with your investment advisor and do not verify that amounts withdrawn from your annuity, including amounts withdrawn to pay for the investment advisor’s fee, are within

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

the terms of your agreement with your investment advisor. You will, however, receive confirmations of transactions that affect your Annuity. If your investment advisor has also acted as your Financial Professional with respect to the sale of your Annuity, he or she may be receiving compensation for services provided both as an Financial Professional and investment advisor. Alternatively, the investment advisor may compensate the Financial Professional from whom you purchased your Annuity for the referral that led you to enter into your investment advisory relationship with the investment advisor. If you are interested in the details about the compensation that your investment advisor and/or your Financial Professional receive in connection with your Annuity, you should ask them for more details.

We or an affiliate of ours may provide administrative support to licensed, registered Financial Professionals or Investment advisors who you authorize to make financial transactions on your behalf. We may require Financial Professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the Financial Professional’s or investment advisor’s ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an Financial professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) of American Skandia.

Please Note: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between investment options that are discussed in the section entitled “ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?” Since transfer activity under contracts managed by an Financial Professional or third party investment adviser may result in unfavorable consequences to all contract owners invested in the affected options we reserve the right to limit the investment options available to a particular Owner whose contract is managed by the advisor or impose other transfer restrictions we deem necessary. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your Financial Professional. Your Financial Professional will be informed of all such restrictions on an ongoing basis. We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.prudential.com).

Limitations that we may impose on your Financial Professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED ALLOCATIONS WORK?

We credit a fixed interest rate to the Fixed Allocation throughout a set period of time called a “Guarantee Period.” Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-752-6342.

A Guarantee Period for a Fixed Allocation begins:

•	when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
•	upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
•	when you “renew” a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see “Do You Offer Dollar Cost Averaging?”) or a balanced investment program (see “Do you offer programs designed to guarantee a “Return of Premium” at a future date?”). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do

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not participate in an optional investment program. Any such program is at our sole discretion.

American Skandia may offer Fixed Allocations with Guarantee Periods of 3 months or 6 months exclusively for use as a short-term Fixed Allocation (“Short-term Fixed Allocations”). Short-term Fixed Allocations may only be established with your initial Purchase Payment or additional Purchase Payments. You may not transfer existing Account Value to a Short-term Fixed Allocation. We reserve the right to terminate offering these special purpose Fixed Allocations at any time.

On the Maturity Date of the Short-term Fixed Allocation, the Account Value will be transferred to the Sub-account(s) you choose at the inception of the program. If no instructions are provided, such Account Value will be transferred to the AST Money Market Sub-account. Short-term Fixed Allocations may not be renewed on the Maturity Date. If you surrender the Annuity or transfer any Account Value from the Short-term Fixed Allocation to any other investment option before the end of the Guarantee Period, a Market Value Adjustment will apply.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw Account Value from a Fixed Allocation more than 30 days before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a “Market Value Adjustment” or “MVA”. The amount of any Market Value Adjustment can be either positive or negative, depending on the movement of a combination of Strip Yields on Strips and an Option-adjusted Spread (each as defined below) between the time that you purchase the Fixed Allocation and the time you make a transfer or withdrawal. The Market Value Adjustment formula compares the combination of Strip Yields for Strips and the Option-adjusted Spreads as of the date the Guarantee Period began with the combination of Strip Yields for Strips and the Option-adjusted Spreads as of the date the MVA is being calculated. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

•	“Strips” are a form of security where ownership of the interest portion of United States Treasury securities are separated from ownership of the underlying principal amount or corpus.
•	“Strip Yields” are the yields payable on coupon Strips of United States Treasury securities.
•	“Option-adjusted Spread” is the difference between the yields on corporate debt securities (adjusted to disregard options on such securities) and government debt securities of comparable duration. We currently use the Merrill Lynch 1 to 10 year Investment Grade Corporate Bond Index of Option-adjusted Spreads.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

MVA Formula

The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

[(1+I) / (1+J+0.0010)]N/365

where:

I is the Strip Yield as of the start date of the Guarantee Period for coupon Strips maturing at the end of the applicable Guarantee Period plus the Option-adjusted Spread. If there are no Strips maturing at that time, we will use the Strip Yield for the Strips maturing as soon as possible after the Guarantee Period ends.

J is the Strip Yield as of the date the MVA formula is being applied for coupon Strips maturing at the end of the applicable Guarantee Period plus the Option-adjusted Spread. If there are no Strips maturing at that time, we will use the Strip Yield for the Strips maturing as soon as possible after the Guarantee Period ends.

N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is:

[(1 + I)/(1 + J)]N/365

MVA Examples

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

•	You allocate $50,000 into a Fixed Allocation (we refer to this as the “Allocation Date” in these examples) with a Guarantee Period of 5 years (we refer to this as the “Maturity Date” in these examples).
•	The Strip Yields for coupon Strips beginning on Allocation Date and maturing on Maturity Date plus the Option-adjusted Spread is 5.50% (I = 5.50%).
•	You make no withdrawals or transfers until you decide to withdraw the entire Fixed Allocation after exactly three (3) years, at which point 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA

Assume that at the time you request the withdrawal, the Strip Yields for Strips maturing on the Maturity Date plus the Option-adjusted Spread is 4.00% (J = 4.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0010)]N/365 =

[1.055/1.041]2 = 1.027078

Interim Value = $57,881.25

Account Value after MVA = Interim Value x MVA

Factor = $59,448.56

Example of Negative MVA

Assume that at the time you request the withdrawal, the Strip Yields for Strips maturing on the Maturity Date plus the Option-adjusted Spread is 7.00% (J = 7.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor  =  [(1+I)/(1+J+0.0010)]N/365  =

[1.055/1.071]2  =  0.970345

Interim Value  =  $57,881.25

Account Value after MVA  =  Interim Value x MVA

Factor  =  $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?

The “Maturity Date” for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation’s Account Value to another Fixed Allocation or to one or more Sub-accounts. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, we will then transfer the Account Value of the Fixed Allocation to the AST Money Market Sub-account. You can then elect to allocate the Account Value to any of the Sub-accounts or to a new Fixed Allocation.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Access To Account Value

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?

During the accumulation period you can access your Account Value through partial withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. We may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC, if applicable. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations being withdrawn or surrendered. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called “Free Withdrawals.” Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?

(For more information, see “Tax Considerations.”)

During the Accumulation Period

A distribution during the accumulation period is deemed to come first from any “gain” in your Annuity and second as a return of your “tax basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer’s age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period

During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in your Annuity. Once the tax basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in your Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?

Yes, you can make a withdrawal during the accumulation period.

•	To meet liquidity needs, you can withdraw a limited amount from your Annuity during each Annuity Year without application of any CDSC that might otherwise be applicable being applied. We call this the “Free Withdrawal” amount. The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of your Annuity. The minimum Free Withdrawal you may request is $100.
•	You can also make withdrawals in excess of the Free Withdrawal amount. The maximum amount that you may withdraw will depend on your Annuity’s Surrender Value as of the date we process the withdrawal request. After any partial withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the partial withdrawal request as a request to fully surrender your Annuity. The minimum partial withdrawal you may request is $100.

When we determine if a CDSC applies to partial withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial withdrawals or Systematic Withdrawals of amounts greater than the maximum Free Withdrawal amount will be subject to any applicable CDSC.

You may request a withdrawal for an exact dollar amount after deduction of any CDSC that applies (called a “net withdrawal”) or request a gross withdrawal from which we will deduct any CDSC that applies, resulting in less money being payable to you than the amount you requested. If you request a net withdrawal, the amount deducted from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, call 1-800-752-6342 or visit our Internet Website at www.americanskandia.prudential.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

The maximum Free Withdrawal amount during each Annuity Year when a CDSC would otherwise apply to a partial withdrawal or surrender of your Purchase Payments is 10% of all Purchase Payments. Withdrawals of amounts greater than the maximum Free Withdrawal amount are treated as a withdrawal of Purchase

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Payments first and will be assessed a CDSC, if applicable, then any subsequent withdrawals will be withdrawn from any gain in your Annuity. If you do not make a Free Withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year.

CAN I MAKE PERIODIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD?

Yes. We call these “Systematic Withdrawals.” You can receive Systematic Withdrawals of earnings only or a flat dollar amount. Systematic Withdrawals may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

Systematic Withdrawals can be made from Account Value allocated to the Sub-accounts or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL

REVENUE CODE?

Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments”. Distributions received under this provision in any Annuity Year that exceed the maximum amount available as a free withdrawal will be subject to any applicable CDSC. We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?

(See “Tax Considerations” for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC on Minimum Distributions from your Annuity if you are required by law to take such Minimum Distributions from your Annuity at the time it is taken. However, a CDSC (if applicable) may be assessed on that portion of a Systematic Withdrawal that is taken to satisfy the minimum distribution requirements in relation to other savings or investment plans under other qualified retirement plans not maintained with American Skandia.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to Systematic Withdrawals applies to monthly minimum distributions but does not apply to minimum distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity.

For purposes of calculating any applicable CDSC on surrender, the Purchase Payments being withdrawn may be greater than your

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remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance. We may apply a Market Value Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, call 1-800-752-6342 or visit our Internet Website at www.americanskandia.prudential.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?

Where permitted by law, you may request to surrender your Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related “Contingency Event”. We may apply a Market Value Adjustment to any Fixed Allocations. The amount payable will be your Account Value minus, with respect to XT6, (a) the amount of any Credits applied within 12 months of the applicable “Contingency Event” as defined below; and (b) the amount of any Credits added in conjunction with any Purchase Payments received after our receipt of your request for a medically-related surrender (i.e. Purchase Payments received at such time pursuant to a salary reduction program).

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:

•	The Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the “Contingency Event” described below in order to qualify for a medically-related surrender;
•	the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
•	if the Owner is one or more natural persons, all such Owners must also be alive at such time;
•	we must receive satisfactory proof of the Annuitant’s confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
•	this benefit is not available if the total Purchase Payments received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.
•	no additional Purchase Payments can be made to the Annuity.

A “Contingency Event” occurs if the Annuitant is:

•	first confined in a “Medical Care Facility” while your Annuity is in force and remains confined for at least 90 days in a row; or
•	first diagnosed as having a “Fatal Illness” while your Annuity is in force.

The definitions of “Medical Care Facility” and “Fatal Illness,” as well as additional terms and conditions, are provided in your Annuity. Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?

We currently make available annuity options that provide fixed annuity payments, variable annuity payments or adjustable annuity payments. Your contract provides certain fixed annuity payment options. We currently offer variable annuity payment options, which are provided by exchanging the deferred annuity contract described in this prospectus for a separate contract issued as an annuity settlement option and described in a separate prospectus. The variable annuity payment options are described in detail in a separate prospectus, which is available upon request and which will be provided to you if and when you elect one of the variable annuity payment options. The separate prospectus sets forth the fees and charges under the variable payment option, which may be higher than those set forth in this prospectus. We do not guarantee to continue to make available variable annuity payment options or any other option other than the fixed annuity payment options set forth in your contract. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts and may include a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. Please refer to the “Guaranteed Minimum Income Benefit,” the “Lifetime Five Income Benefit and the Spousal Lifetime Five Income Benefit,” under “Living Benefits” below for a description of annuity options that are available when you elect these benefits. For additional information on annuity payment options you may request a Statement of Additional Information.

When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note, with respect to XT6, you may not annuitize within the first three Annuity Years and with respect to ASAP III and APEX II, you may not annuitize within the first Annuity Year.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Option 1

Payments for Life: Under this option, income is payable periodically until the death of the “key life”. The “key life” (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. If you choose this option on a variable basis, you will be provided with a separate prospectus that describes such variable annuity. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2

Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor’s death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. If you choose this option on a variable basis, you will be provided with a separate prospectus that describes such variable annuity. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3

Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you choose this option on a variable basis, you will be provided with a separate prospectus that describes such variable annuity. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4

Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5

Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a “cushion” from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally “stabilizes” monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules. If you choose this option, you will be provided with a separate prospectus that describes such variable annuity.

Option 6

Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules. If you choose this option, you will be provided with a separate prospectus that describes such variable annuity.

We may make different annuity payment options available in the future. We do not guarantee to continue to make available variable annuity payment options or any other option other than the fixed annuity payment options set forth in your contract.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

Unless prohibited by law, we require that you elect either a life annuity or an annuity with a certain period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date. Certain annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Access To Account Value continued

You have a right to choose your annuity start date. If you have not provided us with your Annuity Date or annuity payment option in writing, then:

•	a default date for the Annuity Date will be the first day of the calendar month following the later of the Annuitant’s 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
•	the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

If you choose to defer the Annuity Date beyond the default date, the IRS may not consider your contract to be an annuity under the tax law. If that should occur, all gain in your Annuity at that time will become immediately taxable to you. Further, each subsequent year’s increase in Account Value would be taxable in that year. By choosing to continue to defer after the default date, you will assume the risk that your Annuity will not be considered an annuity for federal income tax purposes.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1–4)

If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments

Generally, we currently offer three different types of variable annuity payment options. The following is a brief description of the variable annuity payment options. If you choose a variable annuity payment option, you will be provided with a separate prospectus that describes such variable annuity. There is no guarantee that we will continue to make available variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return (“AIR”). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

•	Variable Payments (Options 1–3)

We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant’s age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

•	Stabilized Variable Payments (Option 5)

This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate

AMERICAN SKANDIA ANNUITIES PROSPECTUS

the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant’s attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

•	Stabilized Variable Payments with a Guaranteed Minimum (Option 6)

This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

Adjustable Annuity Payments

We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Living Benefit Programs

DO YOU OFFER PROGRAMS DESIGNED TO PROVIDE INVESTMENT PROTECTION FOR OWNERS WHILE THEY ARE ALIVE?

American Skandia offers different optional benefits, for an additional charge, that can provide investment protection for Owners while they are alive. Notwithstanding the additional protection provided under the optional Living Benefit Programs, the additional cost has the impact of reducing net performance of the investment options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your annuity while you are alive. Depending on which optional benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

•	protecting a principal amount from decreases in value as of specified future dates due to investment performance;
•	taking withdrawals with a guarantee that you will be able to withdraw not less than a principal amount over time;
•	guaranteeing a minimum amount of growth will be applied to your principal, if it is to be used as the basis for certain types of lifetime income payments; or
•	providing spousal continuation of certain benefits.

The “living benefits” that American Skandia offers are the Guaranteed Return Option Plus (GRO Plus), the Guaranteed Minimum Withdrawal Benefit (GMWB), the Guaranteed Minimum Income Benefit (GMIB), the Lifetime Five Income Benefit and the Spousal Lifetime Five Income Benefit. Please refer to the benefit descriptions that follow for a complete description of the terms, conditions and limitations of each optional benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. There are many factors to consider, but we note that among them you may want to evaluate the tax implications of these different approaches to meeting your needs, both between these benefits and in comparison to other potential solutions to your needs (e.g., comparing the tax implications of the withdrawal benefit and annuity payments).

GUARANTEED RETURN OPTION PlusSM

(GRO PlusSM)

The Guaranteed Return Option Plus described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under “Election of the Program”. The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option program (and it is currently active), the Guaranteed Minimum Withdrawal Benefit rider, the Guaranteed Minimum Income Benefit rider, the Lifetime Five Income Benefit rider, the Spousal Lifetime Five Income Benefit rider, the Highest Daily Value Death Benefit, or the Dollar Cost Averaging program if it involves transfers out of the Fixed Allocations.

We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period and any applicable subsequent period as the “maturity date”) and on each anniversary of the maturity date thereafter while the program remains in effect, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the “Protected Principal Value”). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the “Enhanced Protected Principal Value”) guarantees that, after a separate period following election of the enhanced guarantee and on each anniversary thereafter while this enhanced guarantee amount remains in effect, your Account

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between the Sub-accounts you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the Sub-accounts to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option Plus program.

The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between the Sub-accounts and the Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender your Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

KEY FEATURE — Protected Principal

Value/Enhanced Protected Principal Value

The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

•	Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter that the program remains in effect, your Account Value will be no less than the Protected Principal Value. On the maturity date and on each anniversary after the maturity date that the program remains in effect, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

•	Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of a specified period following the election of the enhanced guarantee (also referred to as its “maturity date”), and on each anniversary of the maturity date thereafter that the enhanced guaranteed amount remains in effect, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an “auto step-up” feature that will automatically create an enhanced guarantee (or increase your enhanced guarantee, if previously elected) on each anniversary of the program (and create a new maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the Protected Principal Value or Enhanced Protected Principal Value by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect. If you have elected the enhanced guarantee, on the guarantee’s maturity date and on each anniversary of the maturity date thereafter that the enhanced guarantee amount remains in effect, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

Any amounts added to your Annuity to support our guarantees under the program will be applied to any Fixed Allocations first and then to the Sub-accounts pro-rata, based on your most recent allocation instructions in accordance with the allocation mechanism we use under the program. We will notify you of any amounts added to your Annuity under the program. If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to your Annuity. The Protected Principal Value is referred to as the “Base Guarantee” and the Enhanced Protected Principal Value is referred to as the “Step-up Guarantee” in the rider we issue for this benefit.

Withdrawals under your Annuity

Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments and, with respect to XT6, any Credits applied to such Purchase Payments) will reduce the applicable guaranteed amount by the

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Living Benefit Programs continued

actual amount of the withdrawal (referred to as the “dollar-for-dollar limit”). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals other than Systematic Withdrawals will be taken pro-rata from the Sub-accounts and any Fixed Allocations. Systematic Withdrawals will be taken pro-rata from the Sub-accounts and any Fixed Allocations up to growth attributable to the Fixed Allocations and thereafter pro-rata solely from the Sub-accounts. Withdrawals will be subject to all other provisions of your Annuity, including any Contingent Deferred Sales Charge and Market Value Adjustment that would apply.

Charges for other optional benefits under your Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40™ Optional Life Insurance Rider (not currently offered for sale) and any third party investment advisory service will be treated as withdrawals and will reduce the applicable guaranteed amount.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO PlusSM program are October 13, 2004; 2.) an initial Purchase Payment of $250,000 (includes any Credits under XT6); 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 29, 2004 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:

•	The base guarantee amount is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000).
•	The remaining dollar-for-dollar limit (“Remaining Limit”) for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 18, 2004 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

•	the base guarantee amount is first reduced by the Remaining Limit (from $240,000 to $237,500);
•	The result is then further reduced by the ratio of A to B, where:
•	A is the amount withdrawn less the Remaining Limit ($10,000 – $2,500, or $7,500).
•	B is the Account Value less the Remaining Limit ($180,000 – $2,500, or $177,500).

The resulting base guarantee amount is: $237,500 × (1 – $7,500 / $177,500), or $227,464.79.

•	The Remaining Limit is set to zero (0) for the balance of the first Annuity Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on December 19, 2005 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:

•	The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).
•	The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE — Allocation of Account Value

Account Value is transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. We monitor fluctuations in your Account Value each Valuation Day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a “reallocation trigger”, which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

•

If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the Sub-accounts will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the Sub-accounts pro-rata according to your most recent allocation instructions (including the model allocations under any asset allocation program you may have

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elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the Sub-accounts, which may result in a decrease or increase in your Account Value.

•	If your Account Value is less than the reallocation trigger, a portion of your Account Value in the Sub-accounts will be transferred from the Sub-accounts pro-rata according to your allocations to a new Fixed Allocation(s) to support the applicable guaranteed amount. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the Sub-accounts while maintaining the guaranteed protection under the program (as described above).

If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during periods of market declines, low interest rates, and/or as the program nears its maturity date, less of your Account Value may be available to participate in the investment experience of the Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s), causing less of your Account Value to be available to participate in the investment experience of the Sub-accounts.

Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value or Enhanced Protected Principal Value are transferred to the Sub-accounts differently than each other because of the different guarantees they support.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program

The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated. Termination of the Guaranteed Return Option for the purpose of electing the Guaranteed Return Option Plus will be treated as any other termination of the Guaranteed Return Option (see below), including the termination of any guaranteed amount, and application of any applicable Market Value Adjustment when amounts are transferred to the Sub-accounts as a result of the termination. The

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Living Benefit Programs continued

Guaranteed Return Option Plus program will then be added to your Annuity based on the current Account Value.

Termination of the Program

You can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. You also can terminate the Guaranteed Return Option Plus program entirely. If you terminate the program entirely, you can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, you could, for example, terminate the program on a given Valuation Day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections (including any election made effective on the Annuity issue date and any election made by a surviving spouse) and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected. Upon termination, any Account Value in the Fixed Allocations will be transferred to the Sub-accounts pro-rata based on the Account Values in such Sub-accounts, or in accordance with any effective asset allocation program. A Market Value Adjustment will apply.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program, the Guaranteed Return Option Plus will no longer provide any guarantees. The surviving spouse may elect the benefit at any time, subject to the limitations described above, after the death of the Annuity Owner. The surviving spouse’s election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that Valuation Day will be the Protected Principal Value.

The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

Special Considerations under the Guaranteed Return Option Plus

This program is subject to certain rules and restrictions, including, but not limited to the following:

•	Upon inception of the program, 100% of your Account Value must be allocated to the Sub-accounts. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.

•	You cannot allocate any portion of Purchase Payments (including any Credits applied to such Purchase Payments under XT6) or transfer Account Value to or from a Fixed Allocation while participating in the program; however, all or a portion of any Purchase Payments (including any Credits applied to such Purchase Payments under XT6) may be allocated by us to Fixed Allocations to support the amount guaranteed. You cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to a Sub-account.
•	Transfers from Fixed Allocations made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under an Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established Fixed Allocation.
•	Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under an Annuity.
•	Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as “investment in the contract” for income tax purposes.
•	Low interest rates may require allocation to Fixed Allocations even when the current Account Value exceeds the guarantee.
•	As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to Fixed Allocations.
•	We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

Charges under the Program

We deduct a charge equal to 0.25% of the average daily net assets of the Sub-accounts for participation in the Guaranteed

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Return Option Plus program. The annual charge is deducted daily. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and (b) administration of the program.

GUARANTEED RETURN OPTION (GRO)

The Guaranteed Return Option described below is offered only in those jurisdictions where we have not yet received regulatory approval for the Guaranteed Return Option Plus as of the date the election of the option is made. Certain terms and conditions may differ between jurisdictions. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under “Election of the Program”. The Guaranteed Return Option is not available if you elect the GRO Plus rider, the Guaranteed Minimum Withdrawal Benefit rider, the Guaranteed Minimum Income Benefit rider, the Lifetime Five Income Benefit rider, the Spousal Lifetime Five Income Benefit rider, the Highest Daily Value Death Benefit, or the Dollar Cost Averaging program if it involves transfers out of the Fixed Allocations.

We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period as the “maturity date”) guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the “Protected Principal Value”).

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between the Sub-accounts you choose and the Fixed Allocation used to support the Protected Principal Value. The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the Sub-accounts to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option program.

The guarantee provided by the program exists only on the applicable maturity date. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between the Sub-accounts and the Fixed Allocation to support our future guarantee, the program may provide some protection from signifi-cant market losses if you choose to surrender your Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

KEY FEATURE — Protected Principal Value

•	Under the GRO option, American Skandia guarantees that on the maturity date, your Account Value will be no less than the Protected Principal Value. On the maturity date if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

Any amounts added to your Annuity to support our guarantee under the program will be applied to the Fixed Allocation first and then to the Sub-accounts pro rata, based on your most recent allocation instructions in accordance with the allocation mechanism we use under the program. We will notify you of any amounts added to your Annuity under the program. If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to an Annuity. The Protected Principal Value is generally referred to as the “Guaranteed Amount” in the rider we issue for this benefit.

KEY FEATURE — Allocation of Account Value

Account Value is transferred to and maintained in a Fixed Allocation to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. We monitor fluctuations in your Account Value each Valuation Day, as well as the prevailing interest rate on the Fixed Allocation, the remaining duration until the applicable maturity date and the amount of Account Value allocated to the Fixed Allocation relative to a “reallocation trigger”, which determines whether Account Value must be transferred to or from the Fixed Allocation. While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Fixed Allocation.

•	If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the Sub-accounts will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to the Fixed Allocation to support the guaranteed amount, all or a portion of those amounts may

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Living Benefit Programs continued

be transferred from the Fixed Allocation and re-allocated to the Sub-accounts pro-rata according to your most recent allocation instructions (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from the Fixed Allocation to the Sub-accounts, which may result in a decrease or increase in your Account Value.

•	If your Account Value is less than the reallocation trigger, a portion of your Account Value in the Sub-accounts will be transferred from your Sub-accounts pro-rata according to your allocations to a new Fixed Allocation to support the guaranteed amount. The new Fixed Allocation will have a Guarantee Period equal to the time remaining until the applicable maturity date. The Account Value allocated to the new Fixed Allocation will be credited with the fixed interest rate then being credited to a new Fixed Allocation maturing on the applicable maturity date (rounded to the next highest yearly duration). The Account Value will remain invested in the Fixed Allocation until the maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the Sub-accounts while maintaining the guaranteed protection under the program (as described above).

If a significant amount of your Account Value is systematically transferred to the Fixed Allocation to support the Protected Principal Value during periods of market declines, low interest rates, and/or as the program nears its maturity date, less of your Account Value may be available to participate in the investment experience of the Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the guarantee a significant portion of your Account Value may be allocated to the Fixed Allocation to support any applicable guaranteed amount. If your Account Value is less than the reallocation trigger and a new Fixed Allocation must be established during periods where the interest rate being credited to such Fixed Allocation is low, a larger portion of your Account Value may need to be transferred to the Fixed Allocation to support the guaranteed amount, causing less of your Account Value to be available to participate in the investment experience of the Sub-accounts.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between the Fixed Allocation and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program

The Guaranteed Return Option can be elected at the time that you purchase your Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the Protected Principal Value will be based on your Account Value as of that date.

Termination of the Program

The Annuity Owner also can terminate the Guaranteed Return Option program. Upon termination, any Account Value in the Fixed Allocation will be transferred to the Sub-accounts pro-rata based on the Account Values in such Sub-accounts, or in accordance with any effective asset allocation program. A Market Value Adjustment will apply.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of your Annuity. If you elect to terminate the program, the Guaranteed Return Option will no longer provide any guarantees. If the surviving spouse assumes your Annuity, he/ she may re-elect the benefit on any anniversary of the Issue Date of the Annuity or, if the deceased Owner had not previously elected the benefit, may elect the benefit at any time. The surviving spouse’s election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that Valuation Day will be the Protected Principal Value.

The charge for the Guaranteed Return Option program will no longer be deducted from your Account Value upon termination of the program.

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Special Considerations under the Guaranteed Return Option

This program is subject to certain rules and restrictions, including, but not limited to the following:

•	Upon inception of the program, 100% of your Account Value must be allocated to the Sub-accounts. The Fixed Allocation may not be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to the Fixed Allocation as of the effective date of the program under some circumstances.
•	Annuity Owners cannot allocate any portion of Purchase Payments (including any Credits applied to such Purchase Payments under XT6) or transfer Account Value to or from the Fixed Allocation while participating in the program; however, all or a portion of any Purchase Payments (including any Credits applied to such Purchase Payments under XT6) may be allocated by us to the Fixed Allocation to support the amount guaranteed. You cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to a Sub-account.
•	Transfers from the Fixed Allocation made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under an Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established Fixed Allocation.
•	Transfers from the Sub-accounts to the Fixed Allocation or from the Fixed Allocation to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under an Annuity.
•	Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as “investment in the contract” for income tax purposes.
•	Low interest rates may require allocation to the Fixed Allocation even when the current Account Value exceeds the guarantee.
•	As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to the Fixed Allocation.
•	We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

Charges under the Program

We deduct a charge equal to 0.25% of the average daily net assets of the Sub-accounts for participation in the Guaranteed Return Option program. The annual charge is deducted daily. In those states where the daily deduction of the charge has not yet been approved, the annual charge is deducted annually, in arrears. Account Value allocated to the Fixed Allocation under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and (b) administration of the program.

With respect to XT6 and APEX II, effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between February 4, 2002 and November 15, 2002 for XT6 and APEX II and subsequent to November 15, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 15, 2002 will be subject to the charge method described above.

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Living Benefit Programs continued

Owners who purchased an ASAP III Annuity between April 1, 2003 and September 30, 2003 or an ASL II Annuity between February 4, 2002 and November 15, 2002 (the “Promotional Period”) will not be charged the 0.25% annual fee for the Guaranteed Return Option program (or GRO Plus if we are no longer offering GRO) if elected at any time while their Annuity is in effect.

•	American Skandia will not charge the 0.25% annual fee for the entire period that the program remains in effect, including any extension of the program’s maturity date resulting from the Owner’s election to restart the 7-year program duration, regardless of when the Owner elects to participate in the Guaranteed Return Option program (or GRO Plus if we are no longer offering GRO).
•	Owners who complete the initial 7-year program duration OR terminate the program before the program’s maturity date, will not be charged the 0.25% annual fee for participating in the program if they re-elect the Guaranteed Return Option program (or GRO Plus if we are no longer offering GRO) at a later date.
•	All other terms and conditions of your Annuity and the Guaranteed Return Option program (or GRO Plus if we are no longer offering GRO) apply to Owners who qualify for the waiver of the 0.25% annual fee.
•	Owners who purchase an Annuity after the completion of the Promotional Period do not qualify for the 0.25% annual fee waiver.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)

The Guaranteed Minimum Withdrawal Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, the program can only be elected by new purchasers on the Issue Date of their Annuity. We may offer the program to existing Annuity Owners in the future, subject to our eligibility rules and restrictions. The Guaranteed Minimum Withdrawal Benefit program is not available if you elect the Guaranteed Return Option, Guaranteed Return Option Plus, the Guaranteed Minimum Income Benefit rider or the Lifetime Five Income Benefit rider or the Spousal Lifetime Five Income Benefit rider.

We offer a program that guarantees your ability to withdraw amounts equal to an initial principal value (called the “Protected Value”), regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to protect your principal. You are not required to make withdrawals as part of the program — the guarantee is not lost if you withdraw less than the maximum allowable amount of principal each year under the rules of the program. There is an additional charge if you elect the GMWB program; however, the charge may be waived under certain circumstances described below.

KEY FEATURE — Protected Value

The Protected Value is the total amount that we guarantee will be available to you through withdrawals from your Annuity and/or benefit payments, regardless of the impact of market performance on your Account Value. The Protected Value is reduced with each withdrawal you make until the Protected Value is reduced to zero. When the Protected Value is reduced to zero due to your withdrawals, the GMWB program terminates. Additionally, the Protected Value is used to determine the maximum annual amount that you can withdraw from your Annuity, called the Protected Annual Withdrawal Amount, without triggering an

AMERICAN SKANDIA ANNUITIES PROSPECTUS

adjustment in the Protected Value on a proportional basis. The Protected Value is referred to as the “Benefit Base” in the rider we issue for this benefit.

The Protected Value is determined as of the date you make your first withdrawal under your Annuity following your election of the GMWB program. The initial Protected Value is equal to the greater of (A) the Account Value on the date you elect the GMWB program, plus any additional Purchase Payments (plus any Credits applied to such Purchase Payments under XT6) before the date of your first withdrawal; or (B) the Account Value as of the date of the first withdrawal from your Annuity. The Protected Value may be enhanced by increases in your Account Value due to market performance during the period between your election of the GMWB program and the date of your first withdrawal.

•	If you elect the GMWB program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment (plus any Credits applied to such Purchase Payments under XT6).
•	If we offer the GMWB program to existing Annuity Owners, the Account Value on the anniversary of the Issue Date of your Annuity following your election of the GMWB program will be used to determine the initial Protected Value.
•	If you make additional Purchase Payments after your first withdrawal, the Protected Value will be increased by the amount of the additional Purchase Payment (plus any Credits applied to such Purchase Payments under XT6).

You may elect to step-up your Protected Value if, due to positive market performance, your Account Value is greater than the Protected Value. You are eligible to step-up the Protected Value on or after the 5th Annuity anniversary following the first withdrawal under the GMWB program. The Protected Value can be stepped up again on or after the 5th Annuity anniversary following the preceding step-up. If you elect to step-up the Protected Value, you must do so during the 30-day period prior to your eligibility date. If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the GMWB program have changed for new purchasers, your program may be subject to the new charge going forward.

Upon election of the step-up, we reset the Protected Value to be equal to the then current Account Value. For example, assume your initial Protected Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Value to $60,000. On the date you are eligible to step-up the Protected Value, your Account Value is equal to $75,000. You could elect to step-up the Protected Value to $75,000 on the date you are eligible. Upon election of the step-up, we also reset the Protected Annual Withdrawal Amount (discussed immediately below) to be equal to the greater of (A) the Protected Annual Withdrawal Amount immediately prior to the reset; and (B) 7% of the Protected Value immediately after the reset.

KEY FEATURE — Protected Annual Withdrawal Amount

The initial Protected Annual Withdrawal Amount is equal to 7% of the Protected Value. Under the GMWB program, if your cumulative withdrawals each Annuity Year are less than or equal to the Protected Annual Withdrawal Amount, your Protected Value will be reduced on a “dollar-for-dollar” basis (the Protected Value is reduced by the actual amount of the withdrawal, including any CDSC or MVA that may apply). Cumulative withdrawals in any Annuity Year that exceed the Protected Annual Withdrawal Amount trigger a proportional adjustment to both the Protected Value and the Protected Annual Withdrawal Amount, as described in the rider for this benefit (see the examples of this calculation below). The Protected Annual Withdrawal Amount is referred to as the “Maximum Annual Benefit” in the rider we issue for this benefit.

The GMWB program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Protected Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Protected Annual Withdrawal Amount each Annuity Year.

•	If, cumulatively, you withdraw an amount less than the Protected Annual Withdrawal Amount in any Annuity Year, you cannot carry-over the unused portion of the Protected Annual Withdrawal Amount to subsequent Annuity Years. However, because the Protected Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Protected Annual Withdrawal Amount may extend the period of time until the remaining Protected Value is reduced to zero.
•	Additional Purchase Payments will increase the Protected Annual Withdrawal Amount by 7% of the applicable Purchase Payment (and any Credits we apply to such Purchase Payments under XT6).

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Living Benefit Programs continued

•	If the Protected Annual Withdrawal Amount after an adjustment exceeds the Protected Value, the Protected Annual Withdrawal Amount will be set equal to the Protected Value.

The following examples of dollar-for dollar and proportional reductions and the reset of the Maximum Annual Benefit assume that: 1.) the Issue Date and the effective date of the GMWB program are October 13, 2004; 2.) an initial Purchase Payment of $250,000 (includes any Credits in the case of XT6); 3.) a Protected Value of $250,000; and 4.) a Protected Annual Withdrawal Amount of $17,500 (7% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 13, 2005 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Protected Annual Withdrawal Amount:

•	The Protected Value is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000).
•	The remaining Protected Annual Withdrawal Amount for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $17,500 to $7,500).

Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 13, 2004 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $220,000. As the amount withdrawn exceeds the remaining Protected Annual Withdrawal Amount of $7,500 from Example 1:

•	the Protected Value is first reduced by the remaining Protected Annual Withdrawal Amount (from $240,000 to $232,500);
•	The result is then further reduced by the ratio of A to B, where:
•	A is the amount withdrawn less the remaining Protected Annual Withdrawal Amount ($10,000 – $7,500, or $2,500).
•	B is the Account Value less the remaining Protected Annual Withdrawal Amount ($220,000 – $7,500, or $212,500).

The resulting Protected Value is: $232,500 × (1 – $2,500 / $212,500), or $229,764.71.

•	the Protected Annual Withdrawal Amount is also reduced by the ratio of A to B: The resulting Protected Annual Withdrawal Amount is:
$17,500 × (1 – $2,500 / $212,500), or $17,294.12.
•	The remaining Protected Annual Withdrawal Amount is set to zero (0) for the balance of the first Annuity Year.

Example 3. Reset of the Maximum Annual Benefit

A $10,000 withdrawal is made on October 13, 2005 (second Annuity Year). The remaining Protected Annual Withdrawal Amount has been reset to the Protected Annual Withdrawal Amount of $17,294.12 from Example 2. As the amount withdrawn is less than the remaining Protected Annual Withdrawal Amount:

•	the Protected Value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $229,764.71 to $219,764.71).
•	The remaining Protected Annual Withdrawal Amount for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $17,294.12 to $7,294.12).

BENEFITS UNDER THE GMWB PROGRAM

•	In addition to any withdrawals you make under the GMWB program, market performance may reduce your Account Value. If your Account Value is equal to zero, and you have not received all of your Protected Value in the form of withdrawals from your Annuity, we will continue to make payments equal to the remaining Protected Value in the form of fixed, periodic payments until the remainder of the Protected Value is paid, at which time the rider terminates. The fixed, periodic payments will each be equal to the Protected Annual Withdrawal Amount, except for the last payment which may be equal to the remaining Protected Value. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected Annual Withdrawal Amount. You will not have the right to make additional Purchase Payments or receive the remaining Protected Value in a lump sum. You can elect the frequency of payments, subject to our rules then in effect.
•

If the death benefit under your Annuity becomes payable before you have received all of your Protected Value in the form of withdrawals from your Annuity, your Beneficiary has the option to elect to receive the remaining Protected Value as an alternate death benefit payout in lieu of the amount payable under any other death benefit provided under your Annuity. The remaining Protected Value will be payable in the form of fixed, periodic payments. Your beneficiary can elect the frequency of payments, subject to our rules then in effect. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected Annual Withdrawal Amount. The Protected Value is not

AMERICAN SKANDIA ANNUITIES PROSPECTUS

equal to the Account Value for purposes of the Annuity’s other death benefit options. The GMWB program does not increase or decrease the amount otherwise payable under the Annuity’s other death benefit options. Generally, the GMWB program would be of value to your Beneficiary only when the Protected Value at death exceeds any other amount available as a death benefit.

•	If you elect to begin receiving annuity payments before you have received all of your Protected Value in the form of withdrawals from your Annuity, an additional annuity payment option will be available that makes fixed annuity payments for a certain period, determined by dividing the Protected Value by the Protected Annual Withdrawal Amount. If you elect to receive annuity payments calculated in this manner, the assumed interest rate used to calculate such payments will be 0%, which is less than the assumed interest rate on other annuity payment options we offer. This 0% assumed interest rate results in lower annuity payments than what would have been paid if the assumed interest rate was higher than 0%. You can also elect to terminate the GMWB program and begin receiving annuity payments based on your then current Account Value (not the remaining Protected Value) under any of the available annuity payment options.

Other Important Considerations

•	Withdrawals under the GMWB program are subject to all of the terms and conditions of your Annuity, including any CDSC and MVA that may apply.
•	Withdrawals made while the GMWB program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under your Annuity.
•	The GMWB program does not directly affect your Annuity’s Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Value.
•	You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the GMWB program. The GMWB program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Protected Value in the form of periodic benefit payments.
•	We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

Election of the Program

Currently, the GMWB program can only be elected at the time that you purchase your Annuity. In the future, we may offer existing Annuity Owners the option to elect the GMWB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMWB program after the Issue Date of your Annuity, the program will be effective as of the next anniversary date. Your Account Value as of such anniversary date will be used to calculate the initial Protected Value and the initial Protected Annual Withdrawal Amount.

We reserve the right to restrict the maximum amount of Protected Value that may be covered under the GMWB program under this Annuity or any other annuities that you own that are issued by American Skandia or its affiliated companies.

Termination of the Program

The program terminates automatically when your Protected Value reaches zero based on your withdrawals. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective. The program terminates upon your surrender of your Annuity, upon due proof of death (unless your surviving spouse elects to continue your Annuity and the GMWB program or your Beneficiary elects to receive the amounts payable under the GMWB program in lieu of the death benefit) or upon your election to begin receiving annuity payments.

The charge for the GMWB program will no longer be deducted from your Account Value upon termination of the program.

Charges under the Program

Currently, we deduct a charge equal to 0.35% of the average daily net assets of the Sub-accounts per year to purchase the GMWB program. The annual charge is deducted daily. Account Value allocated to Fixed Allocations under the program is not subject to the charge.

•	If, during the seven years following the effective date of the program, you do not make any withdrawals, and do not make

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Living Benefit Programs continued

any additional Purchase Payments after a five-year period following the effective date of the program, the program will remain in effect; however, we will waive the annual charge going forward. If you make an additional Purchase Payment following the waiver of the annual charge, we will begin charging for the program. After year seven (7) following the effective date of the program, withdrawals will not cause a charge to be re-imposed.

•	If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the program have changed for new purchasers, your program may be subject to the new charge level for the benefit.

Additional Tax Considerations for Qualified Contracts

If you purchase an Annuity as an investment vehicle for “quali-fied” investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity, this required beginning date can generally be deferred to after retirement, if later. Roth IRAs are not subject to these rules during the owner’s lifetime. The amount required under the Code may exceed the Protected Annual Withdrawal Amount, which will cause us to recalculate the Protected Value and the Protected Annual Withdrawal Amount, resulting in a lower amount payable in future Annuity Years. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)

The Guaranteed Minimum Income Benefit program described below is only being offered in those juris-dictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, the program can only be elected by new purchasers on the Issue Date of their Annuity. We may offer the program to existing Annuity Owners in the future, subject to our eligibility rules and restrictions. The Guaranteed Minimum Income Benefit program is not available if you elect any other optional living benefit.

We offer a program that, after a seven-year waiting period, guarantees your ability to begin receiving income from your Annuity in the form of annuity payments based on a guaranteed minimum value (called the “Protected Income Value”) that increases after the waiting period begins, regardless of the impact of market performance on your Account Value. The program may be appropriate for you if you anticipate using your Annuity as a future source of periodic fixed income payments for the remainder of your life and wish to ensure that the basis upon which your income payments will be calculated will achieve at least a minimum amount despite fluctuations in market performance. There is an additional charge if you elect the GMIB program.

KEY FEATURE — Protected Income Value

The Protected Income Value is the minimum amount that we guarantee will be available (net of any applicable tax charge), after a waiting period of at least seven years, as a basis to begin receiving fixed annuity payments. The Protected Income Value is initially established on the effective date of the GMIB program and is equal to your Account Value on such date. Currently, since the GMIB program may only be elected at issue, the effective date is the Issue Date of your Annuity. The Protected Income Value is increased daily based on an annual growth rate of 5%, subject to the limitations described below. The Protected Income Value is referred to as the “Protected Value” in the rider we issue for this benefit. The 5% annual growth rate is referred to as the “Roll-Up Percentage” in the rider we issue for this benefit.

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The Protected Income Value is subject to a limit of 200% (2X) of the sum of the Protected Income Value established on the effective date of the GMIB program, or the effective date of any step-up value, plus any additional Purchase Payments (and any Credit that is applied to such Purchase Payments in the case of XT6) made after the waiting period begins (“Maximum Protected Income Value”), minus the sum of any reductions in the Protected Income Value due to withdrawals you make from your Annuity after the waiting period begins.

•	Subject to the maximum age/durational limits described immediately below, we will no longer increase the Protected Income Value by the 5% annual growth rate once you reach the Maximum Protected Income Value. However, we will increase the Protected Income Value by the amount of any additional Purchase Payments after you reach the Maximum Protected Income Value. Further, if you make withdrawals after you reach the Maximum Protected Income Value, we will reduce the Protected Income Value and the Maximum Protected Income Value by the proportional impact of the withdrawal on your Account Value.
•	Subject to the Maximum Protected Income Value, we will no longer increase the Protected Income Value by the 5% annual growth rate after the later of the anniversary date on or immediately following the Annuitant’s 80th birthday or the 7th anniversary of the later of the effective date of the GMIB program or the effective date of the most recent step-up. However, we will increase the Protected Income Value by the amount of any additional Purchase Payments (and any Credit that is applied to such Purchase Payments in the case of XT6). Further, if you make withdrawals after the Annuitant reaches the maximum age/duration limits, we will reduce the Protected Income Value and the Maximum Protected Income Value by the proportional impact of the withdrawal on your Account Value.
•	Subject to the Maximum Protected Income Value, if you make an additional Purchase Payment, we will increase the Protected Income Value by the amount of the Purchase Payment (and any Credit that is applied to such Purchase Payment in the case of XT6) and will apply the 5% annual growth rate on the new amount from the date the Purchase Payment is applied.
•	As described below, after the waiting period begins, cumulative withdrawals each Annuity Year that are up to 5% of the Protected Income Value on the prior anniversary of your Annuity will reduce the Protected Income Value by the amount of the withdrawal. Cumulative withdrawals each Annuity Year in excess of 5% of the Protected Income Value on the prior anniversary of your Annuity will reduce the Protected Income Value proportionately. All withdrawals after the Maximum Protected Income Value is reached will reduce the Protected Income Value proportionately. The 5% annual growth rate will be applied to the reduced Protected Income Value from the date of the withdrawal.

Stepping-Up the Protected Income Value — You may elect to “step-up” or “reset” your Protected Income Value if your Account Value is greater than the current Protected Income Value. Upon exercise of the step-up provision, your initial Protected Income Value will be reset equal to your current Account Value. From the date that you elect to step-up the Protected Income Value, we will apply the 5% annual growth rate to the stepped-up Protected Income Value, as described above. You can exercise the step-up provision twice while the GMIB program is in effect, and only while the Annuitant is less than age 76.

•	A new seven-year waiting period will be established upon the effective date of your election to step-up the Protected Income Value. You cannot exercise your right to begin receiving annuity payments under the GMIB program until the end of the new waiting period.
•	The Maximum Protected Income Value will be reset as of the effective date of any step-up. The new Maximum Protected Income Value will be equal to 200% of the sum of the Protected Income Value as of the effective date of the step-up plus any subsequent Purchase Payments (and any Credit that is applied to such Purchase Payments in the case of XT6), minus the impact of any withdrawals after the date of the step-up.
•	When determining the guaranteed annuity purchase rates for annuity payments under the GMIB program, we will apply such rates based on the number of years since the most recent step-up.
•	If you elect to step-up the Protected Income Value under the program, and on the date you elect to step-up, the charges under the GMIB program have changed for new purchasers, your program may be subject to the new charge going forward.

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•	A step-up will increase the dollar for dollar limit on the anniversary of the Issue Date of the Annuity following such step-up.

Impact of Withdrawals on the Protected Income Value — Cumulative withdrawals each Annuity Year up to 5% of the Protected Income Value will reduce the Protected Income Value on a “dollar-for-dollar” basis (the Protected Income Value is reduced by the actual amount of the withdrawal). Cumulative withdrawals in any Annuity Year in excess of 5% of the Protected Income Value will reduce the Protected Income Value proportionately (see the examples of this calculation below). The 5% annual withdrawal amount is determined on each anniversary of the Issue Date (or on the Issue Date for the first Annuity Year) and applies to any withdrawals during the Annuity Year. This means that the amount available for withdrawals each Annuity Year on a “dollar-for-dollar” basis is adjusted on each Annuity anniversary to reflect changes in the Protected Income Value during the prior Annuity Year.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GMIB program are October 13, 2005; 2.) an initial Purchase Payment of $250,000 (includes any Credits in the case of XT6); 3.) an initial Protected Income Value of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 13, 2005 (in the first Annuity Year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the Protected Income Value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:

•	the Protected Income Value is reduced by the amount withdrawn (i.e., by $10,000, from $251,038.10 to $241,038.10).
•	The remaining dollar-for-dollar limit (“Remaining Limit”) for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 13, 2005 (still within the first Annuity Year). Immediately before the withdrawal, the Account Value is $220,000 and the Protected Income Value is $242,006.64. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

•	the Protected Income Value is first reduced by the Remaining Limit (from $242,006.64 to $239,506.64);
•	The result is then further reduced by the ratio of A to B, where:
•	A is the amount withdrawn less the Remaining Limit ($10,000 – $2,500, or $7,500).
•	B is the Account Value less the Remaining Limit ($220,000 – $2,500, or $217,500).

The resulting Protected Income Value is: $239,506.64 × (1 – $7,500 / $217,500), or $231,247.79.

•	The Remaining Limit is set to zero (0) for the balance of the first Annuity Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on the first anniversary of the Issue Date, October 13, 2006 (second Annuity Year). Prior to the withdrawal, the Protected Income Value is $240,838.37. The Remaining Limit is reset to 5% of this amount, or $12,041.92. As the amount withdrawn is less than the dollar-for-dollar limit:

•	the Protected Income Value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,838.37 to $230,838.37).
•	The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,041.92 to $2,041.92).

KEY FEATURE — GMIB Annuity Payments

You can elect to apply the Protected Income Value to one of the available GMIB Annuity Payment Options on any anniversary date following the initial waiting period, or any subsequent waiting period established upon your election to step-up the Protected Income Value. Once you have completed the waiting period, you will have a 30-day period each year, prior to the Annuity anniversary, during which you may elect to begin receiving annuity payments under one of the available GMIB Annuity Payment Options. You must elect one of the GMIB Annuity Payment Options by the anniversary of the Annuity’s Issue Date on or immediately following the Annuitant’s 95th birthday, except for Annuities used as a funding vehicle for an IRA, SEP IRA or 403(b), in which case you must elect one of the GMIB Annuity Payment Options by the anniversary of the Annuity’s Issue Date on or immediately following the Annuitant’s 92nd birthday.

The amount of each GMIB Annuity Payment will be determined based on the age and, where permitted by law, sex of the Annuitant by applying the Protected Income Value (net of any applicable tax charge that may be due) to the GMIB Annuity Payment Option you choose. We use special annuity purchase rates to calculate the amount of each payment due under the

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GMIB Annuity Payment Options. These special rates for the GMIB Annuity Payment Options are calculated using an assumed interest rate factor that provides for lower growth in the value applied to produce annuity payments than if you elected an annuity payment option that is not part of the GMIB program. These special rates also are calculated using other factors such as “age setbacks” (use of an age lower than the Annuitant’s actual age) that result in lower payments than would result if you elected an annuity payment option that is not part of the GMIB program. Use of an age setback entails a longer assumed life for the Annuitant which in turn results in lower annuity payments.

On the date that you elect to begin receiving GMIB Annuity Payments, we guarantee that your payments will be calculated based on your Account Value and our then current annuity purchase rates if the payment amount calculated on this basis would be higher than it would be based on the Protected Income Value and the special GMIB annuity purchase rates.

GMIB Annuity Payment Option 1 — Payments for Life with a Certain Period

Under this option, monthly annuity payments will be made until the death of the Annuitant. If the Annuitant dies before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the Beneficiary.

GMIB Annuity Payment Option 2 — Payments for Joint Lives with a Certain Period

Under this option, monthly annuity payments will be made until the death of both the Annuitant and the Joint Annuitant. If the Annuitant and the Joint Annuitant die before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the Beneficiary.

•	If the Annuitant dies first, we will continue to make payments until the later of the death of the Joint Annuitant and the end of the period certain. However, if the Joint Annuitant is still receiving annuity payments following the end of the certain period, we will reduce the amount of each subsequent payment to 50% of the original payment amount.
•	If the Joint Annuitant dies first, we will continue to make payments until the later of the death of the Annuitant and the end of the period certain.

You cannot withdraw your Account Value or the Protected Income Value under either GMIB Annuity Payment Option once annuity payments have begun. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

Other Important Considerations

•	You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event your Account Value declines significantly due to negative investment performance. If your Account Value is not significantly affected by negative investment performance, it is unlikely that the purchase of the GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing annuity payout options outside of GMIB. Therefore, you may generate higher income payments if you were to annuitize a lower Account Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher Protected Value than your Account Value but, at the annuity purchase rates guaranteed under the GMIB. The GMIB program does not directly affect an Annuity’s Account Value, Surrender Value or the amount payable under either the basic Death Benefit provision of the Annuity or any optional Death Benefit provision. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Income Value. The Protected Income Value is only applicable if you elect to begin receiving annuity payments under one of the GMIB annuity options after the waiting period.
•	Each Annuity offers other annuity payment options that you can elect which do not impose an additional charge, but which do not offer to guarantee a minimum value on which to make annuity payments.
•	Where allowed by law, we reserve the right to limit subsequent Purchase Payments if we determine, at our sole discretion, that based on the timing of your Purchase Payments and withdrawals, your Protected Income Value is increasing in ways we did not intend. In determining whether to limit Purchase Payments, we will look at Purchase Payments which are disproportionately larger than your initial Purchase Payment and other actions that may artificially increase the Protected Income Value.
•	We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited

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investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

•	If you change the Annuitant after the effective date of the GMIB program, the period of time during which we will apply the 5% annual growth rate may be changed based on the age of the new Annuitant. If the new Annuitant would not be eligible to elect the GMIB program based on his or her age at the time of the change, then the GMIB program will terminate.
•	Annuity payments made under the GMIB program are subject to the same tax treatment as any other annuity payment.
•	At the time you elect to begin receiving annuity payments under the GMIB program or under any other annuity payment option we make available, the protection provided by an Annuity’s basic Death Benefit or any optional Death Benefit provision you elected will no longer apply.

Election of the Program

Currently, the GMIB program can only be elected at the time that you purchase your Annuity. The Annuitant must be age 75 or less as of the effective date of the GMIB program. In the future, we may offer existing Annuity Owners the option to elect the GMIB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMIB program after the Issue Date of your Annuity, the program will be effective as of the date of election. Your Account Value as of that date will be used to calculate the Protected Income Value as of the effective date of the program.

Termination of the Program

The GMIB program cannot be terminated by the Owner once elected. The GMIB program automatically terminates as of the date your Annuity is fully surrendered, on the date the Death Benefit is payable to your Beneficiary (unless your surviving spouse elects to continue your Annuity), or on the date that your Account Value is transferred to begin making annuity payments. The GMIB program may also be terminated if you designate a new Annuitant who would not be eligible to elect the GMIB program based on his or her age at the time of the change.

Upon termination of the GMIB program we will deduct the charge from your Account Value for the portion of the Annuity Year since the prior anniversary of the Annuity’s Issue Date (or the Issue Date if in the first Annuity Year).

Charges under the Program

Currently, we deduct a charge equal to 0.50% per year of the average Protected Income Value for the period the charge applies. Because the charge is calculated based on the average Protected Income Value, it does not increase or decrease based on changes to the Annuity’s Account Value due to market performance. The dollar amount you pay each year will increase in any year the Protected Income Value increases, and it will decrease in any year the Protected Income Value decreases due to withdrawal, irrespective of whether your Account Value increases or decreases.

The charge is deducted annually in arrears each Annuity Year on the anniversary of the Issue Date of an Annuity. We deduct the amount of the charge pro-rata from the Account Value allocated to the Sub-accounts and the Fixed Allocations. No MVA will apply to Account Value deducted from a Fixed Allocation. If you surrender your Annuity, begin receiving annuity payments under the GMIB program or any other annuity payment option we make available during an Annuity Year, or the GMIB program terminates, we will deduct the charge for the portion of the Annuity Year since the prior anniversary of the Annuity’s Issue Date (or the Issue Date if in the first Annuity Year).

No charge applies after the Annuity Date.

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LIFETIME FIVE INCOME BENEFIT (LIFETIME FIVE)

The Lifetime Five Income Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Lifetime Five can be elected only where the Annuitant and the Owner are the same person or, if the Annuity Owner is an entity, where there is only one Annuitant. Currently, if you elect Lifetime Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Lifetime Five and Spousal Lifetime Five. The Annuitant must be at least 45 years old when the program is elected. The Lifetime Five Income Benefit program is not available if you elect any other optional living benefit. As long as your Lifetime Five Income Benefit is in effect, you must allocate your Account Value in accordance with the then permitted and available option(s) with this program.

We offer a program that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the “Protected Withdrawal Value”), regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals. There are two options — one is designed to provide an annual withdrawal amount for life (the “Life Income Benefit”) and the other is designed to provide a greater annual withdrawal amount as long as there is Protected Withdrawal Value (adjusted as described below) (the “Withdrawal Benefit”). If there is no Protected Withdrawal Value, the withdrawal benefit will be zero. You do not choose between these two options; each option will continue to be available as long as your Annuity has an Account Value and the Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Account Value of your Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program — the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program.

KEY FEATURE — Protected Withdrawal Value

The Protected Withdrawal Value is initially used to determine the amount of each initial annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your Annuity following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of (A) the Account Value on the date you elect Lifetime Five growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your Annuity, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier (B) the Account Value as of the date of the first withdrawal from your Annuity, prior to the withdrawal, and (C) the highest Account Value on each Annuity anniversary prior to the first withdrawal or on the first 10 Annuity anniversaries if earlier than the date of your first withdrawal after the benefit effective date. With respect to (A) and (C) above each value is increased by the amount of any subsequent Purchase Payments. With respect to XT6, Credits are added to Purchase Payments for purposes of calculating the Protected Withdrawal Value, the Annual Income Amount and the Annual Withdrawal Amount (see below for a description of Annual Income Amount and Annual Withdrawal Amount).

•	If you elect the Lifetime Five program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment.
•	For existing Owners who are electing the Lifetime Five benefit, the Account Value on the date of your election of the Lifetime Five program will be used to determine the initial Protected Withdrawal Value.
•	If you make additional Purchase Payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment.

You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Account Value is greater than the Protected Withdrawal Value. If you elected the Lifetime Five program prior to March 20, 2006 and that original election remains in effect, then you are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under the Lifetime Five program. Under Annuities with Lifetime Five elected prior to March 20, 2006, the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary following the preceding step-up. If you elected the Lifetime Five program on or after March 20, 2006,

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then you are eligible to step-up the Protected Withdrawal Value on or after the 3rd anniversary of the first withdrawal under the Lifetime Five program. Under Annuities with Lifetime Five elected on or after March 20, 2006, the Protected Withdrawal Value can be stepped up again on or after the 3rd anniversary following the preceding step-up. In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value under the program, and on the date you elect to step-up, the charges under the Lifetime Five program have changed for new purchasers, your program may be subject to the new charge going forward. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Account Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Account Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

We also offer an “auto step-up” feature. You may elect this feature either at the time you elect Lifetime Five or after you have elected Lifetime Five. If, on the date that we implement an auto step-up to your Protected Withdrawal Value, the charges under the Lifetime Five program have changed for new purchasers, your program may be subject to the new charge at the time of such step-up. We implement an auto step-up only at specific times and if Account Value has attained or exceeded a certain amount. Specifically, if you have never implemented a step-up, then an auto step-up can occur on the Annuity anniversary next following the 3rd anniversary of the first withdrawal under the Lifetime Five program (or 5th anniversary for elections of Lifetime Five made prior to March 20, 2006) and can occur each Annuity anniversary thereafter. If you have implemented a step-up (whether initiated directly by you or effected under the auto step-up program), then an auto step-up can occur on the Annuity anniversary next following the 3rd anniversary (or 5th anniversary for elections of Lifetime Five made prior to March 20, 2006) of the prior step-up, and can occur each Annuity anniversary thereafter. We will effect an auto step-up only if, on the Annuity anniversary that the auto step-up is scheduled to occur, 5% of the Account Value equals or exceeds 105% times the Annual Income Amount. Because the formula that determines when an auto step-up is effected differs from that which allows you to initiate a step-up on your own, scenarios may arise in which you may be allowed to initiate a step-up even though no auto step-up would occur. The Protected Withdrawal Value is reduced each time a withdrawal is made on a dollar-for-dollar basis up to 7% per Annuity Year of the Protected Withdrawal Value and on the greater of a dollar-for-dollar basis or a pro rata basis for withdrawals in an Annuity Year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point the Annual Withdrawal Amount will be zero until such time (if any) as the Annuity reflects a Protected Withdrawal Value (for example, due to a step-up or additional Purchase Payments being made into the Annuity).

KEY FEATURE — Annual Income Amount under the Life Income Benefit

The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up (or an auto step-up is effected), your Annual Income Amount increases to equal 5% of your Account Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

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KEY FEATURE — Annual Withdrawal Amount under the Withdrawal Benefit

The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals each Annuity Year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a dollar-for-dollar basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (“Excess Withdrawal”), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Account Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. When you elect a step-up (or an auto step-up is effected), your Annual Withdrawal Amount increases to equal 7% of your Account Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 7% of any additional Purchase Payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.

The Lifetime Five program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each Annuity Year.

•	If, cumulatively, you withdraw an amount less than the Annual Withdrawal Amount under the Withdrawal Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent Annuity Years. However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.
•	If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years. However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the Issue Date and the Effective Date of the Lifetime Five program are February 1, 2005; 2.) an initial Purchase Payment of $250,000; 3.) the Account Value on February 1, 2006 is equal to $265,000; 4.) the first withdrawal occurs on March 1, 2006 when the Account Value is equal to $263,000; and 5.) the Account Value on March 1, 2009 is equal to $240,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five.

The initial Protected Withdrawal Value is calculated as the greatest of (a), (b) and (c):

(a)	Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 × 1.05(393/365) = $263,484.33
(b)	Account Value on March 1, 2006 (the date of the first withdrawal) = $263,000
(c)	Account Value on February 1, 2006 (the first Annuity Anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

Example 1. Dollar-for-dollar reduction

If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

•	Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 – $10,000 = $8,550

Annual Withdrawal Amount for future Annuity Years remains at $18,550

•	Remaining Annual Income Amount for current Annuity Year = $13,250 – $10,000 = $3,250 Annual Income Amount for future Annuity Years remains at $13,250
•	Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Living Benefit Programs continued

Example 2. Dollar-for-dollar and proportional reductions

(a)	If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
•	Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 – $15,000 = $3,550 Annual Withdrawal Amount for future Annuity Years remains at $18,550
•	Remaining Annual Income Amount for current Annuity Year = $0

Excess of withdrawal over the Annual Income Amount ($15,000 – $13,250 = $1,750) reduces Annual Income Amount for future Annuity Years.

•	Reduction to Annual Income Amount = Excess Income/ Account Value before Excess Income × Annual Income Amount = $1,750 / ($263,000 – $13,250) × $13,250 = $93 Annual Income Amount for future Annuity Years = $13,250 – $93 = $13,157
•	Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000
(b)	If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
•	Remaining Annual Withdrawal Amount for current Annuity Year = $0 Excess of withdrawal over the Annual Withdrawal Amount ($25,000 – $18,550 = $6,450) reduces Annual Withdrawal Amount for future Annuity Years.
•	Reduction to Annual Withdrawal Amount = Excess Withdrawal/Account Value before Excess Withdrawal × Annual Withdrawal Amount = $6,450 / ($263,000 - $18,550) × $18,550 = $489

Annual Withdrawal Amount for future Annuity Years = $18,550 – $489 = $18,061

•	Remaining Annual Income Amount for current Annuity Year = $0

Excess of withdrawal over the Annual Income Amount

($25,000 – $13,250 = $11,750) reduces Annual Income Amount for future Annuity Years.

•	Reduction to Annual Income Amount = Excess Income/ Account Value before Excess Income × Annual Income Amount = $11,750 / ($263,000 – $13,250) × $13,250 = $623 Annual Income Amount for future Annuity Years = $13,250 – $623 = $12,627
•	Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction. Dollar-for-dollar reduction = $25,000 – $18,550 = $6,450
•	Proportional reduction = Excess Withdrawal / Account Value before Excess Withdrawal × Protected Withdrawal Value = $6,450 / ($263,000 – $18,550) × $246,450 = $6,503 Protected Withdrawal Value = $246,450 – max {$6,450, $6,503} = $239,947

Example 3. Step-up of the Protected Withdrawal Value

If the Annual Income Amount ($13,250) is withdrawn each year starting on March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on March 1, 2009 would be reduced to $225,250 {$265,000 – ($13,250 × 3)}. If a step-up is elected on March 1, 2009, then the following values would result:

•	Protected Withdrawal Value = Account Value on March 1, 2009 = $240,000
•	Annual Income Amount is equal to the greater of the current Annual Income Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $240,000, which is $12,000. Therefore, the Annual Income Amount remains $13,250.
•	Annual Withdrawal Amount is equal to the greater of the current Annual Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $240,000, which is $16,800. Therefore the Annual Withdrawal Amount remains $18,550.

BENEFITS UNDER THE LIFETIME FIVE PROGRAM

•

If your Account Value is equal to zero, and the cumulative withdrawals in the current Annuity Year are greater than the Annual Withdrawal Amount, the Lifetime Five program will terminate. To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Thus, in that scenario, the remaining amounts under the Life Income Benefit and the Withdrawal Benefit would be payable even though your Account Value was reduced to zero. Once you make this

AMERICAN SKANDIA ANNUITIES PROSPECTUS

election we will make an additional payment for that Annuity Year equal to either the remaining Annual Income Amount or

Annual Withdrawal Amount for the Annuity Year, if any, depending on the option you choose. In subsequent Annuity Years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount as described in this Prospectus. You will not be able to change the option after your election and no further Purchase Payments will be accepted under your Annuity. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Account Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Account Value equals zero no further Purchase Payments will be accepted under your Annuity.

•	If annuity payments are to begin under the terms of your Annuity or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent Annuity Years or any remaining Protected Withdrawal Value, you can elect one of the following three options:
(1)	apply your Account Value to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the Annuitant’s death; or
(3)	request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the Annuitant’s death or the date the Protected Withdrawal Value is depleted.

We must receive your request in a form acceptable to us at our office.

•	In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such annuity payments will be the greater of:
(1)	the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Account Value.
•	If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

•	Withdrawals under the Lifetime Five program are subject to all of the terms and conditions of your Annuity, including any applicable CDSC.
•	Withdrawals made while the Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under your Annuity. The Lifetime Five program does not directly affect your Annuity’s Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Withdrawal Value.
•	You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Lifetime Five program. The Lifetime Five program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.
•	You must allocate your Account Value in accordance with the then permitted and available option(s) with this program in order to elect and maintain the Lifetime Five program.

Election of the Program

The Lifetime Five program can be elected at the time that you purchase your Annuity. We also offer existing Owners the option to elect the Lifetime Five program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. Your Account Value as the date of election will be used as a basis to calculate the initial

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Living Benefit Programs continued

Protected Withdrawal Value, the initial Protected Annual Withdrawal Amount, and the Annual Income Amount.

Currently, if you terminate the program, you will only be permitted to re-elect the program or elect the Spousal Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the benefit was last terminated.

If you elected Lifetime Five prior to March 20, 2006, and you terminate the program, there will be no waiting period before you can re-elect the program or elect Spousal Lifetime Five provided that you had not previously elected Lifetime Five after the Issue Date and within the same Annuity Year that you terminate Lifetime Five. If you had previously elected Lifetime Five after the Issue Date and within the same Annuity Year that you terminate Lifetime Five, you will be able to re-elect the program or elect Spousal Lifetime Five on any date on or after the next anniversary of the Annuity Date. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to Owners who have an effective Lifetime Five Income Benefit.

Termination of the Program

The program terminates automatically when your Protected Withdrawal Value and Annual Income Amount equals zero. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. The program terminates upon your surrender of your Annuity, upon the death of the Annuitant (but your surviving spouse may elect a new Lifetime Five if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit if he or she was a new purchaser), upon a change in ownership of your Annuity that changes the tax identification number of the Owner, upon change in the Annuitant or upon your election to begin receiving annuity payments. While you may terminate your program at any time, we may not terminate the program other than in the circumstances listed above. However, we may stop offering the program for new elections or re-elections at any time in the future.

The charge for the Lifetime Five program will no longer be deducted from your Account Value upon termination of the program.

Additional Tax Considerations for Qualified Contracts

If you purchase an Annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, or Tax Sheltered Annuity (or 403(b)), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity, this required beginning date can generally be deferred to after retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any Annuity Year that required minimum distributions due from your Annuity are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the annuity payment and Death Benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

SPOUSAL LIFETIME FIVE INCOME BENEFIT (SPOUSAL LIFETIME FIVE)

The Spousal Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Spousal Lifetime Five and Lifetime Five. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Spousal Lifetime Five Income Benefit. Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. The Spousal Lifetime Five program is not available if you elect any other optional living benefit or Death Benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Account Value in accordance with the then permitted and available option(s) with this program.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

We offer a program that guarantees until the later death of two natural persons that are each other’s spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the “Designated Lives”, each a “Designated Life”) the ability to withdraw an annual amount (“Spousal Life Income Benefit”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Account Value of the Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the program — the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program.

KEY FEATURE — Initial Protected Withdrawal Value

The initial Protected Withdrawal Value is used to determine the amount of initial annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under the Annuity following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of (A) the Account Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments growing at 5% per year from the application of the Purchase Payment to your Annuity, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier (B) the Account Value as of the date of the first withdrawal from your Annuity, prior to the withdrawal, and (C) the highest Account Value on each Annuity anniversary prior to the first withdrawal or on the first 10 Annuity anniversaries if earlier than the date of your first withdrawal after the benefit effective date. With respect to (A) and (C) above, each value is increased by the amount of any subsequent Purchase Payments. With respect to XT6, Credits are added to Purchase Payments for purposes of calculating Protected Withdrawal Value and the Annual Income Amount (see below for a description of Annual Income Amount).

•	If you elect the Spousal Lifetime Five program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment.
•	For existing Owners who are electing the Spousal Lifetime Five benefit, the Account Value on the date of your election of the Spousal Lifetime Five program will be used to determine the initial Protected Withdrawal Value.

KEY FEATURE — Annual Income Amount under the Spousal Life Income Benefit

The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under the Spousal Lifetime Five program, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply.

You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Account Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 3rd anniversary of the first withdrawal under the Spousal Lifetime Five program. The Annual Income Amount can be stepped up again on or after the 3rd anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount under the program, and on the date you elect to step-up, the charges under the Spousal Lifetime Five program have changed for new purchasers, your program may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Account Value after the step-up. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

We also offer an “auto step-up” feature at no additional cost. You may elect this feature either at the time you elect Spousal Lifetime Five or after you have elected Spousal Lifetime Five. If, on the date that we implement an auto step-up to your Annual

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Living Benefit Programs continued

Income Amount, the charges under the Spousal Lifetime Five program have changed for new purchasers, your program may be subject to the new charge at the time of such auto step-up. We implement an auto step-up only at specific times and if Account Value has attained or exceeded a certain amount. Specifically, if you have never implemented a step-up, then an auto step-up can occur on the Annuity anniversary next following the 3rd anniversary of the first withdrawal under the Spousal Lifetime Five program, and can occur each Annuity anniversary thereafter. If you have implemented a step-up (whether initiated directly by you or effected under the auto step-up program), then an auto step-up can occur on the Annuity anniversary next following the 3rd anniversary of the prior step-up, and can occur each Annuity anniversary thereafter. We will effect an auto step-up only if, on the Annuity anniversary that the auto step-up is scheduled to occur, 5% of the Account Value equals or exceeds 105% times the Annual Income Amount. Because the formula that determines when an auto step-up is affected differs from that which allows you to initiate a step-up on your own, scenarios may arise in which you may be allowed to initiate a step-up even though no auto step-up would occur.

The Spousal Lifetime Five program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Lifetime Five, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Spousal Life Income Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years.

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1.) the Issue Date and the Effective Date of the Spousal Lifetime Five program are February 1, 2005; 2.) an initial Purchase Payment of $250,000; 3.) the Account Value on February 1, 2006 is equal to $265,000; 4.) the first withdrawal occurs on March 1, 2006 when the Account Value is equal to $263,000; and 5.) the Account Value on March 1, 2009 is equal to $280,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Five.

The initial Protected Withdrawal Value is calculated as the greatest of (a), (b) and (c):

(a)	Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 × 1.05(393/365) = $263,484.33
(b)	Account Value on March 1, 2006 (the date of the first withdrawal) = $263,000
(c)	Account Value on February 1, 2006 (the first Annuity Anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit (5% of $265,000).

Example 1. Dollar-for-dollar reduction

If $10,000 was withdrawn (less than the Annual Income Amount) on March 1, 2006, then the following values would result:

•	Remaining Annual Income Amount for current Annuity Year = $13,250 – $10,000 = $3,250

Annual Income Amount for future Annuity Years remains at $13,250

Example 2. Dollar-for-dollar and proportional reductions

(a)	If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:
•	Remaining Annual Income Amount for current Annuity Year = $0

Excess of withdrawal over the Annual Income Amount ($15,000 – $13,250 = $1,750) reduces Annual Income Amount for future Annuity Years.

•	Reduction to Annual Income Amount = Excess Income/ Account Value before Excess Income × Annual Income Amount = $1,750 / ($263,000 – $13,250) × $13,250 = $93 Annual Income Amount for future Annuity Years = $13,250 – $93 = $13,157

Example 3. Step-up of the Annual Income Amount

If a step-up of the Annual Income Amount is requested on March 1, 2009, the request will be accepted because 5% of the Account Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.

BENEFITS UNDER THE SPOUSAL LIFETIME FIVE PROGRAM

•

To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional

AMERICAN SKANDIA ANNUITIES PROSPECTUS

payment for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this Prospectus. No further Purchase Payments will be accepted under your Annuity. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.

•	If annuity payments are to begin under the terms of your Annuity or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:
(1)	apply your Account Value to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

We must receive your request in a form acceptable to us at our office.

•	In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such annuity payments will be the greater of:
(1)	the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Account Value.
•	If no withdrawal was ever taken, we will determine an initial Protected Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

•	Withdrawals under the Spousal Lifetime Five program are subject to all of the terms and conditions of the Annuity, including any CDSC.
•	Withdrawals made while the Spousal Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Spousal Lifetime Five program does not directly affect the Annuity’s Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Annuity, you will receive the current Surrender Value.
•	You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Spousal Lifetime Five program. The Spousal Lifetime Five program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.
•	You must allocate your Account Value in accordance with the then available option(s) that we may permit in order to elect and maintain the Spousal Lifetime Five program.
•	There may be circumstances where you will continue to be charged the full amount for the Spousal Lifetime Five program even when the benefit is only providing a guarantee of income based on one life with no survivorship.
•	In order for the Surviving Designated Life to continue the Spousal Lifetime Five program upon the death of an owner, the Designated Life must elect to assume ownership of the Annuity under the spousal continuation option. See “Spousal Owners/Spousal Beneficiaries”, “Spousal Beneficiary —Assumption of Annuity” and “Qualified Beneficiary Continuation Option” in this Prospectus.

Election of and Designations under the Program

Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other’s spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, the program may only be elected where the Owner, Annuitant and Beneficiary designations are as follows:

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Living Benefit Programs continued

•	One Annuity Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner’s spouse. The Owner/Annuitant and the beneficiary each must be at least 55 years old at the time of election; or
•	Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse. The first named Owner must be the Annuitant. Both Owners must each be at least 55 years old at the time of election.

No Ownership changes or Annuitant changes will be permitted once this program is elected. However, if the Annuity is co-owned, the Owner that is not the Annuitant may be removed without affecting the benefit.

The Spousal Lifetime Five program can be elected at the time that you purchase your Annuity. We also offer existing Owners the option to elect the Spousal Lifetime Five program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. Your Account Value as the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.

Currently, if you terminate the program, you will only be permitted to re-elect the program or elect the Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the benefit was last terminated.

We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Spousal Lifetime Five Income Benefit.

Termination of the Program

The program terminates automatically when your Annual Income Amount equals zero. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. The program terminates upon your surrender of the Annuity, upon the first Designated Life to die if the Annuity is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments.

The charge for the Spousal Lifetime Five program will no longer be deducted from your Account Value upon termination of the program.

Additional Tax Considerations for Qualified Contracts

If you purchase an Annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, or Tax Sheltered Annuity (or 403(b)), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity, this required beginning date can generally be deferred to after retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that required minimum distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and Death Benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Death Benefit

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

Each Annuity provides a Death Benefit during its accumulation period. If an Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant’s death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant’s death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the “decedent.”

BASIC DEATH BENEFIT

Each Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under an Annuity. Each Annuity also offers four different optional Death Benefits that can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options. In addition, with respect to XT6, under certain circumstances, your Death Benefit may be reduced by the amount of any Credits we applied to your Purchase Payments. (See “How are Credits Applied to My Account Value”.)

Except as noted below for ASL II, where death occurs after the decedent’s age 85, or older. The basic Death Benefit is the greater of:

•	The sum of all Purchase Payments less the sum of all proportional withdrawals.
•	The sum of your Account Value in the Sub-accounts and your Interim Value in the Fixed Allocations (less the amount of any Credits applied within 12-months prior to the date of death, in the case of XT6).

With respect to ASL II, if death occurs after the decedent’s age 85 or older: the Death Benefit is your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

“Proportional withdrawals” are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. For example, a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase Payments for purposes of calculating the basic Death Benefit.

OPTIONAL DEATH BENEFITS

Four optional Death Benefits are offered for purchase with your Annuity to provide an enhancsed level of protection for your beneficiaries.

Currently, these benefits are only offered in those jurisdictions where we have received regulatory approval and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase an optional Death Benefit subject to our rules and any changes or restrictions in the benefits. Certain terms and conditions may differ between jurisdictions once approved and if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue. The “Combination 5% Roll-up and Highest Anniversary Value” Death Benefit may only be elected individually, and cannot be elected in combination with any other optional Death Benefit. If you elect Spousal Lifetime Five, you are not permitted to elect an optional Death Benefit. With respect to XT6, under certain circumstances, each Optional Death Benefit that you elect may be reduced by the amount of Credits applied to your Purchase Payments.

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

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The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If an Annuity has joint Owners, the oldest Owner must be age 75 or less. If an Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.	the basic Death Benefit described above;

PLUS

2.	40% of your “Growth” under an Annuity, as defined below.

“Growth” means the sum of your Account Value in the Sub-accounts and your Interim Value in the Fixed Allocations, minus the total of all Purchase Payments (less the amount of any Credits applied within 12-months prior to the date of death, with respect to XT6) reduced by the sum of all proportional withdrawals.

“Proportional withdrawals” are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to an Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

The Enhanced Beneficiary Protection Optional Death Benefit is being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. With respect to XT6, APEX II and ASL II, please see Appendix D for a description of the Enhanced Beneficiary Protection Optional Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval. Please refer to the section entitled “Tax Considerations” for a discussion of special tax considerations for purchasers of this benefit. The Enhanced Beneficiary Protection Death Benefit is not available if you elect the “Combination 5% Roll-up and Highest Anniversary Value” Death Benefit.

See Appendix B for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit (“HAV”)

If an Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Anniversary Value Optional Death Benefit is purchased. If an Annuity has joint Owners, the oldest Owner must be age 79 or less. If an Annuity is owned by an entity, the Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value Death Benefit. In addition, we reserve the right to require you to use certain asset allocation model(s) if you elect this death benefit.

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Calculation of Highest Anniversary Value Death Benefit

The HAV Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the basic Death Benefit described above; and
2.	the Highest Anniversary Value as of the Owner’s date of death.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the basic Death Benefit described above; and
2.	the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments (including any Credits applied to such Purchase Payments more than twelve (12) months prior to date of death in the case of XT6) less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount determined by this calculation is increased by any Purchase Payments received after the Owner’s date of death and decreased by any proportional withdrawals since such date.

The Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The Highest Anniversary Value Death Benefit is not available if you elect the “Combination 5% Roll-up and Highest Anniversary Value” or the “Highest Daily Value “ Death Benefit. With respect to XT6, APEX II and ASL II, please see Appendix E for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.

Please refer to the definition of Death Benefit Target Date below. This death benefit may not be an appropriate feature where the Owner’s age is near the age specified in the Death Benefit Target Date. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer contract anniversaries before the death benefit target date is reached. The death benefit target date under this death benefit is earlier than the death benefit target date under the Combination 5% Roll-up and Highest Anniversary Value Death Benefit for Owners who are age 76 or older when an Annuity is issued, which may result in a lower value on the death benefit, since there will be fewer contract anniversaries before the death benefit target date is reached.

See Appendix B for examples of how the Highest Anniversary Value Death Benefit is calculated.

Combination 5% Roll-up and Highest Anniversary Value Death Benefit

If an Annuity has one Owner, the Owner must be age 79 or less at the time the Combination 5% Roll-up and HAV Optional Death Benefit is purchased. If an Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under an Annuity are not available if you elect the Combination 5% Roll-up and HAV Death Benefit. In addition, we reserve the right to require you to use certain asset allocation model(s) if you elect this Death Benefit.

Calculation of the Combination 5% Roll-up and Highest Anniversary Value Death Benefit

The Combination 5% Roll-up and HAV Death Benefit equals the greatest of:

1.	the basic Death Benefit described above; and
2.	the Highest Anniversary Value Death Benefit described above, and
3.	5% Roll-up described below.

The calculation of the 5% Roll-up depends on whether death occurs before or after the Death Benefit Target Date.

If the Owner dies before the Death Benefit Target Date the 5% Roll up is equal to:

•	all Purchase Payments (including any Credits applied to such Purchase Payments more than twelve (12) months prior to date of death in the case of XT6) increasing at an annual effective interest rate of 5% starting on the date that each Purchase Payment is made and ending on the Owner’s date of death;

MINUS

•	the sum of all withdrawals, dollar for dollar up to 5% of the Death Benefit’s value as of the prior contract anniversary (or issue date if the withdrawal is in the first contract year). Any withdrawals in excess of the 5% dollar for dollar limit are proportional.

If the Owner dies on or after the Death Benefit Target Date the 5% Roll-up is equal to:

•	the 5% Roll-up value as of the Death Benefit Target Date increased by total Purchase Payments (including any Credits

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applied to such Purchase Payments more than twelve (12) months prior to date of death in the case of XT6) made after the Death Benefit Target Date;

MINUS

•	the sum of all withdrawals which reduce the 5% Roll-up proportionally.

In the case of XT6, as indicated, the amounts calculated in Items 1, 2 and 3 above (before, on or after the Death Benefit Target Date) may be reduced by any Credits under certain circumstances. Please refer to the definitions of Death Benefit Target Date below. This Death Benefit may not be an appropriate feature where the Owner’s age is near the age specified in the Death Benefit Target Date. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer Annuity anniversaries before the Death Benefit Target Date is reached.

The “Combination 5% Roll-up and Highest Anniversary Value” Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The “Combination 5% Roll-up and Highest Anniversary Value” Death Benefit is not available if you elect any other optional Death Benefit. In the case of XT6, APEX II and ASL II, please see Appendix E for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.

See Appendix B for examples of how the Combination 5% Roll-up and Highest Anniversary Value Death Benefit is calculated.

Key Terms Used with the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and Highest Anniversary Value Death Benefit:

•	The Death Benefit Target Date for the Highest Anniversary Value Death Benefit is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.
•	The Death Benefit Target Date for the Combination 5% Roll-up and HAV Death Benefit is the later of the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned, or five years after the Issue Date of an Annuity.
•	The Highest Anniversary Value equals the highest of all previous “Anniversary Values” less proportional withdrawals since such anniversary and plus any Purchase Payments (including any Credits applied to such Purchase Payments more than twelve (12) months prior to the date of death in the case of XT6) since such anniversary.
•	The Anniversary Value is the Account Value as of each anniversary of the Issue Date of an Annuity. The Anniversary Value on the Issue Date is equal to your Purchase Payment. (including any Credits applied to such Purchase Payments more than twelve (12) months prior to the date of death in the case of XT6)
•	Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the Highest Anniversary Value or 5% Roll-up value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value or 5% Roll-up value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Anniversary Value ($ 125,000) by 10% or $12,500.

Highest Daily Value Death Benefit (“HDV”)

If an Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Daily Value Death Benefit is elected. If an Annuity has joint Owners, the older Owner must be age 79 or less. If there are Joint Owners, death of the Owner refers to the first to die of the Joint Owners. If an Annuity is owned by an entity, the Annuitant must be age 79 or less and death of the Owner refers to the death of the Annuitant.

If you elect this benefit, you must allocate your Account Value in accordance with the then permitted and available option(s) with this benefit.

The HDV Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

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1.	the basic Death Benefit described above (including any Credits applied to such Purchase Payments more than twelve (12) months prior to the date of death in the case of XT6); and
2.	the HDV as of the Owner’s date of death.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the basic Death Benefit described above; and
2.	the HDV on the Death Benefit Target Date plus the sum of all Purchase Payments (including any Credits applied to such Purchase Payments more than twelve (12) months prior to the date of death in the case of XT6) less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount determined by this calculation is increased by any Purchase Payments received after the Owner’s date of death and decreased by any proportional withdrawals since such date.

The Highest Daily Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The Highest Daily Value Death Benefit is not available if you elect the Guaranteed Return Option, Guaranteed Return Option Plus, the “Combination 5% Roll-up and Highest Anniversary Value” Death Benefit, or the Highest Anniversary Value Death Benefit or the Spousal Lifetime Five Income Benefit.

Key Terms Used with the Highest Daily Value Death Benefit:

•	The Death Benefit Target Date for the Highest Daily Value Death Benefit is the later of an Annuity anniversary on or after the 80th birthday of the current Owner, or the older of either the joint Owner or the Annuitant, if entity owned, or five years after the Issue Date of an Annuity.
•	The Highest Daily Value equals the highest of all previous “Daily Values” less proportional withdrawals since such date and plus any Purchase Payments (plus associated Credits in the case of XT6) since such date.
•	The Daily Value is the Account Value as of the end of each Valuation Day. The Daily Value on the Issue Date is equal to your Purchase Payment (plus associated Credits applied more than twelve (12) months prior to the date of death in the case of XT6).
•	Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the Highest Daily Value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Daily Value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Ben-efit we will reduce your Highest Daily Value ($125,000) by 10% or $12,500.

Please see Appendix B to this prospectus for a hypothetical example of how the HDV Death Benefit is calculated.

Annuities with Joint Owners

For Annuities with Joint Owners, the Death Benefits are calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own your Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of your Annuity and continue the Annuity instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefits are calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances?

You can terminate the Enhanced Beneficiary Protection Death Benefit and the Highest Anniversary Value Death Benefit at any time. The “Combination 5% Roll-up and HAV Death Benefit” and the HDV Death Benefit may not be terminated once elected. The optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?

We deduct a charge equal to 0.25% per year of the average daily net assets of the Sub-accounts for each of the Highest Anniversary Value Death Benefit and the Enhanced Beneficiary Protection

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Death Benefit and 0.50% per year of the average daily net assets of the Sub-accounts for the “Combination 5% Roll-up and HAV Death Benefit” and the HDV Death Benefit. We deduct the charge for each of these benefits to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled “Tax Considerations” for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA’S ANNUITY REWARDS

What is the Annuity Rewards Benefit in ASAP III, APEX II and XT6?

The Annuity Rewards Benefit offers Owners the ability to capture any market gains since the Issue Date of their Annuity as an enhancement to their current Death Benefit so their Beneficiaries will not receive less than an Annuity’s value as of the effective date of the benefit. Under the Annuity Rewards Benefit, American Skandia guarantees that the Death Benefit will not be less than:

•	your Account Value in the Sub-accounts plus the Interim Value in any Fixed Allocations as of the effective date of the benefit
•	MINUS any proportional withdrawals* following the effective date of the benefit
•	PLUS any additional Purchase Payments applied to your Annuity following the effective date of the benefit.

The Annuity Rewards Death Benefit enhancement does not affect the calculation of the basic Death Benefit or any Optional Death Benefits available under an Annuity. If the Death Benefit amount payable under your Annuity’s basic Death Benefit or any Optional Death Benefits you purchase is greater than the enhanced Death Benefit under the Annuity Rewards Benefit on the date the Death Benefit is calculated, your Ben-eficiary will receive the higher amount.

Annuity Rewards is not available under ASL II.

Who is eligible for the Annuity Rewards benefit?

Owners can elect the Annuity Rewards Death Benefit enhancement when there is no longer a CDSC associated with your Annuity. However, the Account Value on the date that the Annuity Rewards benefit is effective, must be greater than the amount that would be payable to the Beneficiary under the Death Benefit

* “Proportional withdrawals” are determined by calculating the percentage of the Account Value that each withdrawal represented when withdrawn. For example, a withdrawal of 50% of your Account Value would be treated as a 50% reduction in the amount payable under the Death Benefit.

(including any amounts payable under any Optional Death Benefit then in effect). The effective date must occur before annuity payments begin. There can only be one effective date for the Annuity Rewards Death Benefit enhancement. There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary

Except in the case of a spousal assumption as described below, in the event of your death, the Death Benefit must be distributed:

•	as a lump sum amount at any time within five (5) years of the date of death; or
•	as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to Death Benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1–4) or as a series of variable annuity payments (annuity payment options 1–3 or 5 and 6). See the section entitled “What Types of Annuity Options are Available.”

Spousal Beneficiary — Assumption of Annuity

You may name your spouse as your Beneficiary. If you and your spouse own your Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

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See the section entitled “Managing Your Annuity — Spousal Contingent Annuitant” for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

Qualified Beneficiary Continuation Option

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires Minimum Distributions. Upon the Owner’s death under an IRA, 403(b) or other “qualified investment”, a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

•	If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.
•	If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Minimum Distributions must begin under the Code.

Upon election of this Qualified Beneficiary Continuation option:

•	the Owner’s Annuity contract will be continued in the Owner’s name, for the benefit of the Beneficiary.
•	the Beneficiary will be charged at an amount equal to 1.40% daily against the average daily assets allocated to the Sub-accounts.
•	the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
•	the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner, except that the Sub-accounts offered will be those offered under the Qualified Beneficiary Continuation option at the time the option is elected.
•	the Fixed Allocations will be those offered under the Qualified Beneficiary Continuation option at the time the option is elected.
•	no additional Purchase Payments can be applied to the Annuity.
•	other optional Benefits will be those offered under the Qualified Beneficiary Continuation option at the time of election.
•	the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
•	the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time without application of any applicable CDSC.
•	upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.
•	all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Your Beneficiary will be provided with a prospectus and settlement option that will describe this option at the time he or she elects this option. Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Qualified Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?

Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if

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the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter) and did not become the Owner or Annuitant due to the prior Owner’s or Annuitant’s death. Any Death Benefit (including any optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?

We determine the amount of the Death Benefit as of the date we receive “due proof of death”, any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. “Due proof of death” may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of “due proof of death” we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to an eligible annuity payment option.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

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Valuing Your Investment

HOW IS MY ACCOUNT VALUE DETERMINED?

During the accumulation period, your Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. The Account Value does not reflect any CDSC that may apply to a withdrawal or surrender. With respect to ASAP III and APEX II, the Account Value includes any Loyalty Credit we apply. With respect to XT6, the Account Value includes any Credits we applied to your Purchase Payments which we are entitled to recover under certain circumstances. When determining the Account Value on a day more than 30 days prior to a Fixed Allocation’s Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?

The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is defined under “Glossary of Terms” above.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?

When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, the Distribution Charge (if applicable), and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge, any Distribution Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled “What Happens to My Units When There is a Change in Daily Asset-Based Charges?” for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price.” The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?

During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day more than 30 days prior to its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

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Valuing Your Investment continued

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year’s Day, Martin Luther King, Jr. Day, Wash-ington’s Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

•	trading on the NYSE is restricted;
•	an emergency exists making redemption or valuation of securities held in the separate account impractical; or
•	the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) business days after we receive all of our requirements at our office to issue an Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) business days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment (and any associated Credit with respect to XT6) while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) business days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments (and any associated Credit with respect to XT6) on the Valuation Day that we receive the Purchase Payment (and any associated Credit with respect to XT6) at our office with satisfactory allocation instructions. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions if none are provided.

Scheduled Transactions: “Scheduled” transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related Surrenders & Death Benefits: Medically-related surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in ProFunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase or redemption order or transfer request involving the ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The “cut-off” time for such financial transactions involving a ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia’s Internet website (www.americans-kandia.prudential.com). You cannot request a transaction involving the purchase, redemption or transfer of units in one of the ProFunds VP Sub-accounts between the applicable “cut-off” time and 4:00 p.m. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

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WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Distribution Charge Applicable to ASAP III and XT6: At the end of the Period during which the Distribution Charge applies, your Annuity will become subject to a different daily asset-based charge. We will process a transaction where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge (and the charge for any optional benefits you have elected) but not the Distribution Charge. The number of Units attributed to your Annuity will be decreased and the Unit Price of each unit of the Sub-accounts in which you invested will be increased. The adjustment in the number of Units and Unit Price will not affect your Account Value. Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge and any other optional benefits that you have elected.

Termination of Optional Benefits: Except for the Guaranteed Minimum Income Benefit, the Combination 5% Roll-up and Highest Anniversary Value Death Benefit and the Highest Daily Value Death Benefit, which generally cannot be terminated by the owner once elected, if any optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different daily asset-based charge. This change may result in the number of Units attributed to your Annuity and the value of those Units being different than it was before the change; however, the adjustment in the number of Units and Unit Price will not affect your Account Value (although the change in charges that are deducted will affect your Account Value).

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Tax Considerations

The tax considerations associated with each Annuity vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a “marriage” as a legal union between a man and a woman and a “spouse” as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to Purchase Payments below relates to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

Each Annuity may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA or 403(b) account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs or 403(b)s, as applicable, are the responsibility of the applicable trustee or custodian.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT PLANS)

Taxes Payable by You

We believe each Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

If you choose to defer the Annuity Date beyond the default date for your Annuity, the IRS may not consider your contract to be an annuity under the tax law. For more information, see “How and When Do I Choose the Annuity Payment Option?”.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else.

If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal.

If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

After the full amount of your Purchase Payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Tax Penalty on Withdrawals and Annuity Payments

Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

•	the amount is paid on or after you reach age 59 1/2 or die;
•	the amount received is attributable to your becoming disabled;
•	generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.); or
•	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Special Rules in Relation to Tax-Free Exchanges Under Section 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See Federal Tax Status section in the Statement of Additional Information.)

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a “tax-free” exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

Taxes Payable by Beneficiaries

The Death Benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the owner’s estate.

Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

Tax consequences to the beneficiary vary among the Death Benefit payment options.

•	Choice 1: the beneficiary is taxed on earnings in the contract.
•	Choice 2: the beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).
•	Choice 3: the beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

Considerations for Contingent Annuitants: There may be adverse tax consequences if a Contingent Annuitant succeeds an Annuitant when an Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Contingent Annuitants when an Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Contingent Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Contingent Annuitant if you expect to use an Annuity in such a fashion.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with 3 exemptions unless you designate a different withholding status. In the case of

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Tax Considerations continued

all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for tax favored plans (for example, an IRA).

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules. We believe these diversification rules will be met.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the investment options, required to comply with such guidelines if promulgated.

Please refer to the Statement of Additional information for further information on these Diversification and Investor Control issues.

Required Distributions Upon Your Death. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if a periodic payment option is selected by your designated beneficiary and if such payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary’s life or a period not exceeding the beneficiary’s life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

If an Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

Additional Information

You should refer to the Statement of Additional Information if:

•	The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.
•	Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.
•	You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

CONTRACTS HELD BY TAX-FAVORED PLANS

The following discussion covers annuity contracts held under tax-favored retirement plans.

Currently, an Annuity may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a), 408(b) and 408A of the Code. In addition, each Annuity may be purchased for use in connection with a corporate Pension and Profit-sharing plan (subject to 401(a) of the Code), H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code), Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs), and Section 457 plans (subject to 457 of the Code). This description

AMERICAN SKANDIA ANNUITIES PROSPECTUS

assumes that you have satisfied the requirements for eligibility for these products.

Each Annuity may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA or 403(b) account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs or 403(b)s, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-Favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “free-look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Because of the way each Annuity is designed, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA or, in the case of ASAP III, as a current contribution. In 2006 the contribution limit is $4,000; increasing to $5,000 in 2008. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500, increasing to $1,000 in 2006 and years thereafter.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA,” which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

•	You, as owner of the contract, must be the “annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
•	Your rights as owner are non-forfeitable;
•	You cannot sell, assign or pledge the contract;
•	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
•	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
•	Death and annuity payments must meet “minimum distribution requirements” described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

•	A 10% “early distribution penalty” described below;
•	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
•	Failure to take a minimum distribution also described below.

SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

•	If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $44,000 in 2006 or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as “compensation” for these purposes). However, for these purposes, compensation in excess of certain limits estab -

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Tax Considerations continued

lished by the IRS will not be considered. In 2006, this limit is $220,000;
•	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
•	SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $15,000 in 2006 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2006. Thereafter, the amount is indexed for inflation. These Annuities are not available for SARSEPs.

You will also be provided the same information, and have the same “free-look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

•	Contributions to a Roth IRA cannot be deducted from your gross income;
•	“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner’s death; (c) due to the owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA.
•	If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Because of the way each Annuity is designed, if you meet certain income limitations you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA, or Roth IRA, or, in the case of ASAP III, as a current contribution. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), who are not married filing a separate return and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. As of January 1, 2006, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular or conversion contributions to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your Financial Professional prior to purchase to confirm whether such rollovers are being accepted.

TDAs. You may own a TDA generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501 (c)(3)) or a public educational organization, and you may make contributions to a TDA so long as the employee’s rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $15,000 in 2006. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2006. Thereafter, the amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may only qualify as a TDA if distributions (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

•	Your attainment of age 59 1/2;
•	Your severance of employment;
•	Your death;
•	Your total and permanent disability; or
•	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another TDA or to a mutual fund “custodial account” described under Code Section 403(b)(7).

Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Minimum Distribution Requirements and Payment Option

If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a Tax Sheltered Annuity, this required beginning date can generally be deferred to after retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the contract value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the contract value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity owner, and a reduction of death benefits and the benefits of any optional riders.

You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one Roth IRA from the same owner, similar rules apply.

Penalty for Early Withdrawals

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

•	the amount is paid on or after you reach age 59 1/2 or die;
•	the amount received is attributable to your becoming disabled; or
•	generally the amount paid or received is in the form of substantially equal payments not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

Withholding

Unless a distribution is an eligible rollover distribution that is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA, we will withhold federal income tax at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

•	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and
•

For all other distributions, we will withhold at a 10% rate. We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Tax Considerations continued

the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Disclosure/Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevents a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this Prospectus.

Information about sales representatives and commissions may be found in the sections of this Prospectus addressing distribution of the Annuities.

Please consult your tax advisor if you have any additional questions.

Spousal Consent Rules for Retirement Plans —Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated beneficiary.

Additional Information

For additional information about federal tax law requirements applicable IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

General Information

HOW WILL I RECEIVE STATEMENTS AND REPORTS?

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.americanskandia.prudential.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, Systematic Withdrawals (including 72(t) payments and required minimum distributions), electronic funds transfer. Dollar Cost Averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?

American Skandia Life Assurance Corporation, a Prudential Financial Company, (“American Skandia”) is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. (“ASI”), whose ultimate parent is Prudential Financial, Inc. American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; and (c) both fixed and variable immediate adjustable annuities.

Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial, Inc. is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, Prudential Financial exercises significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?

The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B

During the accumulation period, the assets supporting obligations based on allocations to the Sub-accounts are held in Sub-accounts of American Skandia Life Assurance Corporation

AMERICAN SKANDIA ANNUITIES PROSPECTUS

General Information continued

Variable Account B, also referred to as “Separate Account B”. Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge, Distribution Charge (when applicable) and the charges for any optional benefits that are offered under the Annuities issued by us through Separate Account B. Separate Account B is registered with the SEC under the Investment Company Act of 1940 (“Investment Company Act”) as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002, each Sub-account class of Separate Account B was consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which was subsequently renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B has multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account B. The consolidation of Separate Account B had no impact on Annuity Owners.

We reserve the right to make changes to the Sub-accounts available under the Annuities as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under their Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D

During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as “Separate Account D”. Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to

AMERICAN SKANDIA ANNUITIES PROSPECTUS

employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American Skandia Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, American Skandia Investment Services, Incorporated (“ASISI”) and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI, Prudential Investments LLC and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust that is managed by an affiliate. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts,” in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies’ variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia

American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of the underlying Portfolios. Under the terms of these agreements, American Skandia may provide administrative and support services to the Portfolios for which it receives a fee of up to 0.75% (currently) of the average assets allocated to the Portfolios under each Annuity from the investment adviser, distributor and/or the fund. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

In addition, the investment adviser, sub-advisor or distributor of the underlying Portfolios may also compensate us by providing reimbursement or paying directly for, among other things, marketing and/or administrative services and/or other services

AMERICAN SKANDIA ANNUITIES PROSPECTUS

General Information continued

they provide in connection with each Annuity. These services may include, but are not limited to: co-sponsoring various meetings and seminars attended by broker-dealer firms’ registered representatives and creating marketing material discussing each Annuity and the available options.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

American Skandia Marketing, Incorporated (“ASM”), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and co-distributor of American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under each Annuity.

ASM’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 (“Exchange Act”) and is a member of the National Association of Securities Dealers, Inc. (“NASD”).

Each Annuity is offered on a continuous basis. ASM enters into distribution agreements with broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuities but are exempt from registration (“firms”). Applications for each Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuities directly to potential purchasers.

Commissions are paid to firms on sales of the Annuities according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 7.0% for ASAP III, 6.0% for XT6, 5.5% for APEX II and 2.0% for ASL II. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of the Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to your Annuity. Commissions and other compensation paid in relation to your Annuity do not result in any additional charge to you or to the Separate Account.

In addition, in an effort to promote the sale of our products (which may include the placement of American Skandia and/or the Annuities on a preferred or recommended company or product list and/or access to the firm’s registered representatives), we or ASM may enter into compensation arrangements with certain broker-dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide. These services may include, but are not limited to: educating customers of the firm on the Annuitys’ features; conducting due diligence and analysis, providing office access, operations and systems support; holding seminars intended to educate the firm’s registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. A list of the firms to whom American Skandia pays an amount of greater than $10,000 under these arrangements is provided in the Statement of Additional Information, which is available upon request. You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to an annuity product, any such compensation will be paid by us or ASM and will not result in any additional charge to you. Overall compensation paid to the distributing firm does not exceed, based on actuarial assumptions, 8.5% of the total Purchase Payments made. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the Annuity.

On July 1, 2003, Prudential Financial combined its retail securities brokerage and clearing operations with those of Wachovia Corporation (“Wachovia”) and formed Wachovia Securities Financial Holdings, LLC (“Wachovia Securities”), a joint venture headquartered in Richmond, Virginia. Prudential Financial has a 38% ownership interest in the joint venture, while Wachovia owns the remaining 62%.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Wachovia and Wachovia Securities are key distribution partners for certain products of Prudential Financial affiliates, including mutual funds and individual annuities that are distributed through their financial advisors, bank channel and independent channel. In addition, Prudential Financial is a service provider to the managed account platform and certain wrap-fee programs offered by Wachovia Securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

American Skandia publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about American Skandia that is annually audited by an independent registered public accounting firm. American Skandia’s annual report for the year ended December 31, 2004, together with subsequent periodic reports that American Skandia files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the American Skandia annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at American Skandia — Variable Annuities; P.O. Box 7960, Philadelphia, PA 19176 (Telephone: 203-926-1888). The SEC file number for American Skandia is 33-44202. You may read and copy any filings made by American Skandia with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of the separate account and American Skandia Life Assurance Corporation are included in the Statement of Additional Information.

HOW TO CONTACT US

You can contact us by:

•	calling our Customer Service Team at 1-800-752-6342 during our normal business hours, Monday through Friday, or Skandia’s telephone automated response system at 1-800-766-4530.
•	writing to us via regular mail at American Skandia — Variable Annuities, P.O. Box 7960, Philadelphia, PA 19176 OR for express mail American Skandia — Variable Annuities, 2101 Welsh Road, Dresher, PA 19025. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
•	sending an email to customerservice@prudential.com or visiting our Internet Website at www.americanskandia.prudential.com.
•	accessing information about your Annuity through our Internet Website at www.americanskandia.prudential.com.

You can obtain account information by calling our automated response system and at www.americanskandia.prudential.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.americanskandia.prudential.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of

AMERICAN SKANDIA ANNUITIES PROSPECTUS

General Information continued

electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

American Skandia is subject to legal and regulatory actions in the ordinary course of its businesses. Pending legal and regulatory actions include proceedings relating to aspects of American Skandia’s businesses and operations that are specific to American Skandia, and proceedings that are typical of the businesses in which American Skandia operates. Some of these proceedings have been brought on behalf of various alleged groups of complainants. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.

As indicated in American Skandia’s Annual Report on Form 10-K for 2004, the Securities and Exchange Commission and the State of New York Attorney General’s Office are investigating American Skandia and certain of its affiliates with regard to alleged market timing in certain Company products. American Skandia believes that these investigations are likely to lead to proceedings and/or settlements. American Skandia is fully cooperating with these investigations. Any regulatory settlement involving American Skandia and its affiliates would be subject to the indemnification provisions of the acquisition agreement pursuant to which Prudential Financial purchased American Skandia entities in May 2003 from Skandia Insurance Company Ltd. (publ) (“Skandia”). With Skandia’s approval, an offer was made by American Skandia and its affiliates to these regulators to settle the matters relating to market timing in variable annuities by paying restitution and a civil penalty of $95 million in the aggregate, and there are ongoing discussions with these regulators regarding settlement of these matters.

Prudential Financial and its subsidiaries currently use reinsurance primarily to transfer mortality risk, to acquire or dispose of blocks of business and to manage capital more effectively. Given the recent publicity surrounding certain reinsurance transactions involving other companies in the insurance industry, Prudential Financial voluntarily commenced a review of the accounting for the reinsurance arrangements of Prudential Financial and its subsidiaries to confirm that it complied with applicable accounting rules. This review includes an inventory and examination of current and past arrangements. This review is ongoing and not yet complete. Subsequent to commencing this voluntary review, Prudential Financial and certain subsidiaries received formal requests for information from the Connecticut Attorney General, the Connecticut Insurance Department and the Securities and Exchange Commission requesting information regarding their participation in certain reinsurance transactions. Prudential Financial believes that a number of other insurance industry participants have also received similar requests. It is possible that Prudential Financial and its subsidiaries may receive additional requests from regulators relating to reinsurance arrangements. Prudential Financial and its subsidiaries intend to cooperate fully with all such requests.

American Skandia’s litigation is subject to many uncertainties, and given its complexity and scope, its outcome cannot be predicted. It is possible that the results of operations or the cash flow of the Company in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves, should not have a material adverse effect on American Skandia’s financial position.

AMERICAN SKANDIA ANNUITIES PROSPECTUS

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

General Information about American Skandia

•	American Skandia Life Assurance Corporation
•	American Skandia Life Assurance Corporation Variable Account B
•	American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor — American Skandia Marketing, Incorporated

Payments Made to Promote Sale of our Products

How the Unit Price is Determined

Additional Information on Fixed Allocations

•	How We Calculate the Market Value Adjustment

General Information

•	Voting Rights
•	Modification
•	Deferral of Transactions
•	Misstatement of Age or Sex
•	Ending the Offer

Annuitization

Experts

Legal Experts

Financial Statements

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B

Separate Account B consists of multiple Sub-accounts that are available as investment options for the American Skandia Annuities. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following tables show for each Annuity: (a) the historical Unit Price, corresponding to the Annuity features bearing the highest and lowest combinations of asset-based charges, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus*; and (b) the number of Units outstanding for each such Sub-account as of the dates shown. Since November 18, 2002, we have been determining, on a daily basis, multiple Unit Prices for each Sub-account of Separate Account B. We compute multiple Unit Prices because several of our variable annuities invest in the same Sub-accounts, and these annuities deduct varying charges that correspond to each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charges for each optional benefit. Where an asset-based charge corresponding to a particular Sub-account within a new annuity product is identical to that in the same Sub-account within an existing annuity, the Unit Price for the new annuity will be identical to that of the existing annuity. In such cases, we will for reference purposes depict, in the condensed financial information for the new annuity, Unit Prices of the existing annuity. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. When a Unit Price was first calculated for a particular Sub-account, we set the price of that Unit at $10.00 per Unit. Thereafter, Unit Prices vary based on market performance. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2005.

*  The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge by sending in the request form at the end of the Prospectus or contacting us at 1-800-752-6342.

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus

Sub-account	2004	2003	2002	2001	2000
AST JP Morgan International Equity Portfolio
With No Optional Benefits
BOP Unit Value	$7.13	$5.53	$6.86	$8.99
EOP Unit Value	8.24	7.13	5.53	6.86	8.99
Number of Units	553,542	362,254	153,652	136,976	33,897
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST William Blair International Growth (1997)
With No Optional Benefits
BOP Unit Value	$14.32	$10.35	$14.10	$18.68
EOP Unit Value	$16.42	$14.32	10.35	14.10	18.68
Number of Units	1,953,908	1,166,396	7,064	5,277	6,782
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.00	—	—	—	—
Number of Units	19,719	—	—	—	—
AST LSV International Value (1994)
With No Optional Benefits
BOP Unit Value	$5.86	$4.43	$5.41	$8.08
EOP Unit Value	7.01	5.86	4.43	5.41	8.08
Number of Units	233,045	91,736	32,967	29,954	20,311
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST MFS Global Equity (1999)
With No Optional Benefits
BOP Unit Value	$9.40	$7.48	$8.64	$9.72
EOP Unit Value	10.98	9.40	7.48	8.64	9.72
Number of Units	213,485	123,219	46,925	49,536	23,151
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST Small Cap Growth[1]
With No Optional Benefits
BOP Unit Value	$17.38	$12.12	$18.70	$20.25
EOP Unit Value	15.97	17.38	12.12	18.7	20.25
Number of Units	107,136	145,364	6,331	2,439	978
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
AST DeAM Small-Cap Growth (1999)
With No Optional Benefits
BOP Unit Value	$6.86	$4.71	$6.48	$9.17
EOP Unit Value	7.41	6.86	4.71	6.48	9.17
Number of Units	293,384	258,089	44,611	41,602	35,743
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST Federated Aggressive Growth (2000)
With No Optional Benefits
BOP Unit Value	$8.33	$4.98	$7.12	$9.08
EOP Unit Value	10.12	8.33	4.98	7.12	9.08
Number of Units	1,169,995	859,909	25,040	10,912	243
With HAV, EBP and GMWB
BOP Unit Value	$12.70	—	—	—	—
EOP Unit Value	$6,327.84	—	—	—	—
Number of Units
AST Small-Cap Value (1997)
With No Optional Benefits
BOP Unit Value	$14.47	$10.79	$12.06	$11.41
EOP Unit Value	16.64	14.47	10.79	12.06	11.41
Number of Units	1,293,786	962,965	66,744	33,608	15,339
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.17	—	—	—	—
Number of Units	7,974	—	—	—	—
AST DeAM Small-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$10.89	$7.69	—	—
EOP Unit Value	13.13	10.89	7.69	—	—
Number of Units	138,078	131,066	124	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST Goldman Sachs Mid-Cap Growth (2000)
With No Optional Benefits
BOP Unit Value	$3.87	$2.98	4.15	7.03
EOP Unit Value	4.44	3.87	2.98	4.15	7.03
Number of Units	2,232,502	1,535,565	28,812	17,882	2,473
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$11.97	—	—	—	—
Number of Units	5,270	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
AST Neuberger Berman Mid-Cap Growth (1994)
With No Optional Benefits
BOP Unit Value	$6.23	$4.83	$7.11	$9.71
EOP Unit Value	7.14	6.23	4.83	7.11	9.71
Number of Units	555,160	371,267	56,712	51,711	36,882
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST Neuberger Berman Mid-Cap Value (1993)
With No Optional Benefits
BOP Unit Value	$13.82	$10.26	11.62	12.13
EOP Unit Value	16.76	13.82	10.26	11.62	12.13
Number of Units	1,116,503	781,348	69,657	56,219	16,574
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$13.04	—	—	—	—
Number of Units	6,141	—	—	—	—
AST Alger All-Cap Growth (2000)
With No Optional Benefits
BOP Unit Value	$6.06	$4.53	$7.14	$8.68
EOP Unit Value	6.49	6.06	4.53	7.14	8.68
Number of Units	214,092	200,264	61,001	56,649	30,915
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$10.79	—	—	—	—
Number of Units	964	—	—	—	—
AST All-Cap Value (2000)
With No Optional Benefits
BOP Unit Value	$10.21	$7.61	$9.72	$10.07
EOP Unit Value	11.63	10.21	7.61	9.72	10.07
Number of Units	256,401	140,873	38,982	26,857	12,895
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.17	—	—	—	—
Number of Units	1,376	—	—	—	—
AST T. Rowe Price Natural Resources (1995)
With No Optional Benefits
BOP Unit Value	$13.75	$10.42	$11.18	$11.24
EOP Unit Value	17.81	13.75	10.42	11.18	11.24
Number of Units	192,336	75,013	4,994	1,879	–0–
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
AST T. Rowe Price Large Cap Growth[2] (1996)
With No Optional Benefits
BOP Unit Value	$5.93	$4.86	$7.12	$8.46
EOP Unit Value	6.19	5.93	4.86	7.12	8.46
Number of Units	326,194	263,698	106,056	106,762	97,356
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST MFS Growth (1999)
With No Optional Benefits
BOP Unit Value	$6.44	$5.31	$7.48	$9.68
EOP Unit Value	7.04	6.44	5.31	7.48	9.68
Number of Units	791,823	893,170	112,701	47,656	3,089
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST Marsico Capital Growth (1997)
With No Optional Benefits
BOP Unit Value	$8.46	$6.50	$7.80	$10.09
EOP Unit Value	9.67	8.46	6.5	7.8	10.09
Number of Units	5,717,404	4,075,719	228,033	182,904	114,992
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$11.66	—	—	—	—
Number of Units	32,384	—	—	—	—
AST Goldman Sachs Concentrated Growth (1992)
With No Optional Benefits
BOP Unit Value	$4.57	$3.69	$5.33	$7.90
EOP Unit Value	4.68	4.57	3.69	5.33	7.9
Number of Units	733,920	604,491	405,437	404,404	235,747
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST DeAm Large-Cap Value (2000)
With No Optional Benefits
BOP Unit Value	$9.58	$7.67	$9.17	$9.83
EOP Unit Value	11.18	9.58	7.67	9.17	9.83
Number of Units	191,637	85,554	7,126	1,696	442
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
AST Alliance/Bernstein Growth + Value[3] (2001)
With No Optional Benefits
BOP Unit Value	$8.89	$7.14	$9.64	—
EOP Unit Value	9.66	8.89	7.14	9.64	—
Number of Units	194,363	137,293	37,810	–0–	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST AllianceBernstein Core Value[4] (2001)
With No Optional Benefits
BOP Unit Value	$10.91	$8.61	$10.05	—
EOP Unit Value	12.28	10.91	8.61	10.05	—
Number of Units	603,508	453,569	82,054	18,453	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$11.92	—	—	—	—
Number of Units	1,051	—	—	—	—
AST Cohen & Steers Realty (1998)
With No Optional Benefits
BOP Unit Value	$16.17	$11.91	$11.75	$11.57
EOP Unit Value	22.03	16.17	11.91	11.75	11.57
Number of Units	281,181	149,582	25,464	16,487	16,557
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST Sanford Bernstein Managed Index 500[5] (1998)
With No Optional Benefits
BOP Unit Value	$8.28	$6.59	$8.41	$9.46
EOP Unit Value	8.99	8.28	6.59	8.41	9.46
Number of Units	642,882	554,156	90,506	39,414	9,941
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST American Century Income & Growth (1997)
With No Optional Benefits
BOP Unit Value	$8.52	$6.70	$8.47	$9.36
EOP Unit Value	9.48	8.52	6.7	8.47	9.36
Number of Units	613,910	339,653	124,168	113,372	70,887
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
AST AllianceBernstein Growth and Income[6] (1992)
With No Optional Benefits
BOP Unit Value	$10.25	$7.84	$10.35	$10.53
EOP Unit Value	11.24	10.25	7.84	10.35	10.53
Number of Units	4,119,501	3,076,626	142,152	205,232	34,439
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$11.55	—	—	—	—
Number of Units	32,525	—	—	—	—
AST Large Cap Value[7]
With No Optional Benefits
BOP Unit Value	$8.99	$7.59	$9.31	$10.32
EOP Unit Value	10.25	8.99	7.59	9.31	10.32
Number of Units	417,314	204,589	44,419	44,212	8,596
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST Global Allocation[8] (1993)
With No Optional Benefits
BOP Unit Value	$8.71	$7.38	$8.84	$10.14
EOP Unit Value	9.55	8.71	7.38	8.84	10.14
Number of Units	78,619	61,801	34,451	38,208	30,678
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST American Century Strategic Balanced (1997)
With No Optional Benefits
BOP Unit Value	$9.81	$8.36	$9.38	$9.87
EOP Unit Value	10.56	9.81	8.36	9.38	9.87
Number of Units	146,721	115,095	5,490	4,905	1,725
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST T. Rowe Price Asset Allocation (1994)
With No Optional Benefits
BOP Unit Value	$10.37	$8.47	$9.52	$10.12
EOP Unit Value	11.39	10.37	8.47	9.52	10.12
Number of Units	357,085	222,150	13,799	13,152	2,412
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$11.41	—	—	—	—
Number of Units	1,537	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
AST T. Rowe Price Global Bond (1994)
With No Optional Benefits
BOP Unit Value	$13.73	$12.32	$10.84	$10.70
EOP Unit Value	14.73	13.73	12.32	10.84	10.7
Number of Units	657,913	289,862	36,987	16,390	–0–
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$11.00	—	—	—	—
Number of Units	9,975	—	—	—	—
AST Goldman Sachs High Yield Bond Portfolio
With No Optional Benefits
BOP Unit Value	$10.99	$9.16	$9.27	$9.37
EOP Unit Value	12.06	10.99	9.16	9.27	9.37
Number of Units	957,756	906,947	73,614	45,297	12,929
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AST Lord Abbett Bond-Debenture (2000)
With No Optional Benefits
BOP Unit Value	$11.98	$10.22	$10.30	$10.13
EOP Unit Value	12.71	11.98	10.22	10.3	10.13
Number of Units	1,012,739	814,135	43,077	16,628	425
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$10.94	—	—	—	—
Number of Units	4,145	—	—	—	—
AST PIMCO Total Return Bond (1994)
With No Optional Benefits
BOP Unit Value	$13.23	$12.72	$11.80	$10.97
EOP Unit Value	13.72	13.23	12.72	11.8	10.97
Number of Units	3,074,732	2,301,863	362,294	275,317	37,918
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$10.37	—	—	—	—
Number of Units	19,700	—	—	—	—
AST PIMCO Limited Maturity Bond (1995)
With No Optional Benefits
BOP Unit Value	$12.08	$10.09	$11.29	$10.59
EOP Unit Value	12.18	12.08	10.09	11.29	10.59
Number of Units	2,189,975	956,856	38,260	112,948	1,940
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$10.01	—	—	—	—
Number of Units	11,324	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
AST Money Market (1992)
With No Optional Benefits
BOP Unit Value	$10.51	$10.57	$10.57	$10.32
EOP Unit Value	10.46	10.51	10.57	10.57	10.32
Number of Units	1,663,940	1,245,396	403,604	179,509	29,567
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$9.84	—	—	—	—
Number of Units	521	—	—	—	—
Gartmore Variable Investment Trust — GVIT Developing Markets (1996)
With No Optional Benefits
BOP Unit Value	$10.59	$6.71	$7.53	$8.19
EOP Unit Value	12.52	10.59	6.71	7.53	8.19
Number of Units	264,541	122,136	6,530	6,555	3,293
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
Wells Fargo Variable Trust — Advantage Equity Income[9] (1999)
With No Optional Benefits
BOP Unit Value	$15.79	$12.67	$15.89	$17.01
EOP Unit Value	17.32	15.79	12.67	15.89	17.01
Number of Units	19,612	10,586	1,063	1,992	–0–
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AIM V.I. — Dynamics (1999)
With No Optional Benefits
BOP Unit Value	$6.22	$4.57	$6.80	$9.99
EOP Unit Value	6.96	6.22	4.57	6.8	9.99
Number of Units	188,184	137,600	18,808	15,825	22,264
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AIM V.I. — Technology (1999)
With No Optional Benefits
BOP Unit Value	$3.21	$2.24	$4.27	$7.98
EOP Unit Value	3.32	3.21	2.24	4.27	7.98
Number of Units	78,567	42,720	30,448	35,767	25,984
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
AIM V.I. — Global Health Care (1999)
With No Optional Benefits
BOP Unit Value	$10.68	$8.46	$11.35	$13.14
EOP Unit Value	11.34	10.68	8.46	11.35	13.14
Number of Units	92,506	59,116	19,405	27,104	32,969
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
AIM V.I. — Financial Services (1999)
With No Optional Benefits
BOP Unit Value	$11.85	$9.26	$11.02	$12.38
EOP Unit Value	12.72	11.85	9.26	11.02	12.38
Number of Units	44,091	48,538	7,204	8,536	9,786
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
Evergreen VA — International Equity (2000)
With No Optional Benefits
BOP Unit Value	$10.46	—	—	—
EOP Unit Value	12.31	10.46	—	—	—
Number of Units	62,400	24,847	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
Evergreen VA — Special Equity[10] (1999)
With No Optional Benefits
BOP Unit Value	$9.16	$6.10	$8.49	$9.35
EOP Unit Value	9.57	9.16	6.1	8.49	9.35
Number of Units	92,559	69,344	5,427	5,085	–0–
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
Evergreen VA — Omega (2000)
With No Optional Benefits
BOP Unit Value	$9.21	—	$9.04	—
EOP Unit Value	9.75	9.21	—	9.04	—
Number of Units	26,849	15,743	—	–0–	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
ProFund VP — Europe 30 (1999)
With No Optional Benefits
BOP Unit Value	$7.00	$5.11	$6.97	$9.30
EOP Unit Value	7.90	7.00	5.11	6.97	9.30
Number of Units	201,444	75,543	2,539	7,317	–0–
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.41	—	—	—	—
Number of Units	562	—	—	—	—
ProFund VP — Asia 30 (2002)
With No Optional Benefits
BOP Unit Value	$12.66	—	—	—
EOP Unit Value	12.43	12.66	—	—	—
Number of Units	63,254	47,272	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Japan (2002)
With No Optional Benefits
BOP Unit Value	$9.09	—	—	—
EOP Unit Value	9.65	9.09	—	—	—
Number of Units	87,251	28,579	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Banks (2002)
With No Optional Benefits
BOP Unit Value	$10.97	—	—	—
EOP Unit Value	12.11	10.97	—	—	—
Number of Units	12,480	8,886	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Basic Materials (2002)
With No Optional Benefits
BOP Unit Value	$11.02	—	—	—
EOP Unit Value	12.00	11.02	—	—	—
Number of Units	42,597	53,759	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
ProFund VP — Biotechnology (2001)
With No Optional Benefits
BOP Unit Value	$7.14	$5.17	$8.38	—
EOP Unit Value	7.73	7.14	5.17	8.38	—
Number of Units	32,726	20,329	460	3,279	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Consumer Services (2002)
With No Optional Benefits
BOP Unit Value	$9.10	—	—	—
EOP Unit Value	9.67	9.10	—	—	—
Number of Units	20,288	13,935	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Consumer Goods (2002)
With No Optional Benefits
BOP Unit Value	$9.71	—	—	—
EOP Unit Value	10.47	9.71	—	—	—
Number of Units	7,578	3,821	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units
ProFund VP — Oil & Gas (2001)
With No Optional Benefits
BOP Unit Value	$9.10	—	$9.20	—
EOP Unit Value	11.62	9.10	—	9.20	—
Number of Units	186,654	50,155	—	–0–	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Financials (2001)
With No Optional Benefits
BOP Unit Value	$9.88	$7.76	$9.23	—
EOP Unit Value	10.77	9.88	7.76	9.23	—
Number of Units	70,662	32,283	3,258	8,154	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
ProFund VP — Health Care (2001)
With No Optional Benefits
BOP Unit Value	$8.29	$7.15	$9.37	—
EOP Unit Value	8.38	8.29	7.15	9.37	—
Number of Units	91,641	23,591	1,235	2,564	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Industrials (2002)
With No Optional Benefits
BOP Unit Value	$10.08	—	—	—
EOP Unit Value	11.27	10.08	—	—	—
Number of Units	22,333	11,186	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Internet (2002)
With No Optional Benefits
BOP Unit Value	$15.10	—	—	—
EOP Unit Value	18.08	15.10	—	—	—
Number of Units	20,851	8,287	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Pharmaceuticals (2002)
With No Optional Benefits
BOP Unit Value	$8.95	—	—	—
EOP Unit Value	8.02	8.95	—	—	—
Number of Units	27,913	24,743	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Precious Metals (2002)
With No Optional Benefits
BOP Unit Value	$13.38	$9.73	—	—
EOP Unit Value	11.90	13.38	9.73	—	—
Number of Units	102,230	89,687	1,179	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
ProFund VP — Real Estate (2001)
With No Optional Benefits
BOP Unit Value	$14.00	$10.65	$10.78	—
EOP Unit Value	17.58	14.00	10.65	10.78	—
Number of Units	53,006	18,355	2,230	2,306	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Semiconductor (2002)
With No Optional Benefits
BOP Unit Value	$9.58	—	—	—
EOP Unit Value	7.23	9.58	—	—	—
Number of Units	52,485	17,621	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Technology (2001)
With No Optional Benefits
BOP Unit Value	$5.00	—	$5.92	—
EOP Unit Value	4.91	5.00	—	5.92	—
Number of Units	88,720	74,180	—	12,704	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Telecommunications (2001)
With No Optional Benefits
BOP Unit Value	$4.41	—	$7.11	—
EOP Unit Value	5.04	4.41	—	7.11	—
Number of Units	118,731	30,179	—	–0–	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Utilities (2001)
With No Optional Benefits
BOP Unit Value	$7.32	$6.11	$8.13	—
EOP Unit Value	8.75	7.32	6.11	8.13	—
Number of Units	79,702	18,902	491	–0–	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
ProFund VP — Bull (2002)
With No Optional Benefits
BOP Unit Value	$9.91	—	—	—
EOP Unit Value	10.65	9.91	—	—	—
Number of Units	412,259	394,427	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$11.27	—	—	—	—
Number of Units	1,158	—	—	—	—
ProFund VP — Bear (2001)
With No Optional Benefits
BOP Unit Value	$10.26	$13.78	$11.55	—
EOP Unit Value	9.09	10.26	13.78	11.55	—
Number of Units	16,155	28,299	2,012	–0–	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — UltraBull (2001)
With No Optional Benefits
BOP Unit Value	$7.13	$4.72	$7.48	—
EOP Unit Value	8.25	7.13	4.72	7.48	—
Number of Units	305,666	56,257	2,988	–0–	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — OTC (2001)
With No Optional Benefits
BOP Unit Value	$5.07	—	$5.77	—
EOP Unit Value	5.44	5.07	—	5.77	—
Number of Units	293,311	257,947	—	–0–	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$10.94	—	—	—	—
Number of Units	2,991	—	—	—	—
ProFund VP — Short OTC (2002)
With No Optional Benefits
BOP Unit Value	$6.83	$11.03	—	—
EOP Unit Value	5.99	6.83	11.03	—	—
Number of Units	77,280	40,617	934	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
ProFund VP — UltraOTC (1999)
With No Optional Benefits
BOP Unit Value	$0.77	—	$1.25	$4.06
EOP Unit Value	0.87	0.77	—	1.25	4.06
Number of Units	6,405,048	890,270	—	58,556	3,787
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Mid-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$10.30	—	—	—
EOP Unit Value	11.80	10.30	—	—	—
Number of Units	87,968	59,964	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.23	—	—	—	—
Number of Units	216	—	—	—	—
ProFund VP — Mid-Cap Growth (2002)
With No Optional Benefits
BOP Unit Value	$9.75	—	—	—
EOP Unit Value	10.70	9.75	—	—	—
Number of Units	80,520	24,107	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — UltraMid-Cap (2002)
With No Optional Benefits
BOP Unit Value	$9.62	—	—	—
EOP Unit Value	12.13	9.62	—	—	—
Number of Units	115,073	34,556	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Small-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$9.46	—	—	—
EOP Unit Value	11.22	9.46	—	—	—
Number of Units	123,988	105,751	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.55	—	—	—	—
Number of Units	974	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
ProFund VP — Small-Cap Growth (2002)
With No Optional Benefits
BOP Unit Value	$10.23	—	—	—
EOP Unit Value	12.11	10.23	—	—	—
Number of Units	237,000	65,882	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.25	—	—	—	—
Number of Units	938	—	—	—	—
ProFund VP — UltraSmall-Cap (1999)
With No Optional Benefits
BOP Unit Value	$9.49	$4.82	$8.50	$9.32
EOP Unit Value	12.28	9.49	4.82	8.50	9.32
Number of Units	143,175	60,051	953	–0–	3,174
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — U.S. Government Plus (2002)
With No Optional Benefits
BOP Unit Value	$11.15	$11.59	—	—
EOP Unit Value	11.91	11.15	11.59	—	—
Number of Units	42,782	20,058	1,005	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
ProFund VP — Rising Rates Opportunity (2002)
With No Optional Benefits
BOP Unit Value	$7.61	—	—	—
EOP Unit Value	6.70	7.61	—	—	—
Number of Units	266,169	78,428	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$8.32	—	—	—	—
Number of Units	307	—	—	—	—
Profund VP Large-Cap Growth
With No Optional Benefits
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
Profund VP Large-Cap Value
With No Optional Benefits
BOP Unit Value	—	—	—	—
EOP Unit Value	$10.37	—	—	—	—
Number of Units	3,839	—	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
Profund VP Short Mid Cap
With No Optional Benefits
BOP Unit Value	—	—	—	—
EOP Unit Value	$9.70	—	—	—	—
Number of Units	571	—	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
Profund VP Small-Cap Growth
With No Optional Benefits
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.11	—	—	—	—
Number of Units	237,000	—	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.25	—	—	—	—
Number of Units	938	—	—	—	—
Profund VP Short Small-Cap
With No Optional Benefits
BOP Unit Value	—	—	—	—
EOP Unit Value	$9.55	—	—	—	—
Number of Units	7,859	—	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
First Trust® 10 Uncommon Values (2000)
With No Optional Benefits
BOP Unit Value	$3.99	$2.95	$4.73	$7.44
EOP Unit Value	4.38	3.99	2.95	4.73	7.44
Number of Units	33,075	22,064	23,080	31,543	32,451
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
First Trust Target Managed VIP (1999)
With No Optional Benefits
BOP Unit Value	$13.20	—	—	—
EOP Unit Value	14.64	13.20	—	—	—
Number of Units	695,591	476,951	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	$11.29	—	—	—	—
Number of Units	16,433	—	—	—	—
First Trust The Dow DARTSM 10 (1999)
With No Optional Benefits
BOP Unit Value	$12.05	—	—	—
EOP Unit Value	12.35	12.05	—	—	—
Number of Units	24,245	10,069	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
First Trust Global Target 15[11] (1999)
With No Optional Benefits
BOP Unit Value	$12.96	—	—	—
EOP Unit Value	16.05	12.96	—	—	—
Number of Units	22,405	8,569	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
First Trust S&P Target 24 (1999)
With No Optional Benefits
BOP Unit Value	$11.89	—	—	—
EOP Unit Value	13.34	11.89	—	—	—
Number of Units	43,536	5,532	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
First Trust Nasdaq Target 15 (1999)
With No Optional Benefits
BOP Unit Value	—	—	—	—
EOP Unit Value	$12.54	—	—	—	—
Number of Units	7,266	—	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASAP III – Prospectus (continued)

Sub-account	2004	2003	2002	2001	2000
First Trust Value Line® — Target 25 (1999)
With No Optional Benefits
BOP Unit Value	—	—	—	—
EOP Unit Value	$16.61	—	—	—	—
Number of Units	33,213	—	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—
SP William Blair International Growth
With No Optional Benefits
BOP Unit Value	—	—	—	—
EOP Unit Value	$10.53	—	—	—	—
Number of Units	18,568	—	—	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—	—	—
EOP Unit Value	—	—	—	—	—
Number of Units	—	—	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus

Sub-account	2004	2003	2002
AST JP Morgan International Equity Portfolio
With No Optional Benefits
BOP Unit Value	$11.00	$8.56
EOP Unit Value	12.67	11.00	8.56
Number of Units	3,227,381	2,415,394	2,569,506
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.32	—	—
Number of Units	20,718	—	—
AST William Blair International Growth (1997)
With No Optional Benefits
BOP Unit Value	$13.39	$9.72
EOP Unit Value	15.30	13.39	9.72
Number of Units	11,265,469	5,547,558	835,523
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.94	—	—
Number of Units	135,829	—	—
AST LSV International Value (1994)
With No Optional Benefits
BOP Unit Value	$10.79	$8.19
EOP Unit Value	12.84	10.79	8.19
Number of Units	1,897,469	1,201,268	269,995
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.70	—	—
Number of Units	5,736	—	—
AST MFS Global Equity (1999)
With No Optional Benefits
BOP Unit Value	$11.30	$9.04
EOP Unit Value	13.16	11.30	9.04
Number of Units	2,276,801	1,393,001	969,509
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.40	—	—
Number of Units	5,188	—	—
AST Small Cap Growth[1]
With No Optional Benefits
BOP Unit Value	$9.89	$6.92
EOP Unit Value	9.05	9.89	6.92
Number of Units	2,242,129	3,292,593	1,970,250
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$9.32	—	—
Number of Units	1,043	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
AST DeAM Small-Cap Growth (1999)
With No Optional Benefits
BOP Unit Value	$11.13	$7.67
EOP Unit Value	11.98	11.13	7.67
Number of Units	1,618,719	1,682,193	639,695
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.03	—	—
Number of Units	3,398	—	—
AST Federated Aggressive Growth (2000)
With No Optional Benefits
BOP Unit Value	$12.74	$7.64
EOP Unit Value	15.42	12.74	7.64
Number of Units	4,808,453	3,085,373	1,255,415
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.64	—	—
Number of Units	53,866	—	—
AST Goldman Sachs Small-Cap Value (1997)
With No Optional Benefits
BOP Unit Value	$12.85	$9.26
EOP Unit Value	15.19	12.85	9.26
Number of Units	1,541,896	1,504,296	1,492,775
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
AST Small-Cap Value (1997)
With No Optional Benefits
BOP Unit Value	$12.42	$9.30
EOP Unit Value	14.22	12.42	9.30
Number of Units	10,785,030	10,183,346	6,141,523
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.11	—	—
Number of Units	91,011	—	—
AST DeAM Small-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$10.81	$7.66
EOP Unit Value	12.99	10.81	7.66
Number of Units	2,143,020	1,134,865	423,387
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.71	—	—
Number of Units	634	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
AST Goldman Sachs Mid-Cap Growth (2000)
With No Optional Benefits
BOP Unit Value	$10.31	$7.97
EOP Unit Value	11.80	10.31	7.97
Number of Units	4,375,813	3,027,057	1,273,118
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.91	—	—
Number of Units	33,665	—	—
AST Neuberger Berman Mid-Cap Growth (1994)
With No Optional Benefits
BOP Unit Value	$9.51	$7.41
EOP Unit Value	10.86	9.51	7.41
Number of Units	4,715,301	3,415,318	2,175,250
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.70	—	—
Number of Units	18,225	—	—
AST Neuberger Berman Mid-Cap Value (1993)
With No Optional Benefits
BOP Unit Value	$12.01	$8.96
EOP Unit Value	14.51	12.01	8.96
Number of Units	11,461,684	8,530,129	5,118,558
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.97	—	—
Number of Units	95,076	—	—
AST Alger All-Cap Growth (2000)
With No Optional Benefits
BOP Unit Value	$9.07	$6.80
EOP Unit Value	9.67	9.07	6.80
Number of Units	1,798,457	2,002,166	658,419
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.73	—	—
Number of Units	6,346	—	—
AST All-Cap Value (2000)
With No Optional Benefits
BOP Unit Value	$10.91	$8.17
EOP Unit Value	12.38	10.91	8.17
Number of Units	2,587,064	2,513,413	1,200,225
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.11	—	—
Number of Units	7,555	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
AST T. Rowe Price Natural Resources (1995)
With No Optional Benefits
BOP Unit Value	$12.59	$9.59
EOP Unit Value	16.25	12.59	9.59
Number of Units	2,040,188	2,011,627	724,670
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$14.36	—	—
Number of Units	13,775	—	—
AST T. Rowe Price Large-Cap Growth[2] (1996)
With No Optional Benefits
BOP Unit Value	$9.08	$7.46
EOP Unit Value	9.44	9.08	7.46
Number of Units	2,378,881	2,098,873	1,869,353
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.57	—	—
Number of Units	4,945	—	—
AST MFS Growth (1999)
With No Optional Benefits
BOP Unit Value	$9.16	$7.58
EOP Unit Value	9.97	9.16	7.58
Number of Units	4,529,834	4,784,269	2,930,432
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.00	—	—
Number of Units	33,939	—	—
AST Marsico Capital Growth (1997)
With No Optional Benefits
BOP Unit Value	$10.78	$8.32
EOP Unit Value	12.26	10.78	8.32
Number of Units	28,117,310	20,138,164	10,144,317
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.61	—	—
Number of Units	263,104	—	—
AST Goldman Sachs Concentrated Growth (1992)
With No Optional Benefits
BOP Unit Value	$9.45	$7.67
EOP Unit Value	9.64	9.45	7.67
Number of Units	2,785,100	2,053,023	1,349,939
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.54	—	—
Number of Units	12,303	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
AST DeAm Large-Cap Value (2000)
With No Optional Benefits
BOP Unit Value	$10.78	$8.66
EOP Unit Value	12.53	10.78	8.66
Number of Units	2,351,197	1,072,256	664,649
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.25	—	—
Number of Units	6,163	—	—
AST Alliance/Bernstein Growth + Value[3] (2001)
With No Optional Benefits
BOP Unit Value	$9.91	$7.99
EOP Unit Value	10.72	9.91	7.99
Number of Units	1,620,391	1,387,072	965,912
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.15	—	—
Number of Units	1,191	—	—
AST AllianceBernstein Core Value[4] (2001)
With No Optional Benefits
BOP Unit Value	$11.06	$8.76
EOP Unit Value	12.39	11.06	8.76
Number of Units	4,643,022	3,621,862	6,005,922
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.86	—	—
Number of Units	57,669	—	—
AST Cohen & Steers Realty (1998)
With No Optional Benefits
BOP Unit Value	$13.63	$10.08
EOP Unit Value	18.49	13.63	10.08
Number of Units	4,080,179	3,097,315	1,563,489
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$14.07	—	—
Number of Units	5,246	—	—
AST AllianceBernstein Managed Index 500[5] (1998)
With No Optional Benefits
BOP Unit Value	$10.23	$8.17
EOP Unit Value	11.07	10.23	8.17
Number of Units	6,845,369	5,442,511	3,662,406
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.31	—	—
Number of Units	43,627	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
AST American Century Income & Growth (1997)
With No Optional Benefits
BOP Unit Value	$10.45	$8.25
EOP Unit Value	11.57	10.45	8.25
Number of Units	4,670,846	2,115,438	1,751,136
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.72	—	—
Number of Units	7,406	—	—
AST Alliance Growth and Income[6] (1992)
With No Optional Benefits
BOP Unit Value	$10.50	$8.06
EOP Unit Value	11.46	10.50	8.06
Number of Units	25,850,506	21,264,670	6,667,373
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.50	—	—
Number of Units	228,955	—	—
AST Large Cap Value[7]
With No Optional Benefits
BOP Unit Value	$9.83	$8.34
EOP Unit Value	11.17	9.83	8.34
Number of Units	3,717,848	2,647,064	2,110,071
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.75	—	—
Number of Units	23,032	—	—
AST Global Allocation[8] (1993)
With No Optional Benefits
BOP Unit Value	$10.24	$8.71
EOP Unit Value	11.19	10.24	8.71
Number of Units	1,061,887	898,161	847,517
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.23	—	—
Number of Units	2,193	—	—
AST American Century Strategic Balanced (1997)
With No Optional Benefits
BOP Unit Value	$10.69	$9.14
EOP Unit Value	11.46	10.69	9.14
Number of Units	2,335,598	2,045,205	1,126,058
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.98	—	—
Number of Units	125	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
AST T. Rowe Price Asset Allocation (1994)
With No Optional Benefits
BOP Unit Value	$11.09	$9.09
EOP Unit Value	12.13	11.09	9.09
Number of Units	3,551,315	2,243,566	921,329
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.35	—	—
Number of Units	9,372	—	—
AST T. Rowe Price Global Bond (1994)
With No Optional Benefits
BOP Unit Value	$12.59	$11.34
EOP Unit Value	13.45	12.59	11.34
Number of Units	4,717,822	2,962,471	1,739,313
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.94	—	—
Number of Units	43,652	—	—
AST Goldman Sachs High Yield Bond Portfolio
With No Optional Benefits
BOP Unit Value	$11.61	$9.71
EOP Unit Value	12.69	11.61	9.71
Number of Units	13,717,128	12,201,163	5,592,940
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.24	—	—
Number of Units	65,084	—	—
AST Lord Abbett Bond-Debenture (2000)
With No Optional Benefits
BOP Unit Value	$11.61	$9.94
EOP Unit Value	12.26	11.61	9.94
Number of Units	8,369,008	7,751,236	4,146,530
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.88	—	—
Number of Units	85,669	—	—
AST PIMCO Total Return Bond (1994)
With No Optional Benefits
BOP Unit Value	$10.95	$10.57
EOP Unit Value	11.31	10.95	10.57
Number of Units	33,208,757	26,287,388	20,544,075
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.32	—	—
Number of Units	323,335	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
AST PIMCO Limited Maturity Bond (1995)
With No Optional Benefits
BOP Unit Value	$10.51	$10.34
EOP Unit Value	10.55	10.51	10.34
Number of Units	21,299,789	15,242,856	11,274,642
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$9.96	—	—
Number of Units	240,337	—	—
AST Money Market (1992)
With No Optional Benefits
BOP Unit Value	$9.86	$9.96
EOP Unit Value	9.78	9.86	9.96
Number of Units	29,870,585	32,730,501	36,255,772
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$9.79	—	—
Number of Units	61,321	—	—
Gartmore Variable Investment Trust — GVIT Developing Markets (1996)
With No Optional Benefits
BOP Unit Value	$13.60	$8.66
EOP Unit Value	16.02	13.60	8.66
Number of Units	2,103,950	1,763,660	283,466
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.70	—	—
Number of Units	11,161	—	—
Wells Fargo Variable Trust — Advantage Equity Income[9] (1999)
With No Optional Benefits
BOP Unit Value	$10.23	$8.25
EOP Unit Value	11.18	10.23	8.25
Number of Units	590,808	314,757	196,720
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.61	—	—
Number of Units	13	—	—
AIM V.I. — Dynamics (1999)
With No Optional Benefits
BOP Unit Value	$9.61	$7.09
EOP Unit Value	10.72	9.61	7.09
Number of Units	668,032	889,464	543,762
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.63	—	—
Number of Units	13	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
AIM V.I. — Technology (1999)
With No Optional Benefits
BOP Unit Value	$7.87	$5.50
EOP Unit Value	8.09	7.87	5.50
Number of Units	512,424	578,651	293,307
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
AIM V.I. — Global Health Care (1999)
With No Optional Benefits
BOP Unit Value	$10.05	$8.00
EOP Unit Value	10.64	10.05	8.00
Number of Units	937,586	698,364	475,873
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.38	—	—
Number of Units	2,157	—	—
AIM V.I. — Financial Services (1999)
With No Optional Benefits
BOP Unit Value	$11.17	$8.76
EOP Unit Value	11.94	11.17	8.76
Number of Units	585,185	607,265	366,258
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.08	—	—
Number of Units	468	—	—
Evergreen VA — International Equity (1999)
With No Optional Benefits
BOP Unit Value	$11.65	$8.15
EOP Unit Value	13.66	11.65	8.15
Number of Units	414,631	189,143	113,389
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.36	—	—
Number of Units	2,878	—	—
Evergreen VA — Special Equity[10] (1999)
With No Optional Benefits
BOP Unit Value	$11.12	$7.44
EOP Unit Value	11.58	11.12	7.44
Number of Units	702,642	815,621	127,728
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.53	—	—
Number of Units	26,034	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
Evergreen VA — Omega (2000)
With No Optional Benefits
BOP Unit Value	$10.71	$7.78
EOP Unit Value	11.29	10.71	7.78
Number of Units	570,123	404,789	39,943
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.92	—	—
Number of Units	30,383	—	—
ProFund VP — Europe 30 (1999)
With No Optional Benefits
BOP Unit Value	$10.83	$7.93
EOP Unit Value	12.17	10.83	7.93
Number of Units	1,812,435	2,116,400	292,396
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.35	—	—
Number of Units	7,758	—	—
ProFund VP — Asia 30 (2002)
With No Optional Benefits
BOP Unit Value	$12.57	$7.75
EOP Unit Value	12.30	12.57	7.75
Number of Units	896,010	942,605	281,993
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.10	—	—
Number of Units	6,082	—	—
ProFund VP — Japan (2002)
With No Optional Benefits
BOP Unit Value	$9.03	$7.24
EOP Unit Value	9.55	9.03	7.24
Number of Units	710,879	426,718	65,845
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Banks (2002)
With No Optional Benefits
BOP Unit Value	$10.90	$8.56
EOP Unit Value	11.98	10.90	8.56
Number of Units	229,711	93,067	101,136
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.54	—	—
Number of Units	582	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Basic Materials (2002)
With No Optional Benefits
BOP Unit Value	$10.95	$8.46
EOP Unit Value	11.87	10.95	8.46
Number of Units	529,237	1,512,864	76,331
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.40	—	—
Number of Units	1,246	—	—
ProFund VP — Biotechnology (2001)
With No Optional Benefits
BOP Unit Value	$9.75	$7.09
EOP Unit Value	10.52	9.75	7.09
Number of Units	757,678	208,971	130,082
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Consumer Services (2002)
With No Optional Benefits
BOP Unit Value	$9.04	$7.25
EOP Unit Value	9.56	9.04	7.25
Number of Units	430,620	136,269	128,022
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.66	—	—
Number of Units	14	—	—
ProFund VP — Consumer Goods (2002)
With No Optional Benefits
BOP Unit Value	$9.64	$8.28
EOP Unit Value	10.36	9.64	8.28
Number of Units	369,007	58,425	148,446
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Oil & Gas (2001)
With No Optional Benefits
BOP Unit Value	$10.48	$8.71
EOP Unit Value	13.33	10.48	8.71
Number of Units	1,856,882	1,225,844	299,833
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$13.76	—	—
Number of Units	6,676	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Financials (2001)
With No Optional Benefits
BOP Unit Value	$11.23	$8.85
EOP Unit Value	12.19	11.23	8.85
Number of Units	553,342	398,159	221,377
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Health Care (2001)
With No Optional Benefits
BOP Unit Value	$9.17	$7.94
EOP Unit Value	9.23	9.17	7.94
Number of Units	1,318,525	707,449	388,508
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Industrials (2002)
With No Optional Benefits
BOP Unit Value	$10.01	$7.93
EOP Unit Value	11.15	10.01	7.93
Number of Units	253,411	318,339	12,642
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.04	—	—
Number of Units	807	—	—
ProFund VP — Internet (2002)
With No Optional Benefits
BOP Unit Value	$15.00	$8.57
EOP Unit Value	17.89	15.00	8.57
Number of Units	992,879	206,876	306,572
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Pharmaceuticals (2002)
With No Optional Benefits
BOP Unit Value	$8.89	$8.56
EOP Unit Value	7.93	8.89	8.56
Number of Units	527,336	266,978	136,559
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Precious Metals (2002)
With No Optional Benefits
BOP Unit Value	$13.29	$9.70
EOP Unit Value	11.77	13.29	9.70
Number of Units	1,479,384	1,329,806	1,175,651
With HAV, EBP and GMWB
BOP Unit Value	$11.55	—
EOP Unit Value	$10.14	$11.55	—
Number of Units	11,671	23284	—
ProFund VP — Real Estate (2001)
With No Optional Benefits
BOP Unit Value	$12.91	$9.86
EOP Unit Value	16.15	12.91	9.86
Number of Units	1,816,706	462,906	441,318
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$13.02	—	—
Number of Units	1,198	—	—
ProFund VP — Semiconductor (2002)
With No Optional Benefits
BOP Unit Value	$9.51	$5.14
EOP Unit Value	7.15	9.51	5.14
Number of Units	694,352	423,958	93,241
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Technology (2001)
With No Optional Benefits
BOP Unit Value	$8.66	$6.03
EOP Unit Value	8.48	8.66	6.03
Number of Units	727,580	497,972	254,131
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Telecommunications (2001)
With No Optional Benefits
BOP Unit Value	$7.21	$7.15
EOP Unit Value	8.19	7.21	7.15
Number of Units	460,848	398,350	272,408
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.50	—	—
Number of Units	2,691	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Utilities (2001)
With No Optional Benefits
BOP Unit Value	$9.34	$7.83
EOP Unit Value	11.13	9.34	7.83
Number of Units	1,060,939	618,427	521,419
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.47	—	—
Number of Units	573	—	—
ProFund VP — Bull (2002)
With No Optional Benefits
BOP Unit Value	$9.84	$7.97
EOP Unit Value	10.53	9.84	7.97
Number of Units	8,215,357	3,563,562	954,792
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.21	—	—
Number of Units	12,971	—	—
ProFund VP — Bear (2001)
With No Optional Benefits
BOP Unit Value	$8.44	$11.38
EOP Unit Value	7.45	8.44	11.38
Number of Units	1,202,243	1,886,515	1,532,543
With HAV, EBP and GMWB
BOP Unit Value	$9.29	—
EOP Unit Value	$8.12	$9.29	—
Number of Units	1,620	7293	—
ProFund VP — UltraBull (2001)
With No Optional Benefits
BOP Unit Value	$10.20	$6.78
EOP Unit Value	11.76	10.20	6.78
Number of Units	2,817,803	1,431,345	297,435
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — OTC (2001)
With No Optional Benefits
BOP Unit Value	$9.32	$6.45
EOP Unit Value	9.94	9.32	6.45
Number of Units	4,885,351	4,445,234	1,346,852
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.88	—	—
Number of Units	14,308	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Short OTC (2002)
With No Optional Benefits
BOP Unit Value	$6.78	$11.00
EOP Unit Value	5.93	6.78	11.00
Number of Units	908,064	1,535,439	433,181
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — UltraOTC (1999)
With No Optional Benefits
BOP Unit Value	$7.03	$3.53
EOP Unit Value	7.89	7.03	3.53
Number of Units	6,592,447	3,410,589	1,003,123
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Mid-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$10.23	$7.66
EOP Unit Value	11.67	10.23	7.66
Number of Units	2,632,869	1,455,513	438,387
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.17	—	—
Number of Units	3,507	—	—
ProFund VP — Mid-Cap Growth (2002)
With No Optional Benefits
BOP Unit Value	$9.69	$7.70
EOP Unit Value	10.58	9.69	7.70
Number of Units	2,220,901	1,009,867	439,054
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.09	—	—
Number of Units	9,859	—	—
ProFund VP — UltraMid-Cap (2002)
With No Optional Benefits
BOP Unit Value	$9.55	$5.71
EOP Unit Value	11.99	9.55	5.71
Number of Units	3,106,849	1,112,311	477,953
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$13.81	—	—
Number of Units	14,660	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Small-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$9.39	$7.09
EOP Unit Value	11.10	9.39	7.09
Number of Units	4,088,760	5,144,632	994,778
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.49	—	—
Number of Units	6,158	—	—
ProFund VP — Small-Cap Growth (2002)
With No Optional Benefits
BOP Unit Value	$10.16	$7.69
EOP Unit Value	11.98	10.16	7.69
Number of Units	4,677,820	3,868,951	772,260
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.19	—	—
Number of Units	13,290	—	—
ProFund VP — UltraSmall-Cap (1999)
With No Optional Benefits
BOP Unit Value	$12.04	$6.14
EOP Unit Value	15.52	12.04	6.14
Number of Units	5,098,565	1,702,558	212,085
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — U.S. Government Plus (2002)
With No Optional Benefits
BOP Unit Value	$11.08	$11.56
EOP Unit Value	11.79	11.08	11.56
Number of Units	1,051,158	731,470	2,486,854
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Rising Rates Opportunity (2002)
With No Optional Benefits
BOP Unit Value	$7.56	$8.02
EOP Unit Value	6.63	7.56	8.02
Number of Units	5,314,528	1,817,924	165,792
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$8.28	—	—
Number of Units	14,108	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
Profund VP Large-Cap Growth
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.37	—	—
Number of Units	72,725	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
Profund VP Large-Cap Value
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.37	—	—
Number of Units	159,605	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
Profund VP Short Mid Cap
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$9.70	—	—
Number of Units	39,360	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
First Trust® 10 Uncommon Values (2000)
With No Optional Benefits
BOP Unit Value	$9.16	$6.80
EOP Unit Value	10.03	9.16	6.80
Number of Units	91,924
With HAV, EBP and GMWB		66,435	19,826
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
First Trust Global Target 15[11]
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$11.85	—	—
Number of Units	311,233	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.78	—	—
Number of Units	3,816	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
First Trust Managed VIP
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$11.32	—	—
Number of Units	1,777,316	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.26	—	—
Number of Units	23,730	—	—
First Trust NASDAQ Target 15
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.66	—	—
Number of Units	82,809	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
First Trust S&P Target 24
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.75	—	—
Number of Units	173,851	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.68	—	—
Number of Units	2,359	—	—
First Trust The Dow Target 10
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.48	—	—
Number of Units	155,695	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.42	—	—
Number of Units	105	—	—
First Trust Value Line Target 25
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$12.59	—	—
Number of Units	389,792	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

APEX II – Prospectus (continued)

Sub-account	2004	2003	2002
SP William Blair International Growth
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.53	—	—
Number of Units	269,671	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.52	—	—
Number of Units	806	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus

Sub-account	2004	2003	2002
AST JP Morgan International Equity Portfolio
With No Optional Benefits
BOP Unit Value	$11.00	$8.56
EOP Unit Value	12.67	11.00	8.56
Number of Units	3,227,381	2,415,394	2,569,506
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.32	—	—
Number of Units	20,718	—	—
AST William Blair International Growth (1997)
With No Optional Benefits
BOP Unit Value	$13.39	$9.72
EOP Unit Value	15.30	13.39	9.72
Number of Units	11,265,469	5,547,558	835,523
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.94	—	—
Number of Units	135,829	—	—
AST LSV International Value (1994)
With No Optional Benefits
BOP Unit Value	$10.79	$8.19
EOP Unit Value	12.84	10.79	8.19
Number of Units	1,897,469	1,201,268	269,995
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.70	—	—
Number of Units	5,736	—	—
AST MFS Global Equity (1999)
With No Optional Benefits
BOP Unit Value	$11.30	$9.04
EOP Unit Value	13.16	11.30	9.04
Number of Units	2,276,801	1,393,001	969,509
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.40	—	—
Number of Units	5,188	—	—
AST Small Cap Growth[1]
With No Optional Benefits
BOP Unit Value	$9.89	$6.92
EOP Unit Value	9.05	9.89	6.92
Number of Units	2,242,129	3,292,593	1,970,250
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$9.32	—	—
Number of Units	1,043	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
AST DeAM Small-Cap Growth (1999)
With No Optional Benefits
BOP Unit Value	$11.13	$7.67
EOP Unit Value	11.98	11.13	7.67
Number of Units	1,618,719	1,682,193	639,695
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.03	—	—
Number of Units	3,398	—	—
AST Federated Aggressive Growth (2000)
With No Optional Benefits
BOP Unit Value	$12.74	$7.64
EOP Unit Value	15.42	12.74	7.64
Number of Units	4,808,453	3,085,373	1,255,415
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.64	—	—
Number of Units	53,866	—	—
AST Goldman Sachs Small-Cap Value (1997)
With No Optional Benefits
BOP Unit Value	$12.85	$9.26
EOP Unit Value	15.19	12.85	9.26
Number of Units	1,541,896	1,504,296	1,492,775
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
AST Small-Cap Value (1997)
With No Optional Benefits
BOP Unit Value	$12.42	$9.30
EOP Unit Value	14.22	12.42	9.30
Number of Units	10,785,030	10,183,346	6,141,523
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.11	—	—
Number of Units	91,011	—	—
AST DeAM Small-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$10.81	$7.66
EOP Unit Value	12.99	10.81	7.66
Number of Units	2,143,020	1,134,865	423,387
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.71	—	—
Number of Units	634	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
AST Goldman Sachs Mid-Cap Growth (2000)
With No Optional Benefits
BOP Unit Value	$10.31	$7.97
EOP Unit Value	11.80	10.31	7.97
Number of Units	4,375,813	3,027,057	1,273,118
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.91	—	—
Number of Units	33,665	—	—
AST Neuberger Berman Mid-Cap Growth (1994)
With No Optional Benefits
BOP Unit Value	$9.51	$7.41
EOP Unit Value	10.86	9.51	7.41
Number of Units	4,715,301	3,415,318	2,175,250
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.70	—	—
Number of Units	18,225	—	—
AST Neuberger Berman Mid-Cap Value (1993)
With No Optional Benefits
BOP Unit Value	$12.01	$8.96
EOP Unit Value	14.51	12.01	8.96
Number of Units	11,461,684	8,530,129	5,118,558
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.97	—	—
Number of Units	95,076	—	—
AST Alger All-Cap Growth (2000)
With No Optional Benefits
BOP Unit Value	$9.07	$6.80
EOP Unit Value	9.67	9.07	6.80
Number of Units	1,798,457	2,002,166	658,419
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.73	—	—
Number of Units	6,346	—	—
AST All-Cap Value (2000)
With No Optional Benefits
BOP Unit Value	$10.91	$8.17
EOP Unit Value	12.38	10.91	8.17
Number of Units	2,587,064	2,513,413	1,200,225
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.11	—	—
Number of Units	7,555	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
AST T. Rowe Price Natural Resources (1995)
With No Optional Benefits
BOP Unit Value	$12.59	$9.59
EOP Unit Value	16.25	12.59	9.59
Number of Units	2,040,188	2,011,627	724,670
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$14.36	—	—
Number of Units	13,775	—	—
AST T. Rowe Price Large-Cap Growth[2] (1996)
With No Optional Benefits
BOP Unit Value	$9.08	$7.46
EOP Unit Value	9.44	9.08	7.46
Number of Units	2,378,881	2,098,873	1,869,353
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.57	—	—
Number of Units	4,945	—	—
AST MFS Growth (1999)
With No Optional Benefits
BOP Unit Value	$9.16	$7.58
EOP Unit Value	9.97	9.16	7.58
Number of Units	4,529,834	4,784,269	2,930,432
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.00	—	—
Number of Units	33,939	—	—
AST Marsico Capital Growth (1997)
With No Optional Benefits
BOP Unit Value	$10.78	$8.32
EOP Unit Value	12.26	10.78	8.32
Number of Units	28,117,310	20,138,164	10,144,317
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.61	—	—
Number of Units	263,104	—	—
AST Goldman Sachs Concentrated Growth (1992)
With No Optional Benefits
BOP Unit Value	$9.45	$7.67
EOP Unit Value	9.64	9.45	7.67
Number of Units	2,785,100	2,053,023	1,349,939
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.54	—	—
Number of Units	12,303	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
AST DeAm Large-Cap Value (2000)
With No Optional Benefits
BOP Unit Value	$10.78	$8.66
EOP Unit Value	12.53	10.78	8.66
Number of Units	2,351,197	1,072,256	664,649
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.25	—	—
Number of Units	6,163	—	—
AST Alliance/Bernstein Growth + Value[3] (2001)
With No Optional Benefits
BOP Unit Value	$9.91	$7.99
EOP Unit Value	10.72	9.91	7.99
Number of Units	1,620,391	1,387,072	965,912
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.15	—	—
Number of Units	1,191	—	—
AST AllianceBernstein Core Value[4] (2001)
With No Optional Benefits
BOP Unit Value	$11.06	$8.76
EOP Unit Value	12.39	11.06	8.76
Number of Units	4,643,022	3,621,862	6,005,922
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.86	—	—
Number of Units	57,669	—	—
AST Cohen & Steers Realty (1998)
With No Optional Benefits
BOP Unit Value	$13.63	$10.08
EOP Unit Value	18.49	13.63	10.08
Number of Units	4,080,179	3,097,315	1,563,489
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$14.07	—	—
Number of Units	5,246	—	—
AST AllianceBernstein Managed Index 500[5] (1998)
With No Optional Benefits
BOP Unit Value	$10.23	$8.17
EOP Unit Value	11.07	10.23	8.17
Number of Units	6,845,369	5,442,511	3,662,406
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.31	—	—
Number of Units	43,627	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
AST American Century Income & Growth (1997)
With No Optional Benefits
BOP Unit Value	$10.45	$8.25
EOP Unit Value	11.57	10.45	8.25
Number of Units	4,670,846	2,115,438	1,751,136
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.72	—	—
Number of Units	7,406	—	—
AST AllianceBernstein Growth and Income[6] (1992)
With No Optional Benefits
BOP Unit Value	$10.50	$8.06
EOP Unit Value	11.46	10.50	8.06
Number of Units	25,850,506	21,264,670	6,667,373
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.50	—	—
Number of Units	228,955	—	—
AST Large Cap Value[7]
With No Optional Benefits
BOP Unit Value	$9.83	$8.34
EOP Unit Value	11.17	9.83	8.34
Number of Units	3,717,848	2,647,064	2,110,071
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.75	—	—
Number of Units	23,032	—	—
AST Global Allocation[8] (1993)
With No Optional Benefits
BOP Unit Value	$10.24	$8.71
EOP Unit Value	11.19	10.24	8.71
Number of Units	1,061,887	898,161	847,517
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.23	—	—
Number of Units	2,193	—	—
AST American Century Strategic Balanced (1997)
With No Optional Benefits
BOP Unit Value	$10.69	$9.14
EOP Unit Value	11.46	10.69	9.14
Number of Units	2,335,598	2,045,205	1,126,058
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.98	—	—
Number of Units	125	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
AST T. Rowe Price Asset Allocation (1994)
With No Optional Benefits
BOP Unit Value	$11.09	$9.09
EOP Unit Value	12.13	11.09	9.09
Number of Units	3,551,315	2,243,566	921,329
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.35	—	—
Number of Units	9,372	—	—
AST T. Rowe Price Global Bond (1994)
With No Optional Benefits
BOP Unit Value	$12.59	$11.34
EOP Unit Value	13.45	12.59	11.34
Number of Units	4,717,822	2,962,471	1,739,313
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.94	—	—
Number of Units	43,652	—	—
AST Goldman Sachs High Yield Bond Portfolio
With No Optional Benefits
BOP Unit Value	$11.61	$9.71
EOP Unit Value	12.69	11.61	9.71
Number of Units	13,717,128	12,201,163	5,592,940
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.24	—	—
Number of Units	65,084	—	—
AST Lord Abbett Bond-Debenture (2000)
With No Optional Benefits
BOP Unit Value	$11.61	$9.94
EOP Unit Value	12.26	11.61	9.94
Number of Units	8,369,008	7,751,236	4,146,530
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.88	—	—
Number of Units	85,669	—	—
AST PIMCO Total Return Bond (1994)
With No Optional Benefits
BOP Unit Value	$10.95	$10.57
EOP Unit Value	11.31	10.95	10.57
Number of Units	33,208,757	26,287,388	20,544,075
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.32	—	—
Number of Units	323,335	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
AST PIMCO Limited Maturity Bond (1995)
With No Optional Benefits
BOP Unit Value	$10.51	$10.34
EOP Unit Value	10.55	10.51	10.34
Number of Units	21,299,789	15,242,856	11,274,642
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$9.96	—	—
Number of Units	240,337	—	—
AST Money Market (1992)
With No Optional Benefits
BOP Unit Value	$9.86	$9.96
EOP Unit Value	9.78	9.86	9.96
Number of Units	29,870,585	32,730,501	36,255,772
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$9.79	—	—
Number of Units	61,321	—	—
Gartmore Variable Investment Trust — GVIT Developing Markets (1996)
With No Optional Benefits
BOP Unit Value	$13.60	$8.66
EOP Unit Value	16.02	13.60	8.66
Number of Units	2,103,950	1,763,660	283,466
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.70	—	—
Number of Units	11,161	—	—
Wells Fargo Variable Trust — Advantage Equity Income[9] (1999)
With No Optional Benefits
BOP Unit Value	$10.23	$8.25
EOP Unit Value	11.18	10.23	8.25
Number of Units	590,808	314,757	196,720
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.61	—	—
Number of Units	13	—	—
AIM V.I. — Dynamics (1999)
With No Optional Benefits
BOP Unit Value	$9.61	$7.09
EOP Unit Value	$10.72	$9.61	$7.09
Number of Units	668,032	889,464	543,762
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.63	—	—
Number of Units	13	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
AIM V.I. — Technology (1999)
With No Optional Benefits
BOP Unit Value	$7.87	$5.50
EOP Unit Value	8.09	7.87	5.50
Number of Units	512,424	578,651	293,307
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
AIM V.I. — Global Health Care (1999)
With No Optional Benefits
BOP Unit Value	$10.05	$8.00
EOP Unit Value	10.64	10.05	8.00
Number of Units	937,586	698,364	475,873
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.38	—	—
Number of Units	2,157	—	—
AIM V.I. — Financial Services (1999)
With No Optional Benefits
BOP Unit Value	$11.17	$8.76
EOP Unit Value	11.94	11.17	8.76
Number of Units	585,185	607,265	366,258
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.08	—	—
Number of Units	468	—	—
Evergreen VA — International Equity (1999)
With No Optional Benefits
BOP Unit Value	$11.65	$8.15
EOP Unit Value	13.66	11.65	8.15
Number of Units	414,631	189,143	113,389
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.36	—	—
Number of Units	2,878	—	—
Evergreen VA — Special Equity[10] (1999)
With No Optional Benefits
BOP Unit Value	$11.12	$7.44
EOP Unit Value	11.58	11.12	7.44
Number of Units	702,642	815,621	127,728
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.53	—	—
Number of Units	26,034	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
Evergreen VA — Omega (2000)
With No Optional Benefits
BOP Unit Value	$10.71	$7.78
EOP Unit Value	11.29	10.71	7.78
Number of Units	570,123	404,789	39,943
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.92	—	—
Number of Units	30,383	—	—
ProFund VP — Europe 30 (1999)
With No Optional Benefits
BOP Unit Value	$10.83	$7.93
EOP Unit Value	12.17	10.83	7.93
Number of Units	1,812,435	2,116,400	292,396
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.35	—	—
Number of Units	7,758	—	—
ProFund VP — Asia 30 (2002)
With No Optional Benefits
BOP Unit Value	$12.57	$7.75
EOP Unit Value	12.30	12.57	7.75
Number of Units	896,010	942,605	281,993
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.10	—	—
Number of Units	6,082	—	—
ProFund VP — Japan (2002)
With No Optional Benefits
BOP Unit Value	$9.03	$7.24
EOP Unit Value	9.55	9.03	7.24
Number of Units	710,879	426,718	65,845
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Banks (2002)
With No Optional Benefits
BOP Unit Value	$10.90	$8.56
EOP Unit Value	11.98	10.90	8.56
Number of Units	229,711	93,067	101,136
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.54	—	—
Number of Units	582	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Basic Materials (2002)
With No Optional Benefits
BOP Unit Value	$10.95	$8.46
EOP Unit Value	11.87	10.95	8.46
Number of Units	529,237	1,512,864	76,331
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.40	—	—
Number of Units	1,246	—	—
ProFund VP — Biotechnology (2001)
With No Optional Benefits
BOP Unit Value	$9.75	$7.09
EOP Unit Value	10.52	9.75	7.09
Number of Units	757,678	208,971	130,082
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Consumer Services (2002)
With No Optional Benefits
BOP Unit Value	$9.04	$7.25
EOP Unit Value	9.56	9.04	7.25
Number of Units	430,620	136,269	128,022
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.66	—	—
Number of Units	14	—	—
ProFund VP — Consumer Goods (2002)
With No Optional Benefits
BOP Unit Value	$9.64	$8.28
EOP Unit Value	10.36	9.64	8.28
Number of Units	369,007	58,425	148,446
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Oil & Gas (2001)
With No Optional Benefits
BOP Unit Value	$10.48	$8.71
EOP Unit Value	13.33	10.48	8.71
Number of Units	1,856,882	1,225,844	299,833
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$13.76	—	—
Number of Units	6,676	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Financials (2001)
With No Optional Benefits
BOP Unit Value	$11.23	$8.85
EOP Unit Value	12.19	11.23	8.85
Number of Units	553,342	398,159	221,377
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Health Care (2001)
With No Optional Benefits
BOP Unit Value	$9.17	$7.94
EOP Unit Value	9.23	9.17	7.94
Number of Units	1,318,525	707,449	388,508
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Industrials (2002)
With No Optional Benefits
BOP Unit Value	$10.01	$7.93
EOP Unit Value	11.15	10.01	7.93
Number of Units	253,411	318,339	12,642
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.04	—	—
Number of Units	807	—	—
ProFund VP — Internet (2002)
With No Optional Benefits
BOP Unit Value	$15.00	$8.57
EOP Unit Value	17.89	15.00	8.57
Number of Units	992,879	206,876	306,572
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Pharmaceuticals (2002)
With No Optional Benefits
BOP Unit Value	$8.89	$8.56
EOP Unit Value	7.93	8.89	8.56
Number of Units	527,336	266,978	136,559
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Precious Metals (2002)
With No Optional Benefits
BOP Unit Value	$13.29	$9.70
EOP Unit Value	11.77	13.29	9.70
Number of Units	1,479,384	1,329,806	1,175,651
With HAV, EBP and GMWB
BOP Unit Value	$11.55	—
Unit Value	$10.14	$11.55	—
Number of Units	11,671	23284	—
ProFund VP — Real Estate (2001)
With No Optional Benefits
BOP Unit Value	$12.91	$9.86
EOP Unit Value	16.15	12.91	9.86
Number of Units	1,816,706	462,906	441,318
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$13.02	—	—
Number of Units	1,198	—	—
ProFund VP — Semiconductor (2002)
With No Optional Benefits
BOP Unit Value	$9.51	$5.14
EOP Unit Value	7.15	9.51	5.14
Number of Units	694,352	423,958	93,241
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Technology (2001)
With No Optional Benefits
BOP Unit Value	$8.66	$6.03
EOP Unit Value	8.48	8.66	6.03
Number of Units	727,580	497,972	254,131
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Telecommunications (2001)
With No Optional Benefits
BOP Unit Value	$7.21	$7.15
EOP Unit Value	8.19	7.21	7.15
Number of Units	460,848	398,350	272,408
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.50	—	—
Number of Units	2,691	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Utilities (2001)
With No Optional Benefits
BOP Unit Value	$9.34	$7.83
EOP Unit Value	11.13	9.34	7.83
Number of Units	1,060,939	618,427	521,419
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.47	—	—
Number of Units	573	—	—
ProFund VP — Bull (2002)
With No Optional Benefits
BOP Unit Value	$9.84	$7.97
EOP Unit Value	10.53	9.84	7.97
Number of Units	8,215,357	3,563,562	954,792
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.21	—	—
Number of Units	12,971	—	—
ProFund VP — Bear (2001)
With No Optional Benefits
BOP Unit Value	$8.44	$11.38
EOP Unit Value	7.45	8.44	11.38
Number of Units	1,202,243	1,886,515	1,532,543
With HAV, EBP and GMWB
BOP Unit Value	$9.29	—
Unit Value	$8.12	$9.29	—
Number of Units	1,620	7293	—
ProFund VP — UltraBull (2001)
With No Optional Benefits
BOP Unit Value	$10.20	$6.78
EOP Unit Value	11.76	10.20	6.78
Number of Units	2,817,803	1,431,345	297,435
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — OTC (2001)
With No Optional Benefits
BOP Unit Value	$9.32	$6.45
EOP Unit Value	9.94	9.32	6.45
Number of Units	4,885,351	4,445,234	1,346,852
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.88	—	—
Number of Units	14,308	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Short OTC (2002)
With No Optional Benefits
BOP Unit Value	$6.78	$11.00
EOP Unit Value	5.93	6.78	11.00
Number of Units	908,064	1,535,439	433,181
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — UltraOTC (1999)
With No Optional Benefits
BOP Unit Value	$7.03	$3.53
EOP Unit Value	7.89	7.03	3.53
Number of Units	6,592,447	3,410,589	1,003,123
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Mid-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$10.23	$7.66
EOP Unit Value	11.67	10.23	7.66
Number of Units	2,632,869	1,455,513	438,387
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.17	—	—
Number of Units	3,507	—	—
ProFund VP — Mid-Cap Growth (2002)
With No Optional Benefits
BOP Unit Value	$9.69	$7.70
EOP Unit Value	10.58	9.69	7.70
Number of Units	2,220,901	1,009,867	439,054
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.09	—	—
Number of Units	9,859	—	—
ProFund VP — UltraMid-Cap (2002)
With No Optional Benefits
BOP Unit Value	$9.55	$5.71
EOP Unit Value	11.99	9.55	5.71
Number of Units	3,106,849	1,112,311	477,953
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$13.81	—	—
Number of Units	14,660	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Small-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$9.39	$7.09
EOP Unit Value	11.10	9.39	7.09
Number of Units	4,088,760	5,144,632	994,778
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.49	—	—
Number of Units	6,158	—	—
ProFund VP — Small-Cap Growth (2002)
With No Optional Benefits
BOP Unit Value	$10.16	$7.69
EOP Unit Value	11.98	10.16	7.69
Number of Units	4,677,820	3,868,951	772,260
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.19	—	—
Number of Units	13,290	—	—
ProFund VP — UltraSmall-Cap (1999)
With No Optional Benefits
BOP Unit Value	$12.04	$6.14
EOP Unit Value	15.52	12.04	6.14
Number of Units	5,098,565	1,702,558	212,085
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — U.S. Government Plus (2002)
With No Optional Benefits
BOP Unit Value	$11.08	$11.56
EOP Unit Value	11.79	11.08	11.56
Number of Units	1,051,158	731,470	2,486,854
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Rising Rates Opportunity (2002)
With No Optional Benefits
BOP Unit Value	$7.56	$8.02
EOP Unit Value	6.63	7.56	8.02
Number of Units	5,314,528	1,817,924	165,792
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$8.28	—	—
Number of Units	14,108	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
Profund VP Large-Cap Growth
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.37	—	—
Number of Units	72,725	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
Profund VP Large-Cap Value
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.37	—	—
Number of Units	159,605	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
Profund VP Short Mid Cap
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$9.70	—	—
Number of Units	39,360	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
Profund VP Small-Cap Growth
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$11.98	—	—
Number of Units	4,677,820	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$12.19	—	—
Number of Units	13,290	—	—
First Trust® 10 Uncommon Values (2000)
With No Optional Benefits
BOP Unit Value	$9.16	$6.80
EOP Unit Value	10.03	9.16	6.80
Number of Units	91,924	66,435	19,826
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
First Trust Global Target 15
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$11.85	—	—
Number of Units	311,233	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.78	—	—
Number of Units	3,816	—	—
First Trust Managed VIP
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$11.32	—	—
Number of Units	1,777,316	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$11.26	—	—
Number of Units	23,730	—	—
First Trust NASDAQ Target 15[11]
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.66	—	—
Number of Units	82,809	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
First Trust S&P Target 24
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.75	—	—
Number of Units	173,851	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.68	—	—
Number of Units	2,359	—	—
First Trust The Dow Target 10
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.48	—	—
Number of Units	155,695	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.42	—	—
Number of Units	105	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASXT Six – Prospectus (continued)

Sub-account	2004	2003	2002
First Trust Value Line Target 25
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$12.59	—	—
Number of Units	389,792	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	—	—	—
Number of Units	—	—	—
SP William Blair International Growth
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.53	—	—
Number of Units	269,671	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
Unit Value	$10.52	—	—
Number of Units	806	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II — Prospectus

Sub-account	2004	2003	2002
AST JP Morgan International Equity Portfolio
With No Optional Benefits
BOP Unit Value	$11.00	$8.56
EOP Unit Value	12.67	11.00	8.56
Number of Units	3,227,381	2,415,394	2,569,506
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.32	—	—
Number of Units	20,718	—	—
AST William Blair International Growth (1997)
With No Optional Benefits
BOP Unit Value	$13.39	$9.72
EOP Unit Value	15.30	13.39	9.72
Number of Units	11,265,469	5,547,558	835,523
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.94	—	—
Number of Units	135,829	—	—
AST LSV International Value (1994)
With No Optional Benefits
BOP Unit Value	$10.79	$8.19
EOP Unit Value	12.84	10.79	8.19
Number of Units	1,897,469	1,201,268	269,995
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.70	—	—
Number of Units	5,736	—	—
AST MFS Global Equity (1999)
With No Optional Benefits
BOP Unit Value	$11.30	$9.04
EOP Unit Value	13.16	11.30	9.04
Number of Units	2,276,801	1,393,001	969,509
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.40	—	—
Number of Units	5,188	—	—
AST Small Cap Growth[1]
With No Optional Benefits
BOP Unit Value	$9.89	$6.92
EOP Unit Value	9.05	9.89	6.92
Number of Units	2,242,129	3,292,593	1,970,250
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$9.32	—	—
Number of Units	1,043	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
AST DeAM Small-Cap Growth (1999)
With No Optional Benefits
BOP Unit Value	$11.13	$7.67
EOP Unit Value	11.98	11.13	7.67
Number of Units	1,618,719	1,682,193	639,695
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.03	—	—
Number of Units	3,398	—	—
AST Federated Aggressive Growth (2000)
With No Optional Benefits
BOP Unit Value	$12.74	$7.64
EOP Unit Value	15.42	12.74	7.64
Number of Units	4,808,453	3,085,373	1,255,415
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.64	—	—
Number of Units	53,866	—	—
AST Goldman Sachs Small-Cap Value (1997)
With No Optional Benefits
BOP Unit Value	$12.85	$9.26
EOP Unit Value	15.19	12.85	9.26
Number of Units	1,541,896	1,504,296	1,492,775
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
AST Small-Cap Value (1997)
With No Optional Benefits
BOP Unit Value	$12.42	$9.30
EOP Unit Value	14.22	12.42	9.30
Number of Units	10,785,030	10,183,346	6,141,523
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.11	—	—
Number of Units	91,011	—	—
AST DeAM Small-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$10.81	$7.66
EOP Unit Value	12.99	10.81	7.66
Number of Units	2,143,020	1,134,865	423,387
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.71	—	—
Number of Units	634	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
AST Goldman Sachs Mid-Cap Growth (2000)
With No Optional Benefits
BOP Unit Value	$10.31	$7.97
EOP Unit Value	11.80	10.31	7.97
Number of Units	4,375,813	3,027,057	1,273,118
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.91	—	—
Number of Units	33,665	—	—
AST Neuberger Berman Mid-Cap Growth (1994)
With No Optional Benefits
BOP Unit Value	$9.51	$7.41
EOP Unit Value	10.86	9.51	7.41
Number of Units	4,715,301	3,415,318	2,175,250
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.70	—	—
Number of Units	18,225	—	—
AST Neuberger Berman Mid-Cap Value (1993)
With No Optional Benefits
BOP Unit Value	$12.01	$8.96
EOP Unit Value	14.51	12.01	8.96
Number of Units	11,461,684	8,530,129	5,118,558
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.97	—	—
Number of Units	95,076	—	—
AST Alger All-Cap Growth (2000)
With No Optional Benefits
BOP Unit Value	$9.07	$6.80
EOP Unit Value	9.67	9.07	6.80
Number of Units	1,798,457	2,002,166	658,419
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.73	—	—
Number of Units	6,346	—	—
AST All-Cap Value (2000)
With No Optional Benefits
BOP Unit Value	$10.91	$8.17
EOP Unit Value	12.38	10.91	8.17
Number of Units	2,587,064	2,513,413	1,200,225
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.11	—	—
Number of Units	7,555	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
AST T. Rowe Price Natural Resources (1995)
With No Optional Benefits
BOP Unit Value	$12.59	$9.59
EOP Unit Value	16.25	12.59	9.59
Number of Units	2,040,188	2,011,627	724,670
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$14.36	—	—
Number of Units	13,775	—	—
AST T. Rowe Price Large-Cap Growth[2] (1996)
With No Optional Benefits
BOP Unit Value	$9.08	$7.46
EOP Unit Value	9.44	9.08	7.46
Number of Units	2,378,881	2,098,873	1,869,353
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.57	—	—
Number of Units	4,945	—	—
AST MFS Growth (1999)
With No Optional Benefits
BOP Unit Value	$9.16	$7.58
EOP Unit Value	9.97	9.16	7.58
Number of Units	4,529,834	4,784,269	2,930,432
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.00	—	—
Number of Units	33,939	—	—
AST Marsico Capital Growth (1997)
With No Optional Benefits
BOP Unit Value	$10.78	$8.32
EOP Unit Value	12.26	10.78	8.32
Number of Units	28,117,310	20,138,164	10,144,317
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.61	—	—
Number of Units	263,104	—	—
AST Goldman Sachs Concentrated Growth (1992)
With No Optional Benefits
BOP Unit Value	$9.45	$7.67
EOP Unit Value	9.64	9.45	7.67
Number of Units	2,785,100	2,053,023	1,349,939
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.54	—	—
Number of Units	12,303	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
AST DeAm Large-Cap Value (2000)
With No Optional Benefits
BOP Unit Value	$10.78	$8.66
EOP Unit Value	12.53	10.78	8.66
Number of Units	2,351,197	1,072,256	664,649
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.25	—	—
Number of Units	6,163	—	—
AST Alliance/Bernstein Growth + Value[3] (2001)
With No Optional Benefits
BOP Unit Value	$9.91	$7.99
EOP Unit Value	10.72	9.91	7.99
Number of Units	1,620,391	1,387,072	965,912
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.15	—	—
Number of Units	1,191	—	—
AST AST AllianceBernstein Core Value[4] (2001)
With No Optional Benefits
BOP Unit Value	$11.06	$8.76
EOP Unit Value	12.39	11.06	8.76
Number of Units	4,643,022	3,621,862	6,005,922
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.86	—	—
Number of Units	57,669	—	—
AST Cohen & Steers Realty (1998)
With No Optional Benefits
BOP Unit Value	$13.63	$10.08
EOP Unit Value	18.49	13.63	10.08
Number of Units	4,080,179	3,097,315	1,563,489
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$14.07	—	—
Number of Units	5,246	—	—
AST AllianceBernstein Managed Index 500[5] (1998)
With No Optional Benefits
BOP Unit Value	$10.23	$8.17
EOP Unit Value	11.07	10.23	8.17
Number of Units	6,845,369	5,442,511	3,662,406
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.31	—	—
Number of Units	43,627	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
AST American Century Income & Growth (1997)
With No Optional Benefits
BOP Unit Value	$10.45	$8.25
EOP Unit Value	11.57	10.45	8.25
Number of Units	4,670,846	2,115,438	1,751,136
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.72	—	—
Number of Units	7,406	—	—
AST AllianceBernstein Growth and Income[6] (1992)
With No Optional Benefits
BOP Unit Value	$10.50	$8.06
EOP Unit Value	11.46	10.50	8.06
Number of Units	25,850,506	21,264,670	6,667,373
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.50	—	—
Number of Units	228,955	—	—
AST Large Cap Value[7]
With No Optional Benefits
BOP Unit Value	$9.83	$8.34
EOP Unit Value	11.17	9.83	8.34
Number of Units	3,717,848	2,647,064	2,110,071
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.75	—	—
Number of Units	23,032	—	—
AST Global Allocation[8] (1993)
With No Optional Benefits
BOP Unit Value	$10.24	$8.71
EOP Unit Value	11.19	10.24	8.71
Number of Units	1,061,887	898,161	847,517
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.23	—	—
Number of Units	2,193	—	—
AST American Century Strategic Balanced (1997)
With No Optional Benefits
BOP Unit Value	$10.69	$9.14
EOP Unit Value	11.46	10.69	9.14
Number of Units	2,335,598	2,045,205	1,126,058
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.98	—	—
Number of Units	125	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
AST T. Rowe Price Asset Allocation (1994)
With No Optional Benefits
BOP Unit Value	$11.09	$9.09
EOP Unit Value	12.13	11.09	9.09
Number of Units	3,551,315	2,243,566	921,329
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.35	—	—
Number of Units	9,372	—	—
AST T. Rowe Price Global Bond (1994)
With No Optional Benefits
BOP Unit Value	$12.59	$11.34
EOP Unit Value	13.45	12.59	11.34
Number of Units	4,717,822	2,962,471	1,739,313
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.94	—	—
Number of Units	43,652	—	—
AST Goldman Sachs High Yield Bond Portfolio
With No Optional Benefits
BOP Unit Value	$11.61	$9.71
EOP Unit Value	12.69	11.61	9.71
Number of Units	13,717,128	12,201,163	5,592,940
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.24	—	—
Number of Units	65,084	—	—
AST Lord Abbett Bond-Debenture (2000)
With No Optional Benefits
BOP Unit Value	$11.61	$9.94
EOP Unit Value	12.26	11.61	9.94
Number of Units	8,369,008	7,751,236	4,146,530
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.88	—	—
Number of Units	85,669	—	—
AST PIMCO Total Return Bond (1994)
With No Optional Benefits
BOP Unit Value	$10.95	$10.57
EOP Unit Value	11.31	10.95	10.57
Number of Units	33,208,757	26,287,388	20,544,075
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.32	—	—
Number of Units	323,335	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
AST PIMCO Limited Maturity Bond (1995)
With No Optional Benefits
BOP Unit Value	$10.51	$10.34
EOP Unit Value	10.55	10.51	10.34
Number of Units	21,299,789	15,242,856	11,274,642
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$9.96	—	—
Number of Units	240,337	—	—
AST Money Market (1992)
With No Optional Benefits
BOP Unit Value	$9.86	$9.96
EOP Unit Value	9.78	9.86	9.96
Number of Units	29,870,585	32,730,501	36,255,772
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$9.79	—	—
Number of Units	61,321	—	—
Gartmore Variable Investment Trust — GVIT Developing Markets (1996)
With No Optional Benefits
BOP Unit Value	$13.60	$8.66
EOP Unit Value	16.02	13.60	8.66
Number of Units	2,103,950	1,763,660	283,466
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.70	—	—
Number of Units	11,161	—	—
Wells Fargo Variable Trust — Advantage Equity Income[9] (1999)
With No Optional Benefits
BOP Unit Value	$10.23	$8.25
EOP Unit Value	11.18	10.23	8.25
Number of Units	590,808	314,757	196,720
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.61	—	—
Number of Units	13	—	—
AIM V.I. — Dynamics (1999)
With No Optional Benefits
BOP Unit Value	$9.61	$7.09
EOP Unit Value	10.72	9.61	7.09
Number of Units	668,032	889,464	543,762
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.63	—	—
Number of Units	13	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
AIM V.I. — Technology (1999)
With No Optional Benefits
BOP Unit Value	$7.87	$5.50
EOP Unit Value	8.09	7.87	5.50
Number of Units	512,424	578,651	293,307
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
AIM V.I. — Global Health Care (1999)
With No Optional Benefits
BOP Unit Value	$10.05	$8.00
EOP Unit Value	10.64	10.05	8.00
Number of Units	937,586	698,364	475,873
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.38	—	—
Number of Units	2,157	—	—
AIM V.I. — Financial Services (1999)
With No Optional Benefits
BOP Unit Value	$11.17	$8.76
EOP Unit Value	11.94	11.17	8.76
Number of Units	585,185	607,265	366,258
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.08	—	—
Number of Units	468	—	—
Evergreen VA — International Equity (1999)
With No Optional Benefits
BOP Unit Value	$11.65	$8.15
EOP Unit Value	13.66	11.65	8.15
Number of Units	414,631	189,143	113,389
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.36	—	—
Number of Units	2,878	—	—
Evergreen VA — Special Equity[10] (1999)
With No Optional Benefits
BOP Unit Value	$11.12	$7.44
EOP Unit Value	11.58	11.12	7.44
Number of Units	702,642	815,621	127,728
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.53	—	—
Number of Units	26,034	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
Evergreen VA — Omega (2000)
With No Optional Benefits
BOP Unit Value	$10.71	$7.78
EOP Unit Value	11.29	10.71	7.78
Number of Units	570,123	404,789	39,943
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.92	—	—
Number of Units	30,383	—	—
ProFund VP — Europe 30 (1999)
With No Optional Benefits
BOP Unit Value	$10.83	$7.93
EOP Unit Value	12.17	10.83	7.93
Number of Units	1,812,435	2,116,400	292,396
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.35	—	—
Number of Units	7,758	—	—
ProFund VP — Asia 30 (2002)
With No Optional Benefits
BOP Unit Value	$12.57	$7.75
EOP Unit Value	12.30	12.57	7.75
Number of Units	896,010	942,605	281,993
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.10	—	—
Number of Units	6,082	—	—
ProFund VP — Japan (2002)
With No Optional Benefits
BOP Unit Value	$9.03	$7.24
EOP Unit Value	9.55	9.03	7.24
Number of Units	710,879	426,718	65,845
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Banks (2002)
With No Optional Benefits
BOP Unit Value	$10.90	$8.56
EOP Unit Value	11.98	10.90	8.56
Number of Units	229,711	93,067	101,136
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.54	—	—
Number of Units	582	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Basic Materials (2002)
With No Optional Benefits
BOP Unit Value	$10.95	$8.46
EOP Unit Value	11.87	10.95	8.46
Number of Units	529,237	1,512,864	76,331
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.40	—	—
Number of Units	1,246	—	—
ProFund VP — Biotechnology (2001)
With No Optional Benefits
BOP Unit Value	$9.75	$7.09
EOP Unit Value	10.52	9.75	7.09
Number of Units	757,678	208,971	130,082
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Consumer Services (2002)
With No Optional Benefits
BOP Unit Value	$9.04	$7.25
EOP Unit Value	9.56	9.04	7.25
Number of Units	430,620	136,269	128,022
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.66	—	—
Number of Units	14	—	—
ProFund VP — Consumer Goods (2002)
With No Optional Benefits
BOP Unit Value	$9.64	$8.28
EOP Unit Value	10.36	9.64	8.28
Number of Units	369,007	58,425	148,446
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Oil & Gas (2001)
With No Optional Benefits
BOP Unit Value	$10.48	$8.71
EOP Unit Value	13.33	10.48	8.71
Number of Units	1,856,882	1,225,844	299,833
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$13.76	—	—
Number of Units	6,676	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Financials (2001)
With No Optional Benefits
BOP Unit Value	$11.23	$8.85
EOP Unit Value	12.19	11.23	8.85
Number of Units	553,342	398,159	221,377
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Health Care (2001)
With No Optional Benefits
BOP Unit Value	$9.17	$7.94
EOP Unit Value	9.23	9.17	7.94
Number of Units	1,318,525	707,449	388,508
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Industrials (2002)
With No Optional Benefits
BOP Unit Value	$10.01	$7.93
EOP Unit Value	11.15	10.01	7.93
Number of Units	253,411	318,339	12,642
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.04	—	—
Number of Units	807	—	—
ProFund VP — Internet (2002)
With No Optional Benefits
BOP Unit Value	$15.00	$8.57
EOP Unit Value	17.89	15.00	8.57
Number of Units	992,879	206,876	306,572
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Pharmaceuticals (2002)
With No Optional Benefits
BOP Unit Value	$8.89	$8.56
EOP Unit Value	7.93	8.89	8.56
Number of Units	527,336	266,978	136,559
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Precious Metals (2002)
With No Optional Benefits
BOP Unit Value	$13.29	$9.70
EOP Unit Value	11.77	13.29	9.70
Number of Units	1,479,384	1,329,806	1,175,651
With HAV, EBP and GMWB
BOP Unit Value	$11.55	—
EOP Unit Value	$10.14	$11.55	—
Number of Units	11,671	23284	—
ProFund VP — Real Estate (2001)
With No Optional Benefits
BOP Unit Value	$12.91	$9.86
EOP Unit Value	16.15	12.91	9.86
Number of Units	1,816,706	462,906	441,318
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$13.02	—	—
Number of Units	1,198	—	—
ProFund VP — Semiconductor (2002)
With No Optional Benefits
BOP Unit Value	$9.51	$5.14
EOP Unit Value	7.15	9.51	5.14
Number of Units	694,352	423,958	93,241
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Technology (2001)
With No Optional Benefits
BOP Unit Value	$8.66	$6.03
EOP Unit Value	8.48	8.66	6.03
Number of Units	727,580	497,972	254,131
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Telecommunications (2001)
With No Optional Benefits
BOP Unit Value	$7.21	$7.15
EOP Unit Value	8.19	7.21	7.15
Number of Units	460,848	398,350	272,408
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.50	—	—
Number of Units	2,691	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Utilities (2001)
With No Optional Benefits
BOP Unit Value	$9.34	$7.83
EOP Unit Value	$11.13	$9.34	$7.83
Number of Units	1,060,939	618,427	521,419
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.47	—	—
Number of Units	573	—	—
ProFund VP — Bull (2002)
With No Optional Benefits
BOP Unit Value	$9.84	$7.97
EOP Unit Value	10.53	9.84	7.97
Number of Units	8,215,357	3,563,562	954,792
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.21	—	—
Number of Units	12,971	—	—
ProFund VP — Bear (2001)
With No Optional Benefits
BOP Unit Value	$8.44	$11.38
EOP Unit Value	7.45	8.44	11.38
Number of Units	1,202,243	1,886,515	1,532,543
With HAV, EBP and GMWB
BOP Unit Value	$9.29	—
EOP Unit Value	$8.12	$9.29	—
Number of Units	1,620	7293	—
ProFund VP — UltraBull (2001)
With No Optional Benefits
BOP Unit Value	$10.20	$6.78
EOP Unit Value	11.76	10.20	6.78
Number of Units	2,817,803	1,431,345	297,435
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — OTC (2001)
With No Optional Benefits
BOP Unit Value	$9.32	$6.45
EOP Unit Value	9.94	9.32	6.45
Number of Units	4,885,351	4,445,234	1,346,852
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.88	—	—
Number of Units	14,308	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Short OTC (2002)
With No Optional Benefits
BOP Unit Value	$6.78	$11.00
EOP Unit Value	5.93	6.78	11.00
Number of Units	908,064	1,535,439	433,181
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — UltraOTC (1999)
With No Optional Benefits
BOP Unit Value	$7.03	$3.53
EOP Unit Value	7.89	7.03	3.53
Number of Units	6,592,447	3,410,589	1,003,123
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Mid-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$10.23	$7.66
EOP Unit Value	11.67	10.23	7.66
Number of Units	2,632,869	1,455,513	438,387
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.17	—	—
Number of Units	3,507	—	—
ProFund VP — Mid-Cap Growth (2002)
With No Optional Benefits
BOP Unit Value	$9.69	$7.70
EOP Unit Value	10.58	9.69	7.70
Number of Units	2,220,901	1,009,867	439,054
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.09	—	—
Number of Units	9,859	—	—
ProFund VP — UltraMid-Cap (2002)
With No Optional Benefits
BOP Unit Value	$9.55	$5.71
EOP Unit Value	11.99	9.55	5.71
Number of Units	3,106,849	1,112,311	477,953
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$13.81	—	—
Number of Units	14,660	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
ProFund VP — Small-Cap Value (2002)
With No Optional Benefits
BOP Unit Value	$9.39	$7.09
EOP Unit Value	11.10	9.39	7.09
Number of Units	4,088,760	5,144,632	994,778
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.49	—	—
Number of Units	6,158	—	—
ProFund VP — Small-Cap Growth (2002)
With No Optional Benefits
BOP Unit Value	$10.16	$7.69
EOP Unit Value	11.98	10.16	7.69
Number of Units	4,677,820	3,868,951	772,260
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$12.19	—	—
Number of Units	13,290	—	—
ProFund VP — UltraSmall-Cap (1999)
With No Optional Benefits
BOP Unit Value	$12.04	$6.14
EOP Unit Value	15.52	12.04	6.14
Number of Units	5,098,565	1,702,558	212,085
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — U.S. Government Plus (2002)
With No Optional Benefits
BOP Unit Value	$11.08	$11.56
EOP Unit Value	11.79	11.08	11.56
Number of Units	1,051,158	731,470	2,486,854
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
ProFund VP — Rising Rates Opportunity (2002)
With No Optional Benefits
BOP Unit Value	$7.56	$8.02
EOP Unit Value	6.63	7.56	8.02
Number of Units	5,314,528	1,817,924	165,792
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$8.28	—	—
Number of Units	14,108	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
Profund VP Large-Cap Growth
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.37	—	—
Number of Units	72,725	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
Profund VP Large-Cap Value
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.37	—	—
Number of Units	159,605	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
Profund VP Short Mid Cap
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$9.70	—	—
Number of Units	39,360	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
First Trust® 10 Uncommon Values (2000)
With No Optional Benefits
BOP Unit Value	$9.16	$6.80
EOP Unit Value	$10.03	$9.16	$6.80
Number of Units	91,924	66,435	19,826
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
First Trust Global Target 15[11]
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$11.85	—	—
Number of Units	311,233	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.78	—	—
Number of Units	3,816	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix A — Condensed Financial Information About Separate Account B  continued

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
First Trust Managed VIP
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$11.32	—	—
Number of Units	1,777,316	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$11.26	—	—
Number of Units	23,730	—	—
First Trust NASDAQ Target 15[11]
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.66	—	—
Number of Units	82,809	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—
First Trust S&P Target 24
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.75	—	—
Number of Units	173,851	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.68	—	—
Number of Units	2,359	—	—
First Trust The Dow Target 10
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.48	—	—
Number of Units	155,695	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.42	—	—
Number of Units	105	—	—
First Trust Value Line Target 25
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$12.59	—	—
Number of Units	389,792	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	—	—	—
Number of Units	—	—	—

APPENDIX A

AMERICAN SKANDIA ANNUITIES PROSPECTUS

ASL II – Prospectus (continued)

Sub-account	2004	2003	2002
SP William Blair International Growth
With No Optional Benefits
BOP Unit Value	—	—
EOP Unit Value	$10.53	—	—
Number of Units	269,671	—	—
With HAV, EBP and GMWB
BOP Unit Value	—	—
EOP Unit Value	$10.52	—	—
Number of Units	806	—	—

1.  Effective May 2, 2005 the name of the AST State Street Research Small-Cap Growth Portfolio has changed to AST Small-Cap Growth Portfolio.

2.  Effective May 2, 2005 the name of the AST Alliance Growth Portfolio has changed to AST AllianceBernstein Large-Cap Growth Portfolio. Effective December 5, 2005 the name of the Portfolio was changed to AST T. Rowe Price Large-Cap Growth Portfolio.

3.  Effective May 2, 2005 the name of the AST Alliance/Bernstein Growth + Value Portfolio has changed to AST AllianceBernstein Growth + Value Portfolio. Effective December 5, 2005 Portfolio merged into the AllianceBernstein Managed Index 500 Portfolio.

4.  Effective May 2, 2005 the name of the AST Sanford Bernstein Core Value Portfolio has changed to AST AllianceBernstein Core Value Portfolio.

5.  Effective May 2, 2005 the name of the AST Sanford Bernstein Managed Index 500 Portfolio has changed to AST AllianceBernstein Managed Index 500 Portfolio.

6.  Effective May 2, 2005 the name of the AST Alliance Growth and Income Portfolio has changed to AST AllianceBernstein Growth & Income Portfolio.

7.  Effective December 5, 2005 the name of the AST Hotchkis & Wiley Large-Cap Value Portfolio has been changed to AST Large-Cap Value Portfolio.

8.  Effective May 2, 2005 the name of the AST DeAM Global Allocation Portfolio has changed to AST Global Allocation Portfolio.

9.  Effective May 2, 2005 the name of the Wells Fargo Variable Trust Equity Income Portfolio has changed to Wells Fargo Variable Trust Advantage Equity Income Portfolio.

10.  Effective April 15, 2005 the name of the Evergreen VA — Special Equity Portfolio has changed to Evergreen VA Growth Portfolio.

11.  Effective May 2, 2005 the name of the First Trust Global Target 15 Portfolio has changed to First Trust Global Dividend Target 15 Portfolio.

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APPENDIX B

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix B — Calculation of Optional Death Benefits

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced Beneficiary Protection Optional Death Benefit is as follows:

Growth =	Account Value of variable investment options plus Interim Value of Fixed Allocations (no MVA applies)	minus	Purchase Payments – proportional withdrawals

Example with market increase

Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the “Growth” under the Annuity.

Growth	= $75,000 – [$50,000 – $0]
= $25,000
Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
= $25,000 × 0.40
= $10,000
Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
= $85,000

Examples with market decline

Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the “Growth” under the Annuity.

Growth	= $45,000 – [$50,000 – $0]
= $–5,000
Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
NO BENEFIT IS PAYABLE
Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
= $50,000

APPENDIX B

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix B — Calculation of Optional Death Benefits  continued

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $90,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the “Growth” under the Annuity.

Growth	= $90,000 – [$50,000 – ($50,000 × $15,000/$75,000)]
= $90,000 – [$50,000 – $10,000]
= $90,000 – $40,000
= $50,000
Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
= $50,000 × 0.40
= $20,000
Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
= $110,000

Examples of Highest Anniversary Value Death Benefit Calculation

The following are examples of how the Highest Anniversary Value Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date

Assume that the Owner’s Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

Example with withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit.

Highest Anniversary Value	= $90,000 – [$90,000 × $15,000/$75,000]
= $90,000 – $18,000
= $72,000
Basic Death Benefit	= max [$80,000, $50,000 – ($50,000 × $15,000/$75,000)]
= max [$80,000, $40,000]
= $80,000

The Death Benefit therefore is $80,000.

APPENDIX B

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Example with death after Death Benefit Target Date

Assume that the Owner’s Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Anniversary Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Anniversary Value plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value	= $80,000 + $15,000 – [($ 80,000 + $15,000) × $5,000/$70,000]
= $80,000 + $15,000 – $6,786
= $88,214
Basic Death Benefit	= max [$75,000, ($50,000 + $15,000) – {($50,000 + $15,000) × $5,000/$70,000}]
= max [$75,000, $60,357]
= $75,000

The Death Benefit therefore is $88,214.

Examples of Combination 5% Roll-Up and Highest Anniversary Value Death Benefit Calculation

The following are examples of how the Combination 5% Roll-Up and Highest Anniversary Value Death Benefit are calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date

Assume that the Owner’s Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the 7th anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $75,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Roll-Up Value is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than both the Roll-Up Value ($67,005) and the amount that would have been payable under the basic Death Benefit ($75,000).

Example with withdrawals

Assume that the Owner made a withdrawal of $5,000 on the 6th anniversary of the Issue Date when the Account Value was $45,000. The Roll-Up Value on the 6th anniversary of the Issue Date is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The 5% Dollar-for-Dollar Withdrawal Limit for the 7th annuity year is equal to 5% of the Roll-Up Value as of the 6th anniversary of the Issue Date, or $3,350. Therefore, the remaining $1,650 of the withdrawal results in a proportional reduction to the Roll-Up Value. On the 7th anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $43,000; however, the Anniversary Value on the 2nd anniversary of the Issue Date was $70,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit.

APPENDIX B

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix B — Calculation of Optional Death Benefits  continued

Roll-Up Value	= {(67,005 – $3,350) – [($67,005 – $3,350) × $1,650/($45,000 – $3,350)]} × 1.05
= ($63,655 – $2,522) × 1.05
= $64,190
Highest Anniversary Value	= $70,000 – [$70,000 × $5,000/$45,000]
= $70,000 – $7,778
= $62,222
Basic Death Benefit	= max [$43,000, $50,000 – ($50,000 × $5,000/$45,000)]
= max [$43,000, $44,444]
= $44,444

The Death Benefit therefore is $64,190.

Example with death after Death Benefit Target Date

Assume that the Owner has not made any withdrawals prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Roll-Up Value on the Death Benefit Target Date (the contract anniversary on or following the Owner’s 80th birthday) is equal to initial Purchase Payment accumulated at 5% for 10 years, or $81,445. The Highest Anniversary Value on the Death Benefit Target Date was $85,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit as of the Death Benefit Target Date; each increased by subsequent purchase payments and reduced proportionally for subsequent withdrawals.

Roll-Up Value	= $81,445 + $15,000 – [($81,445 + 15,000) × $5,000/$70,000]
= $81,445 + $15,000 – $6,889
= $89,556
Highest Anniversary Value	= $85,000 + $15,000 – [($85,000 + 15,000) × $5,000/$70,000]
= $85,000 + $15,000 – $7,143
= $92,857
Basic Death Benefit	= max [$75,000, $50,000 + $15,000 – {(50,000 + $15,000) × $5,000/$70,000}]
= max [$75,000, $60,357]
= $75,000

The Death Benefit therefore is $92,857.

Examples of Highest Daily Value Death Benefit Calculation

The following are examples of how the HDV Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date.

Example with market increase and death before Death Benefit Target Date

Assume that the Owner’s Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value or the basic Death Benefit. The Death Benefit would be the HDV ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

APPENDIX B

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Example with withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth Annuity Year. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the basic Death Benefit.

Highest Daily Value	= $90,000 – [$90,000 × $15,000/$75,000]
= $90,000 – $18,000
= $72,000
Basic Death Benefit	= max [$80,000, $50,000 – ($50,000 × $15,000/$75,000)]
= max [$80,000, $40,000]
= $80,000

The Death Benefit therefore is $80,000.

Example with death after Death Benefit Target Date

Assume that the Owner’s Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Daily Value	= $80,000 + $15,000 – [($80,000 + $15,000) × $5,000/$70,000]
= $80,000 + $15,000 – $6,786
= $88,214
Basic Death Benefit	= max [$75,000, ($50,000 + $15,000) – {($50,000 + $15,000) × $5,000/$70,000}]
= max [$75,000, $60,357]
= $75,000

The Death Benefit therefore is $88,214.

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APPENDIX C

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix C — Plus40™ Optional Life Insurance Rider

American Skandia’s Plus40™ Optional Life Insurance Rider was offered, in those states where approved, between November 18, 2002 for ASAP III, January 17, 2002 for ASL II and APEX II, and January 23, 2002 for XT6 and May 1, 2003. The description below of the Plus40™ benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40™ benefit.

The life insurance coverage provided under the Plus40™ Optional Life Insurance Rider (“Plus40™ rider” or the “Rider”) is supported by American Skandia’s general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40™ rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.

The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40™ rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

ELIGIBILITY

The Plus40™ rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity’s death benefit becomes payable — the Annuity’s owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider’s death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider’s death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum allowable age to purchase the Plus40™ rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40™ rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code (“Code”).

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS

•	If you die during the first 24 months following the effective date of the Plus40™ rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40™ rider if you die within 24 months of its effective date.
•	If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40™ rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.
•	If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40™ rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40™ rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.
•	If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40™ rider’s death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

APPENDIX C

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix C — Plus40™ Optional Life Insurance Rider  continued

•	If charges for the Plus40™ rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).
•	If the age of any person covered under the Plus40™ rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.
•	On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity’s Issue Date on or immediately after the 95th birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT

The Plus40™ rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40™ rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the Plus40™ rider or similar life insurance coverage.

•	The Maximum Death Benefit Amount is 100% of the Purchase Payments increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.
•	The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40™ riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40™ rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION

If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40™ rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider’s Effective Date.

The maximum we will pay, before any reduction, is the lesser of 50% of the Rider’s death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40™ rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40™ rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40™ RIDER

The Plus40™ rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40™ rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person’s life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

APPENDIX C

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Attained Age	Percentage of Account Value
Age 40-75.80%
Age 76-80	1.60%
Age 81-85	3.20%
Age 86-90	4.80%
Age 91	6.50%
Age 92	7.50%
Age 93	8.50%
Age 94	9.50%
Age 95	10.50%

The charge for the Plus40™ rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity’s Issue Date, the charge will be prorated. During the first year after the Annuity’s Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual charge through a redemption from your Annuity’s Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity’s Account Value. The manner in which you elect to pay for the Rider may have tax implications.

•	If you elect to pay the charge through a redemption of your Annuity’s Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.
•	If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION

You can terminate the Plus40™ rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40™ rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40™ rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40™ rider.

CHANGES IN ANNUITY DESIGNATIONS

Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40™ rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

APPENDIX C

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix C — Plus40™ Optional Life Insurance Rider  continued

SPOUSAL ASSUMPTION

A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity’s Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, the death benefit under the Plus40™ rider will be paid despite the fact that the Annuity will continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40™ rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40™ rider, in which case the Annuity’s Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION

The Plus40™ rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40™ rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

APPENDIX D

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix D — Additional Information on Asset Allocation Programs

Program Rules

•	Prior to December 5, 2005, you could elect an asset allocation program where the Sub-accounts for each asset class in each model portfolio were designated based on an evaluation of available Sub-accounts. Effective December 5, 2005, you can no longer enroll in an asset allocation program, but you will be permitted to remain in the program if you enrolled prior to the date. These Program Rules reflect how the asset allocation program will be administered as of December 5, 2005 for those Owners who have chosen to remain in their program. Asset allocation is a sophisticated method of diversification that allocates assets among asset classes in order to manage investment risk and potentially enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss.

How the Asset Allocation Program Works

•	Amounts will automatically be allocated in accordance with the percentages and to Sub-accounts indicated for the model portfolio that you previously chose. If you allocate your Account Value or transfer your Account Value among any Sub-accounts that are outside of your model portfolio, we will allocate these amounts according to the allocation percentages of the applicable model portfolio upon the next rebalancing. You will not be permitted to change from one model portfolio to another. Upon each rebalance, 100% of your Account Value allocated to the variable Sub-accounts will be allocated to the asset allocation program. Any Account Value not invested in the Sub-accounts will not be part of the program.

•	Additional Purchase Payments: Unless otherwise requested, any additional Purchase Payments applied to the variable Sub-accounts in the Annuity will be allocated to the Sub-accounts according to the allocation percentages for the model portfolio you chose. Allocation of additional Purchase Payments outside of your model portfolio but into a Sub-account, will be reallocated according to the allocation percentages of the applicable model portfolio upon the next rebalancing.

•	Rebalancing Your Model Portfolio: Changes in the value of the Sub-account will cause your Account Value allocated to the Sub-accounts to vary from the percentage allocations of the model portfolio you select. By selecting the asset allocation program, you have directed us to periodically (e.g., quarterly) rebalance your Account Value allocated to the Sub-accounts in accordance with the percentage allocations assigned to each Sub-account within your model portfolio at the time you elected the program or had later been modified with your consent. Some asset allocation programs will only require that a rebalancing occur when the percent of your Account Value allocated to the Sub-accounts are outside of the acceptable range permitted under such asset allocation program. Note — Any Account Value not invested in the Sub-accounts will not be affected by any rebalance.

•	Sub-account Changes Within the Model Portfolios: From time to time you may be notified of a change in a Sub-account within your model portfolio. If you consent (in the manner that is then permitted or required) to the change, then it will be implemented upon the next rebalance. If you do not consent then rebalancing will continue in accordance with your unchanged model portfolio, unless the Sub-account is no longer available under your Annuity, in which case your lack of consent will be deemed a request to terminate the asset allocation program and the provisions under “Termination or Modification of the Asset Allocation Program” will apply.

•	Owner Changes in Choice of Model Portfolio: You may not change from the model portfolio that you have elected to any other model portfolio.

Termination or Modification of the Asset Allocation Program:

•	You may request to terminate your asset allocation program at any time. Once you terminate your asset allocation program, you will not be permitted to re-enroll in the program. Any termination will be effective on the date that American Skandia receives your termination request in good order. If you are enrolled in HDV or LT5, termination of your asset allocation program must coincide with (i) the enrollment in a then currently available and approved asset allocation program or other approved option, or (ii) the allocation of your entire account value to the then required investment option(s) available with these benefits. However, if you are enrolled in LT5 you may terminate the LT5 benefit in order to then terminate your asset allocation program. American Skandia reserves the right to terminate or modify the asset allocation program at any time with respect to any programs.

Restrictions on Electing the Asset Allocation:

•	You cannot participate in auto-rebalancing or a DCA program while enrolled in an asset allocation program and Systematic Withdrawals can only be made as flat dollar amounts.

D-1

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APPENDIX E

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix E — Description and Calculation of Previously Offered Optional Death Benefits (this applies solely to APEX II, ASL II, and XT6)

If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following optional death benefits were offered:

ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.	the basic Death Benefit described above

PLUS

2.	50% of the “Death Benefit Amount” less Purchase Payments reduced by proportional withdrawals.

“Death Benefit Amount” includes your Account Value and any amounts added to your Account Value under the Annuity’s basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

“Proportional withdrawals” are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

The amount calculated in Items 1 & 2 above may be reduced by any Credits under certain circumstances.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

Please refer to the section entitled “Tax Considerations” for a discussion of special tax considerations for purchasers of this benefit.

NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

•	The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.
•	The Highest Anniversary Value equals the highest of all previous “Anniversary Values” on or before the earlier of the Owner’s date of death and the “Death Benefit Target Date”.

APPENDIX E

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix E — Description and Calculation of Previously Offered Optional Death Benefits (this applies solely to APEX II, ASL II, and XT6)  continued

•	The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all “Proportional Reductions” since such anniversary.
•	A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.	the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing “due proof of death”; and
2.	the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner’s date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner’s date of death; and
3.	the “Highest Anniversary Value” on or immediately preceding the Owner’s date of death.

The amount determined by this calculation is increased by any Purchase Payments received after the Owner’s date of death and decreased by any Proportional Reductions since such date. The amount calculated in Items 1 & 3 above may be reduced by any Credits under certain circumstances.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the Account Value as of the date we receive in writing “due proof of death” (an MVA may be applicable to amounts in any Fixed Allocations); and
2.	the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

The amount calculated in Item 1 above may be reduced by any Credits under certain circumstances.

Annuities with joint Owners

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances?

You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

APPENDIX E

AMERICAN SKANDIA ANNUITIES PROSPECTUS

What are the charges for the optional Death Benefits?

We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.30% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

1.	on each anniversary of the Issue Date;
2.	when Account Value is transferred to our general account prior to the Annuity Date;
3.	if you surrender your Annuity; and
4.	if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity’s Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled “Tax Considerations” for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner’s death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase

Assume that the Owner’s Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value less the amount of any Credits applied within 12-months prior to the date of death, whichever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the “Death Benefit Amount” less Purchase Payments reduced by proportional withdrawals.

Purchase Payments	=	$50,000
Account Value	=	$75,000
Basic Death Benefit	=	$75,000
Death Benefit Amount	=	$75,000– $50,000 = $25,000
Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit
	= $75,000 + $12,500 = $87,500

Examples with market decline

Assume that the Owner’s Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value less the amount of any Credits applied within 12-months prior to the date of death, whichever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the “Death Benefit Amount” less Purchase Payments reduced by proportional withdrawals.

APPENDIX E

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix E — Description and Calculation of Previously Offered Optional Death Benefits (this applies solely to APEX II, ASL II, and XT6)  continued

Purchase Payments	= $50,000
Account Value	= $40,000
Basic Death Benefit	= $50,000
Death Benefit Amount	= $50,000 – $50,000 = $0
Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit
= $50,000 + $0 = $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation

The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner’s death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example of market increase

Assume that the Owner’s Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease

Assume that the Owner’s Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease

Assume that the Owner’s Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

APPENDIX F

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix F — Selecting the Variable Annuity That’s Right for You

American Skandia Life Assurance Corporation offers several deferred variable annuity products. Each annuity has different features and benefits that may be appropriate for you based on your individual financial situation and how you intend to use the annuity.

The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay to stay in the contract. Additionally, differences may exist on various optional benefits such as guaranteed living benefits or death benefit protection.

Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

•	Your age;
•	The amount of your investment and any planned future deposits into the annuity;
•	How long you intend to hold the annuity (also referred to as investment time horizon);
•	Your desire to make withdrawals from the annuity;
•	Your investment return objectives;
•	The effect of optional benefits that may be elected, and
•	Your desire to minimize costs and/or maximize return associated with the annuity.

The following chart outlines some of the different features for each American Skandia Annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore you should carefully consider which features you plan to use when selecting your annuity. You should also consider the investment objectives, risks, charges and expenses of an investment carefully before investing.

In addition, the hypothetical illustrations below reflect the account value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted.

Your registered representative can provide you with prospectuses for one or more of these variable annuities noted in this document and can guide you through Selecting the Variable Annuity That’s Right for You.

American Skandia Annuity Product Comparison

Below is a summary of American Skandia’s annuity products. ASL II refers to American Skandia Lifevest® II, APEX II refers to American Skandia APEXSM II, ASAP III refers to American Skandia Advisor PlanSM III, and XTra Credit SIX refers to American Skandia XTra CreditSM SIX. You should consider the investment objectives, risks, charges and expenses of an investment in any Annuity carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your Financial Professional can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

APPENDIX F

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix F — Selecting the Variable Annuity That’s Right for You  continued

	ASL II	APEX II	ASAP III	XTra Credit SIX
Minimum Investment	$15,000	$10,000	$1,000	$10,000
Maximum Issue Age	No Maximum Age	85	80	75
Withdrawal Charge Schedule	None	4 Years (8.5%, 8%, 7%, 6%)	8 Years (7.5%, 7%, 6.5%, 6%, 5%, 4%, 3%, 2%)	10 Years (9%, 9%, 8.5% ,8%, 7%, 6%, 5%, 4%, 3%, 2%)
Insurance and Distribution Charge	1.65%	1.65%	1.25% years 1-8; 0.65% years 9+	1.65% years 1-10; 0.65% years 11+
Annual Maintenance Fee	Lesser of $35 or 2% of Account Value*	Lesser of $35 or 2% of Account Value*	Lesser of $35 or 2% of Account Value*	Lesser of $35 or 2% of Account Value
Contract Credit	No	Yes. Effective for Contracts issued on or after June 20, 2005, subject to state availability. Generally, we apply a Loyalty Credit to your Annuity’s Account Value at the end of your fifth contract year (i.e., on your fifth Contract Anniversary). The Loyalty Credit is equal to 2.75% (2.25% for contracts issued between June 20, 2005 and February 13, 2006) of total Purchase Payments made during the first four contract years less the cumulative amount of withdrawals made (including the deduction of any CDSC amounts) through the fifth Contract Anniversary	Yes. Effective for Contracts issued on or after February 13, 2006, subject to state availability. Generally, we apply a Loyalty Credit to your Annuity’s Account Value at the end of your fifth contract year (i.e., on your fifth Contract Anniversary). The Loyalty Credit is equal to 0.50% of total Purchase Payments made during the first four contract years less the cumulative amount of withdrawals made (including the deduction of any CDSC amounts) through the fifth Contract Anniversary

Yes. The amount of the credit applied to a purchase payment is based on the year the purchase payment is received, for the first 6 years of the contract as follows:

For contracts issued on or after February 13, 2006, subject to state availability, the credit percentages for each year, starting with the first, are 6.50%, 5.00%, 4.00%, 3.00%, 2.00%, and 1.00%.

Generally, for contracts issued prior to February 13, 2006, the credit percentage for the first year is 6.0%.

Fixed Rate Account (early withdrawals are subject to a Market Value Adjustment)	Fixed Rates Available (As of May 1, 2005 currently offering durations of: 1,2,3,5,7,10 years)	Fixed Rates Available (As of May 1, 2005 currently offering durations of: 1,2,3,5,7,10 years)	Fixed Rates Available (As of May 1, 2005 currently offering durations of: 1,2,3,5,7,10 years)	Fixed Rates Available (As of May 1, 2005 currently offering durations of: 1,2,3,5,7,10 years)
Variable Investment Options	All options available	All options available	All options available	All options available

APPENDIX F

AMERICAN SKANDIA ANNUITIES PROSPECTUS

	ASL II	APEX II	ASAP III	XTra Credit SIX
Standard Death Benefit	Prior to age 85: The greater of: purchase payments less proportional withdrawals or account value (no MVA Applied). On or after age 85: account value	The greater of: purchase payments less proportional withdrawals or account value (no MVA Applied).	The greater of: purchase payments less proportional withdrawals or account value (no MVA Applied).	The greater of: purchase payments less proportional withdrawals or account value (no MVA Applied) less an amount equal to the credits applied within the 12 months prior to date of death.
Optional Death Benefits (for an additional cost)[1]	Enhanced Beneficiary Protection (EBPII) Highest Daily Value (HDV) Highest Anniversary Value (HAV) Combo 5% Roll Up/HAV	EBP II, HDV, HAV, Combo 5% Roll-up /HAV	EBP II, HDV, HAV, Combo 5% Roll-up/HAV	EBP II, HDV, HAV, Combo 5% Roll-up /HAV
Living Benefits (for an additional cost)[2]	GRO/ GRO Plus, Guaranteed Minimum Withdrawal Benefit (GMWB), Guaranteed Minimum Income Benefit (GMIB), Lifetime Five, Spousal Lifetime Five	GRO/ GRO Plus, GMWB, GMIB, Lifetime Five, Spousal Lifetime Five	GRO/ GRO Plus, GMWB, GMIB, Lifetime Five, Spousal Lifetime Five	GRO/ GRO Plus, GMWB, GMIB, Lifetime Five, Spousal Lifetime Five
Annuity Rewards[3]	Not Available	Available after initial withdrawal period	Available after initial withdrawal period	Available after initial withdrawal period

Hypothetical Illustration

The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.

•	No subsequent deposits or withdrawals are made from the contract.
•	The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios and the charges that are deducted from the Annuity at the Separate Account level as follows4:
•	1.55% based on the fees and expenses of the underlying portfolios as of December 31,2004. The arithmetic average of all fund expenses are computed by adding portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table.
•	The Separate Account level charges include the Insurance Charge and Distribution Charge (as applicable).
•	The Annuity Value and Surrender Value are further reduced by the annual maintenance fee. For XTra Credit SIX, APEX II, and ASAP III, the Annuity Value and Surrender Value also reflect the addition of any applicable credits.

APPENDIX F

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix F — Selecting the Variable Annuity That’s Right for You  continued

The Annuity Value displays the current account value assuming no surrender while the Surrender Value assumes a 100% surrender on the day after the contract anniversary, therefore, reflecting the decrease in surrender charge where applicable. The values that you actually experience under an Annuity will be different than what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request). Shaded cells represent the product with the highest customer Surrender Value for the contract year. Multiple shaded cells represent a tie between two or more annuities.

0% Gross Rate of Return

	ASL II		APEX II		ASAP III		XTra Credit SIX
Yr	Annuity Value	Surrender Value	Annuity Value	Surrender Value	Annuity Value	Surrender Value	Annuity Value	Surrender Value
1	96,791	96,791	96,791	88,791	97,184	90,184	103,084	94,084
2	93,683	93,683	93,683	86,683	94,447	87,947	99,777	91,277
3	90,674	90,674	90,674	84,674	91,786	85,786	96,575	88,575
4	87,761	87,761	87,761	87,761	89,199	84,199	93,474	86,474
5	84,940	84,940	84,940	84,940	86,683	82,683	90,472	84,472
6	82,208	82,208	84,871	84,871	84,724	81,724	87,565	82,565
7	79,564	79,564	82,142	82,142	82,333	80,333	84,750	80,750
8	77,003	77,003	79,499	79,499	80,009	80,009	82,025	79,025
9	74,524	74,524	76,941	76,941	78,222	78,222	79,386	77,386
10	72,123	72,123	74,463	74,463	76,474	76,474	76,831	76,831
11	69,799	69,799	72,065	72,065	74,764	74,764	75,113	75,113
12	67,548	67,548	69,742	69,742	73,092	73,092	73,433	73,433
13	65,369	65,369	67,493	67,493	71,456	71,456	71,790	71,790
14	63,259	63,259	65,316	65,316	69,856	69,856	70,183	70,183
15	61,215	61,215	63,207	63,207	68,291	68,291	68,611	68,611
16	59,237	59,237	61,166	61,166	66,761	66,761	67,074	67,074
17	57,322	57,322	59,189	59,189	65,264	65,264	65,570	65,570
18	55,467	55,467	57,275	57,275	63,800	63,800	64,099	64,099
19	53,671	53,671	55,422	55,422	62,367	62,367	62,660	62,660
20	51,933	51,933	53,628	53,628	60,967	60,967	61,253	61,253
21	50,249	50,249	51,890	51,890	59,597	59,597	59,876	59,876
22	48,619	48,619	50,208	50,208	58,256	58,256	58,530	58,530
23	47,041	47,041	48,579	48,579	56,946	56,946	57,213	57,213
24	45,512	45,512	47,002	47,002	55,664	55,664	55,926	55,926
25	44,033	44,033	45,475	45,475	54,410	54,410	54,666	54,666
26	42,600	42,600	43,997	43,997	53,183	53,183	53,434	53,434
27	41,212	41,212	42,565	42,565	51,983	51,983	52,228	52,228
28	39,869	39,869	41,179	41,179	50,810	50,810	51,050	51,050
29	38,569	38,569	39,837	39,837	49,662	49,662	49,897	49,897
30	37,309	37,309	38,537	38,537	48,540	48,540	48,769	48,769

Assumptions:

a.	$100,000 initial investment
b.	Fund Expenses = 1.55%
c.	No optional death benefits or living benefits elected
d.	Annuity was issued on or after February 13, 2006

APPENDIX F

AMERICAN SKANDIA ANNUITIES PROSPECTUS

6% Gross Rate of Return

	ASL II		APEX II		ASAP III		XTra Credit SIX
Yr	Annuity Value	Surrender Value	Annuity Value	Surrender Value	Annuity Value	Surrender Value	Annuity Value	Surrender Value
1	102,635	102,635	102,635	94,635	103,053	96,053	109,271	100,271
2	105,340	105,340	105,340	98,340	106,198	99,698	112,116	103,616
3	108,115	108,115	108,115	102,115	109,440	103,440	115,035	107,035
4	110,964	110,964	110,964	110,964	112,781	107,781	118,031	111,031
5	113,888	113,888	113,888	113,888	116,223	112,223	121,107	115,107
6	116,890	116,890	119,712	119,712	120,286	117,286	124,263	119,263
7	119,970	119,970	122,867	122,867	123,958	121,958	127,503	123,503
8	123,131	123,131	126,104	126,104	127,742	127,742	130,827	127,827
9	126,376	126,376	129,427	129,427	132,441	132,441	134,240	132,240
10	129,706	129,706	132,838	132,838	137,313	137,313	137,742	137,742
11	133,124	133,124	136,338	136,338	142,365	142,365	142,774	142,774
12	136,632	136,632	139,931	139,931	147,602	147,602	147,991	147,991
13	140,232	140,232	143,618	143,618	153,032	153,032	153,401	153,401
14	143,927	143,927	147,403	147,403	158,661	158,661	159,009	159,009
15	147,720	147,720	151,287	151,287	164,498	164,498	164,823	164,823
16	151,613	151,613	155,273	155,273	170,549	170,549	170,851	170,851
17	155,608	155,608	159,365	159,365	176,823	176,823	177,102	177,102
18	159,708	159,708	163,565	163,565	183,328	183,328	183,582	183,582
19	163,917	163,917	167,875	167,875	190,072	190,072	190,300	190,300
20	168,236	168,236	172,298	172,298	197,064	197,064	197,265	197,265
21	172,669	172,669	176,839	176,839	204,313	204,313	204,487	204,487
22	177,219	177,219	181,498	181,498	211,829	211,829	211,975	211,975
23	181,889	181,889	186,281	186,281	219,622	219,622	219,737	219,737
24	186,682	186,682	191,190	191,190	227,701	227,701	227,786	227,786
25	191,601	191,601	196,228	196,228	236,078	236,078	236,130	236,130
26	196,650	196,650	201,399	201,399	244,762	244,762	244,782	244,782
27	201,832	201,832	206,706	206,706	253,766	253,766	253,752	253,752
28	207,151	207,151	212,153	212,153	263,101	263,101	263,051	263,051
29	212,609	212,609	217,743	217,743	272,780	272,780	272,693	272,693
30	218,212	218,212	223,481	223,481	282,815	282,815	282,690	282,690

Assumptions:

a.	$100,000 initial investment
b.	Fund Expenses = 1.55%
c.	No optional death benefits or living benefits elected
d.	Annuity was issued on or after February 13, 2006

APPENDIX F

AMERICAN SKANDIA ANNUITIES PROSPECTUS

Appendix F — Selecting the Variable Annuity That’s Right for You  continued

In addition, the following charts indicate the days (measured from the Issue Date) in which each annuity product would have the highest Surrender Value amongst the products listed given the above assumptions.

0% Gross Rate of Return

Product Name	Total Days in which Product’s Surrender Value is highest	Years from the Issue Date in which the Surrender Value is highest	Days within the period in which the Surrender Value is highest
APEX II	1460	4 5 6 7 8	1460 1461-1825 1826-2190 2191-2555 2556-2919
ASAP III	730	8 9 10	2920 2921-3285 3286-3649
Xtra Credit SIX	7301	10 11-30	3650 3651-10950
ASL II	1825	1-5	1-1825

6% Gross Rate of Return

Product Name	Total Days in which Product’s Surrender Value is highest	Years from the Issue Date in which the Surrender Value is highest	Days within the period in which the Surrender Value is highest
APEX II	729	6 7	1826-2190 2191-2554
ASAP III	1800	9 10 27 28-30	2946-3285 3286-3649 9855 9856-10950
Xtra Credit SIX	6962	4 5 7 8 9 10 11-26 27	1460 1461-1825 2555 2556-2920 2921-2991 3650 3651-9490 9491-9854
ASL II	1459	1-3 4	1-1095 1096-1459

Days listed assume 365 days per year and do not account for Leap Years.

*	Contract charges are waived for account values greater than $100,000.
1)	For more information on these benefits, refer to the “Death Benefit” section in the Prospectus.
2)	For more information on these benefits, refer to the “Living Benefit Programs” section in the Prospectus.
3)	The Annuity Rewards benefit offers Owners an ability to increase the guaranteed death benefit so that the death benefit will at least equal the Annuity’s account value on the effective date of the Annuity Rewards benefits, if the terms of the Annuity Rewards benefit are met.
4)	These reductions result in hypothetical net rates of return corresponding to the 0% and 6% gross rates of return, respectively as follows: ASLII –3.17% and 2.64%; APEX II –3.17% and 2.64%; ASAP III –2.78% and 3.05% in years 1–8 and –2.19% and 3.68% in years 9+, XTra Credit SIX –3.17% and 2.64% in years 1–10 and –2.19% and 3.68% in years 11+.

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS (PLEASE CHECK ONE)                  ASAPIII-PROS (05/2005),                  APEX2PROS (05/2005),                 , ASL2PROS (05/2005),                  XT6PROS (05/2005).

(print your name)

(address)

(city/state/zip code)

Variable Annuity Issued by:	Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE	AMERICAN SKANDIA
ASSURANCE CORPORATION	MARKETING, INCORPORATED
A Prudential Financial Company	A Prudential Financial Company
One Corporate Drive	One Corporate Drive
Shelton, Connecticut 06484	Shelton, Connecticut 06484
Telephone: 1-800-752-6342	Telephone: 203-926-1888
http://www.americanskandia.prudential.com	http://www.americanskandia.prudential.com

MAILING ADDRESSES:

AMERICAN SKANDIA — VARIABLE ANNUITIES

P.O. Box 7960

Philadelphia, PA 19176

EXPRESS MAIL:

AMERICAN SKANDIA — VARIABLE ANNUITIES

2101 Welsh Road

Dresher, PA 19025